As filed with the Securities and Exchange Commission on April 8, 2002           Registration No. 333-______
===========================================================================================================

                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington D.C. 20549
                              _______________________
                                     FORM F-3

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Cardiome Pharma Corp.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

       Canada                              2834                  Not Applicable
(State or other jurisdiction of  (Primary Standard Industrial   (IRS Employer
incorporation or organization)   Classification Code Number) Identification No.)

                                 3650 Wesbrook Mall
                             Vancouver, British Columbia
                                   Canada V6S 2L2
                                    (604)222-5577

--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                  Mark Rogers
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 554-4300

--------------------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    _______________________________________
                       Copies of all communications to:

                               Gary J. Kocher, Esq.
                              Annette D. Elinger, Esq.
                             Preston Gates & Ellis LLP
                           701 Fifth Avenue, Suite 5000
                           Seattle, Washington 98104-7078
                                  (206) 623-7580

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]

   If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box:   [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                              Maximum
          Title of securities             Amount to           aggregate           Proposed Maximum Per              Amount of
           to be registered            be registered(1)       offering           Share Offering Price(3)         registration fee
                                                              price (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common shares, no par value             9,838,828            $17,513,113                 $1.78                     $1,611.21
===================================================================================================================================
</TABLE

(1) Includes (i) 8,203,396 common shares that were issued in the merger with Paralex, Inc., (ii) 739,409 common shares that were sold to persons in the United States pursuant to a private placement, (iii) 184,854 common shares issuable upon the exercise of warrants issued to persons in the United
      States in connection with the sale of units; (iv) upon the exercise of warrants to purchase 418,935 units (consisting of common shares and warrants) issued to persons in the United States in connection with the sale of common shares, 418,935 common shares and 104,734 common shares issuable upon the exercise of warrants, and (v) 187,500 common shares issuable upon the exercise of warrants issued to Paramount Capital, Inc. in connection with an Introduction Agreement dated August 10, 2001.
(2) All shares registered pursuant to this registration statement are to be offered by selling shareholders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the bid and asked price of Cardiome's common shares on the NASD
      OTC Electronic Bulletin Board on April 4, 2002.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY
PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED APRIL 8, 2002.

                                 9,838,828 Shares


                               Cardiome Pharma Corp.
                                    _____________

                                    Common Shares
                                    _____________

   This is an offering of common shares by certain shareholders of Cardiome Pharma Corp. The selling shareholders will receive all of the net proceeds from the sale of the common shares, less any commissions or discounts paid to brokers or other agents. The selling shareholders may sell their shares from time to time in transactions on the NASD OTC Electronic Bulletin Board or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

   We will not receive any proceeds from the sale of our common shares by the selling shareholders. However, we may receive proceeds from the sale of certain shares issuable upon the exercise of any warrants that may be exercised by certain of the selling shareholders.

   Our common shares are currently listed on the Toronto Stock Exchange, or TSE, under the symbol "COM," and are currently quoted in the United States on the NASD OTC Electronic Bulletin Board under the symbol "COMRF." On April 5, 2002 the closing price of our common shares was Cdn. $2.65 per share on the TSE and the last trade on the NASD OTC Electronic Bulletin Board was U.S.$1.55 per share.

   Investing in our common shares involves substantial risks which are described in the "Risk Factors" section beginning on page 5.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is ____________, 2002.

Page i

                              __________________________

                                 TABLE OF CONTENTS

                                  Page                                     Page


PROSPECTUS SUMMARY                   1   DIVIDEND POLICY                     20
RISK FACTORS                         5   SELLING SECURITY HOLDERS            20
SPECIAL NOTE REGARDING                   PLAN OF DISTRIBUTION                25
   FORWARD-LOOKING STATEMENTS       14   LEGAL MATTERS                       26
USE OF PROCEEDS                     15   EXPERTS                             26
CURRENCY EXCHANGE RATES             16   WHERE YOU CAN FIND MORE
CAPITALIZATION                      17      INFORMATION                      26
NATURE OF TRADING MARKET            19   INCORPORATION BY REFERENCE          27

                              __________________________

You should rely only on the information contained in or incorporated by reference in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should not assume that the information in this document is accurate as of any date other than the date on the front of this prospectus.

                              PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus and the incorporated information before making an investment decision. In this prospectus, the terms "Cardiome," "we," "our" and "us" refer to Cardiome Pharma Corp., our subsidiaries and our predecessor. All references to dollars ($) in this documents are expressed in Canadian funds, unless otherwise indicated. On April 5, 2002, the exchange rate for one U.S. dollar expressed in Canadian dollars was $1.5900 based upon the Federal Reserve Bank of New York noon buying rate. All references to number of shares and similar information gives effect to a four-to-one reverse stock split we completed on March 8, 2002.

                              Cardiome Pharma Corp.

Overview

   We are a drug discovery and development company focused on developing proprietary drugs to treat or prevent cardiac diseases. We have drug discovery and development efforts targeting the treatment of cardiac arrhythmias, through the use of atria-selective ion channel modulating drug candidates, and congestive heart failure, through the use of drugs known to inhibit the enzyme xanthine oxidase.

Current Research and Development Projects

   Our current projects include three projects targeting cardiac arrhythmia and a fourth targeting congestive heart failure. Cardiac arrhythmias are disturbances in heart rate and rhythm. There are two broad types of arrhythmia: atrial arrythmia and ventricular arrythmia. Atrial arrhythmias affect the two upper chambers of the heart and are less directly life-threatening but more widespread than ventricular arrythmias. Ventricular arrhythmias affect the two lower chambers of the heart and have immediate life-threatening implications whenever they occur. Our antiarrhythmic projects address both types.
Congestive heart failure is a disease characterized by an inability of the heart to pump blood commensurate with the body's metabolic needs. An imbalance between left ventricular performance and myocardial oxygen consumption leads to a decrease in the heart's contractile efficiency.

   The following table indicates the name of our product candidate, the therapeutic focus of the product and the stage of development of the project.


   Product
   Candidate               Therapeutic Focus             Stage of Development
---------------   -----------------------------------  -------------------------
   RSD1235        Atrial Arrhythmia                    Phase II clinical trial
   RSD1122        Atrial and Ventricular Arrhythmia    Pre-clinical
   Kv1.5          Atrial Arrhythmia                    Pre-clinical
   Oxypurinol     Congestive Heart Failure             Preparation for Phase II
                                                        clinical trial

RSD1235   RSD1235 is an atrial antiarrhythmic agent that is suitable for intravenous administration in a hospital setting and may be developed for chronic oral therapy. This project is currently in a Phase II clinical trial using intravenous administration to convert new onset atrial fibrillation patients to normal heart rhythm. Our Phase II clinical trials involve studies in a limited human population (60) to determine the efficacy of the product for specific, targeted indications, determine optimal dosage and identify possible adverse effects and safety risks. We commenced a Phase II clinical trial on the intravenous application of RSD1235 in December 2001. Results from the trial are expected by the second half of 2002. Subject to successful completion of this trial and the availability of sufficient financial resources, we plan to initiate a Phase I clinical trial on the oral application of RSD1235 by the second half of 2002.

RSD1122   RSD1122 is an orally-active agent to treat ventricular or atrial arrhythmia. Cardiome is currently evaluating whether or not to carry out and fund further research and development on this drug candidate. This project is in the pre-clinical stage. Pre-clinical development includes pharmacological and efficacy testing in animals, the toxicology testing and formulation work based on in-vitro results. After completing pre-clinical studies, the product must be taken through Phase I, II and III clinical trials before we can apply for regulatory approval to market the product.

Kv1.5     Our Kv1.5 project is a discovery-stage project focused on
discovering an agent that treats atrial arrhythmia by selectively blocking a specific ion channel found only in atrial cardiac tissue. An ion channel is a specialized pore in the membrane of cells which assist in controlling and transferring electrical impulses called "action potentials," in the cell. This project is in the pre-clinical stage.

Oxypurinol.   In our oxypurinol project, we expect to determine if oxypurinol is a safe and effective therapy for the treatment of congestive heart failure. We plan to file an investigational new drug application, or IND, with the U.S. Food and Drug Administration, or FDA, to begin a Phase II clinical trial on the oral application of oxypurinol to congestive heart failure by the second half of 2002. We plan to extend the Phase II clinical trial to include drug interaction as well as formulation development and toxicology testing and completion of a Phase I study on the intravenous application. In addition, we have an option for US$250,000 until December 2002 to acquire the rights to clinical trial data for oxypurinol in the treatment of allopurinol intolerant hyperuricemia (gout), a metabolic disease.

   We are currently conducting our own research and development on our product candidates. We do not plan to develop an in-house marketing or manufacturing capability. As part of our business strategy, we will seek collaborative partners to spearhead late-stage development and marketing of these product candidates.

Summary of Research and Development and Financing History

   Since 1992, Cardiome has been involved in research and development of technology acquired from the University of British Columbia for antiarrhythmic uses. Until 2001, we were also developing this technology for local anaesthetic and other uses. In addition, in 1997, we acquired technology from Drs. Mcleod and Quastel of the University of British Columbia and carried out research and development of compounds for the treatment of pain (until early 1999) and cough (until late 2000) and did some initial pre-clinical work on a compound for erectile dysfunction (until early 2000). In August 1999, we closed a $5.1 million private placement and in April 2000, we closed a $7.8 million private placement to Canadian institutional investors. In October 2000, we entered into a license agreement with AstraZeneca for the development and marketing of RSD1122. This agreement will be terminated effective June 2002 and the rights to the compound and all data associated with RSD1122 will be returned to Cardiome as we received notice from AstraZeneca that they do not intend to proceed with the clinical development of RSD1122. The Company intends to evaluate all of the pre-clinical data provided and decide whether or not to proceed with additional work on the pre-clinical compound. In January 2001, we narrowed our focus to the cardiac area and have since allocated all of our resources to our three current arrhythmia projects. In July 2001, we completed a Phase I clinical trial for RSD1235 and have recently begun a Phase II trial of RSD1235. In October 2001, we closed a $1.1 million private placement to existing investors. In March 2002 we closed a simultaneous public offering in Canada and private placement to United States investors raising $30.9 million (the equivalent of approximately U.S.$19.5 million) and acquired Paralex, Inc. by merger of our wholly owned subsidiary Cardiome, Inc. into Paralex, Inc. See "-Recent Developments" below.

   The Company was incorporated under the British Columbia Company Act on December 12, 1986 under the name Nortran Resources Ltd. In June 1992, the Company changed the focus of its business from mining exploration to drug research and development and changed its name to Nortran Pharmaceuticals Inc. In June 2001, the Company changed its name to Cardiome Pharma Corp. to reflect the Company's strategic focus on discovering and developing cardiac drugs. On March 8, 2002, we completed a four-to-one reverse stock split and continued under the Canada Business Corporations Act.

   The address of the principal office of the Company is 3650 Wesbrook Mall, Vancouver, British Columbia, V6S 2L2, and the address of its registered office is 1400 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9.

                             Recent Developments


   On March 8, 2002, we completed the acquisition of all of the outstanding shares of Paralex, Inc. in exchange for 8,203,396 common shares. On March 8, 2002 we completed a concurrent financing of $30.9 million (the equivalent of approximately U.S.$19.5 million) and issued 9,309,657 common shares along with warrants for the purchase of 2,327,414 common shares. Of the securities issued for the financing, 739,409 common shares were issued to investors in the United States in connection with an offering of our common shares along with warrants for the purchase of 184, 854 common shares.

   Prior to the acquisition, Paralex was a private, New York based development-stage bio-pharmaceutical company that has licensed from The Johns Hopkins University certain intellectual property (which we refer to as the JHU License), relating to the use of oxypurinol and other related compounds called xanthine oxidase inhibitors, or XO Inhibitors, for the treatment of congestive heart failure, other cardiovascular disorders and neuromuscular disease. Paralex has also licensed from ILEX Oncology, Inc. (which we refer to as the ILEX License), rights to oxypurinol clinical data, drug supply and know-how (which we refer to as the ILEX Technology) and an option on rights to oxypurinol, for the treatment of gout, a metabolic disease. Oxypurinol has been studied in humans and is utilized in a compassionate use program for patients who are allergic to allopurinol, a conventional treatment for gout. Both of these licenses may allow Cardiome to potentially advance its XO Inhibitors for treatment of congestive heart failure directly into Phase II clinical development for congestive heart failure using oxypurinol, an agent that has extensive human clinical data for non-cardiovascular indications.

   In connection with and as part of the acquisition, on March 8, 2002 we effected a four-to-one reverse stock split resulting in our outstanding common shares being reduced from 113,172,393 to 28,293,098 and our fully diluted common shares being reduced from 136,370,232 to 34,092,558.

   Subsequent to the Paralex acquisition and financing, we reconstitued our board of directors. Mark Rogers, MD (newly elected chairman), Myron Weisfeldt, MD, Ralph Snyderman, MD, Fred Mermelstein, PhD and Elizabeth Rogers, MD joined previous board members Michael Walker, PhD (founder and former chairman); Robert Rieder, MBA, president and CEO; Alan Ezrin, PhD, chief scientific officer and Kim Sun Oh.

   On March 28, 2002 we announced that we had received notice from AstraZeneca that AstraZeneca does not intend to proceed with clinical development of our preclinical compound RSD1122. In accordance with our agreement with them, AstraZeneca will return all rights and preclinical data associated with the compound to us in June 2002. We will evaluate the AstraZeneca preclinical data and, following consultation with our board of directors and scientific advisory board, decide future plans for this preclinical drug candidate.

                             Summary Financial Data

   The following table summarizes our financial data, which has been derived from our consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles which conforms to U.S. generally accepted accounting principles except as disclosed in note 16 to the consolidated financial statements. You should read our consolidated financial statements and the notes thereto as well as the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this Prospectus from Exhibit 3 to our report on Form 6-K filed on April 8, 2002.

                                                     Year Ended       Year Ended       Year Ended
                                                    November 30,     November 30,     November 30,
                                                         2001           2000(1)          1999
                                                    -------------    -------------    -------------
        OPERATING DATA

        Revenue
           Research collaborative, licensing
             and option fees                        $     197,028    $      92,095    $     482,876
           Grant income                                    88,137          135,363           45,810
           Interest and other income                      347,078          495,894          258,395
                                                    -------------    -------------    -------------
           Total:                                   $     632,243    $     723,352    $     787,081
        Expenses
           Research and development expenses        $   5,498,838    $   4,732,656    $   3,585,593
           General and administration expenses          1,741,193        1,569,044          997,890
           Amortization                                   550,097          917,288          654,918
                                                    -------------    -------------    -------------
           Total:                                   $   7,790,128    $   7,218,988    $   5,238,401
        Net Loss for the year                       $  (7,157,885)   $  (6,495,636)   $  (4,451,320)

        Net loss per common share(2) (3)                    (0.69)           (0.69)           (0.66)
        Weighted average number of outstanding
           shares(2) (3)                               10,304,579        9,359,210        6,707,933
        BALANCE SHEET DATA
        Assets
           Current assets                           $   4,430,791    $  10,610,052
           Capital assets                                 302,583          452,970
           Other assets                                 1,536,249        2,009,018
                                                    -------------    -------------
           Total assets:                            $   6,269,623    $  13,072,040

        Long term liabilities                                -              91,306

        Deferred revenue                                1,348,374        1,499,598

        Shareholders' Equity
           Share capital                               32,251,393       32,235,393
           Special warrants                               966,000             -
           Contributed surplus                          1,192,266        1,056,266
           Deficit                                  $ (30,396,110)   $ (22,810,225)
                                                    -------------    -------------
           Total shareholders' equity                   4,013,549       10,481,434


(1) Effective June 1, 2001, we changed our accounting policy for recognizing license fees to be consistent with U.S. GAAP, as clarified by Staff Accounting Bulletin 101 Revenue Recognition in Financial Statements, which was issued by the U.S. Securities and Exchange Commission (the "SEC") in December 1999. The change has been applied retroactively as disclosed under Note 3(b) of our consolidated financial statements for the year ended November 30, 2001.
(2) After giving effect to our four-to-one reverse stock split on March 8, 2002. As of April 3, 2002, there were 28,293,098 common shares issued and outstanding (34,092,558 on a fully-diluted basis).
(4) Prior to giving effect to our four-to-one split, net loss per share were $0.17, $0.17 and $0.17, and weighted average number of outstanding shares were 41,218,314, 37,436,839 and 26,831,730 for the fiscal year ended
      November 30, 2001, 2000 and 1999 respectively.

                                   RISK FACTORS

   You should consider carefully the following risks and other information included and incorporated by reference in this prospectus, including our historical consolidated financial statements and related notes, before you decide to purchase our common shares. The following risks and uncertainties are not the only ones we face. However, these are the risks our management believes are material. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common shares could decline and you could lose part or all of your investment.

We are establishing a new pharmaceutical development business and have no developed or approved products

   We are in the early drug discovery and development stage and are subject to all of the risks associated with the establishment of a new business enterprise. Our proposed products are currently in the research and development stage and no revenues have been generated to date from product sales, nor do we expect to generate any product revenues in the immediate future, if ever. As a result, our business must be evaluated in light of the problems, delays, uncertainties and complications encountered in connection with a newly established pharmaceutical development business. The risks include, but are not limited to:

   - the possibilities that any or all of our potential products will be found to be ineffective,
   - that our products, once developed, although effective, are not economical to market,
   - that third parties hold proprietary rights that preclude us from marketing such products,
   -   that third parties market superior or equivalent products, or
   - we fail to receive necessary regulatory clearances for our proposed products.

   To achieve profitable operations, we must successfully develop, obtain regulatory approval for, introduce and successfully market, at a profit, products that are currently in the research and development phase. Most of the pre-clinical research and clinical development work and testing for our product candidates remains to be completed. We are not currently profitable, and no assurance can be given that:

   -   our research and development efforts will be successful;
   -   that required regulatory approvals will be obtained;
   -   that any product will be safe and effective;
   - that any products, if developed and introduced, will be successfully marketed or achieve market acceptance; or
   - that products can be marketed at prices that will allow profitability to be achieved.

   Our failure to successfully develop, obtain regulatory approval for, or introduce and market our products that are under development would have a material adverse effect on our business, financial condition and results of operations.

   Information incorporated by reference in this Prospectus includes estimates of the number of patients who have received or might have been candidates to use a specific product. There can be no assurance that such estimates accurately reflect the true market or the extent to which such product, if successfully developed, will actually be used by patients. Furthermore, there can be no assurance that sales of such product, if any, for such uses will be profitable even if patient use occurs.

We have limited revenues, a history of significant losses and an accumulated deficit

   We have had no sales revenue to date. Although we have been involved in the pharmaceuticals industry since 1992, we have been engaged only in research and development. We have generated limited non-sales revenue and have incurred significant operating losses, including net losses of $7,157,885, $6,495,636, and $4,451,320 for the years ended November 30, 2001, 2000 and 1999 respectively. Our revenues were $632,243, $723,352 and $787,081 for the years ended November 30, 2001, 2000 and 1999, respectively. Our future growth and profitability will be principally dependent upon our ability to successfully complete development of, obtain regulatory approvals for, and market or license our proposed products. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate that we will incur substantial operating expenses in connection with the research, development, testing and approval of our proposed products and we expect these expenses to result in continuing and significant operating losses until such time as we are able to achieve adequate revenue levels. There can be no assurance that we will be able to significantly increase revenues or achieve profitable operations.

We will have additional future capital needs and there are uncertainties as to our ability to raise additional funding

   While we recently closed an offering through which we raised gross proceeds of approximately $30.9 million (the equivalent of approximately U.S.$19.5 million), we will require substantial capital resources in order to conduct our operations. Our future capital requirements will depend on many factors, including, among other things, the following:

   - continued scientific progress in our discovery, research and development projects;

   -   the magnitude and scope of these activities;

   - our ability to establish corporate collaborations and licensing arrangements;

   -   progress with pre-clinical studies and clinical trials;

   -   the time and costs involved in obtaining regulatory approvals;

   - the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

   - the potential need to develop, acquire or license new technologies and products; and

   -   other factors not within our control.

   We intend to seek such additional funding through corporate collaborations, public or private equity or debt financing and capital lease transactions; however, there can be no assurance that additional financing will be available on acceptable terms, if at all. Additional equity financing could result in significant dilution to our shareholders. If sufficient capital is not available, we may be required to delay, reduce the scope of, eliminate or divest of one or more of our discovery, research or development projects, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our share price has experienced volatility and may be subject to fluctuation in the future based on market conditions

   The market prices for the securities of biotechnology companies, including our own, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. Certain factors such as our announcements, competition by new therapeutic products or technological innovations, government regulations, fluctuations in our operating results, results of clinical trials, public concern on safety of drugs generally, general market conditions and developments in patent and proprietary rights can have an adverse impact on the market price of our common shares.

We have no assurance that any products we develop will receive regulatory approval and changes in regulatory policy could cause potential delays in receiving approval

   The pre-clinical studies and clinical trials of any products developed by us or our corporate collaborators and the manufacturing, labeling, sale, distribution, export or import, marketing, advertising and promotion of any of those products are subject to regulation by federal, provincial, state and local governmental authorities in the United States, principally by the Food and Drug Administration, or FDA, in Canada by the Therapeutic Products Directorate, or TPD, and by other similar agencies in other countries. Any product developed by us or our corporate collaborators, if any, must receive all relevant regulatory approvals or clearances before it may be marketed and sold in a particular country. The regulatory process, which includes extensive pre-clinical studies and clinical trials of each product in order to establish its safety and efficacy, is uncertain, can take many years and requires the expenditure of substantial resources. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory approval or clearance. In addition, delays or rejections may be encountered based upon changes in regulatory policy during the period of product development and/or the period of review of any application for regulatory approval or clearance for a product. Delays in obtaining regulatory approvals or clearances would adversely affect the marketing of any products developed by us or our corporate collaborators, if any, impose significant additional costs on us and our corporate collaborators, diminish any competitive advantages that we or our corporate collaborators may attain and adversely affect our ability to receive royalties and generate revenues and profits. There can be no assurance that, even after such time and expenditures, any required regulatory approvals or clearances will be obtained for any products developed by us.

   Regulatory approval, if granted, may entail limitations on the indicated uses for which a new product may be marketed that could limit the potential market for such product, and product approvals, once granted, may be withdrawn if problems occur after initial marketing. Furthermore, manufacturers of approved products are subject to pervasive review, including compliance with detailed regulation governing good manufacturing practices. Failure to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to renew marketing applications and criminal prosecution.

   We are also subject to numerous federal, provincial and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals, the environment and the use and disposal of hazardous substances, used in connection with our discovery, research and development work. In addition, we cannot predict the extent of government regulations which might have an adverse effect on the discovery, development, production and marketing of our products, and there can be no assurance that we will not be required to incur significant costs to comply with current or future laws or regulations or that we will not be adversely affected by the cost of such compliance.

   We believe we can use the safety and efficacy data from clinical trials of oxypurinol in the gout application, to advance the clinical trial process of oxypurinol for the treatment of congestive heart failure. However, there can be no assurance that the FDA will accept this prior clinical data for the congestive heart failure application or that we will be able to proceed with Phase II studies with oxypurinol for congestive heart failure.

We cannot provide assurance that upon development our products will find market acceptance

   There can be no assurance that any products that we or any future corporate collaborators develop, will be approved for marketing or will ever achieve market acceptance. Our developed products, may compete with a number of traditional drugs and therapies manufactured and marketed by major pharmaceutical and biotechnology companies, as well as new products currently under development by such companies and others. The degree of market acceptance of any products we develop will depend on a number of factors, including (1) the establishment and demonstration of the clinical efficacy and safety of the product candidates, (2) their potential advantage over alternative treatment methods and reimbursement policies of government and (3) third party payors. There can be no assurance that physicians, patients or the medical community in general will accept and utilize any products that we may develop.

We have substantial competition in the pharmaceutical industry and with respect to products we are developing

   The pharmaceutical industry is very competitive. Many companies, as well as research organizations, currently engage in or have in the past engaged in efforts related to the development of products in the same therapeutic areas as we do.

   Many of the companies developing competing technologies and products have significantly greater financial resources and expertise in discovery, research and development, manufacturing, pre-clinical studies and clinical testing, obtaining regulatory approvals and marketing than we do. Other smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Academic institutions, government agencies and other public and private research organizations may also conduct research, seek patent protection and establish collaborative arrangements for discovery, research, clinical development and marketing of products similar to what we do. These companies and institutions compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our projects. We will face competition with respect to product efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent position, including potentially dominant patent positions of others. There can be no assurance that competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization than us and our corporate collaborators, or that such competitive products will not render our products obsolete.

We are dependent upon our key personnel, who are necessary for us to achieve our scientific and business objectives

   We are dependent on certain of our directors, officers, employees, consultants and scientific advisors, the loss of whose services might significantly delay or prevent achievement of our scientific or business objectives. Competition among biotechnology and pharmaceutical companies for qualified employees is intense, and the ability to retain and attract qualified individuals is critical to our success. There can be no assurance that we will be able to attract and retain such individuals currently or in the future on acceptable terms, or at all, and the failure to do so would have a material adverse effect on our business, financial condition and results of operations. In addition, we do not maintain "key person" life insurance on any of our officers, employees or consultants. We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategy. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, these collaborators may have arrangements with other companies to assist such other companies in developing technologies that may prove competitive to us.

Our products will rely on licenses of proprietary technology owned by third parties

   The manufacture and sale of any products developed by us will involve the use of processes, products, or information, the rights of which are owned by third parties. Specifically, the rights to oxypurinol, held by Paralex, our wholly owned subsidiary, are under license pursuant to the license with The Johns Hopkins University, or JHU License and the license with ILEX Oncology, Inc., or ILEX License. Although we have obtained licenses or rights with regard to the use of certain of such processes, products, and information, there can be no assurance that such licenses or rights will not be terminated or expire during critical periods, that we will be able to obtain licenses or other rights which may be important to us, or, if obtained, that such licenses will be obtained on favourable terms. Some of these licenses provide for limited periods of exclusivity that may be extended only with the consent of the licensor. There can be no assurance that extensions will be granted on any or all such licenses. This same restriction may be contained in licenses obtained in the future.

We rely on proprietary technology, the protection of which can be unpredictable and costly

   Our success will depend in part upon our ability and that of our future corporate collaborators, to obtain patent protection or patent licenses. The composition of matter patents for oxypurinol, Paralex's key drug candidate, have expired. The JHU License provides for patent rights as they relate to the commercial use of xanthine oxidase inhibitors, or XO Inhibitors for cardiovascular disease via the sensitizing of muscle cells to calcium ions. There is no assurance that this is the method of action of XO Inhibitors. In order to obtain patent protection surrounding oxypurinol, Paralex will be required to file patent applications relating to novel processes for manufacturing, delivery, use, new formulations or other aspects of oxypurinol. We intend to file, when appropriate, patent applications with respect to inventions. There can be no assurance, however, that any patents will be issued or that, if issued, they will be of commercial value. In addition, it is impossible to anticipate the breadth or degree of protection that patents will afford products developed by us or the underlying technology. There can be no assurance that (i) any patents issued covering such products or any patents licensed to us will not be successfully challenged; (ii) such products will not infringe the patents of third parties; or (iii) patents of third parties may not have to be designed around, potentially causing increased costs and delays in product development and introduction or precluding us from developing, manufacturing, or selling our planned products. The scope and validity of patents which may be obtained by third parties, the extent to which we may wish or need to obtain patent licenses, and the cost and availability of such licenses are currently unknown. If such licenses are obtained, it is likely they would be royalty-bearing which could reduce our income. If licenses cannot be obtained on an economical basis, delays in market introduction of our planned products could occur or introduction could be prevented, in some cases after the expenditure of substantial funds. If we defend or contest the validity of patents relating to our products or the products of a third party, we could incur substantial legal expenses with no assurance of success.

   In certain instances, we may elect not to seek patent protection but instead rely on the protection of our technology through confidentiality agreements.
The value of our assets could be reduced to the extent that other persons obtain patents, or confidential measures are breached or become unenforceable. There can be no assurance that third parties may not independently develop or obtain similar technology and such third parties may be able to market competing products and obtain regulatory approval through a showing of equivalency to one of our products which has obtained regulatory approvals, without being required to undertake the same lengthy and expensive clinical studies that we would have already completed.

   Litigation may also be necessary to enforce patents issued or licensed to us or to determine the scope and validity of a third party's proprietary rights. We could incur substantial costs if we are required to defend ourselves in patent suits brought by third parties, if we participate in patent suits brought against or initiated by our corporate collaborators of if we initiate such suits. There can be no assurance that funds or resources would be available to us in the event of any such litigation. Additionally, there can be no assurance that we would prevail in any such action. An adverse outcome in litigation or an interference to determine priority or other proceeding in a court or patent office could subject us to significant liabilities, require disputed rights to be licensed from third parties or require us to cease using certain technology or products, any of which may have a material adverse effect on our business, financial condition and results of operations.

The inability to manage our future growth could impair our operations and financial results

   Our future growth, if any, may cause a significant strain on our management, operational, financial and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, manufacturing and management information systems and to expand, train, manage and motivate our employees. These demands may require the addition of management personnel and the development of additional expertise by management. Any increase in resources devoted to research, product development and marketing and sales efforts without a corresponding increase in our operational, financial, manufacturing and management information systems could have a material adverse effect on our business, financial condition, and results of operations.

   In particular, the anticipated benefits of the acquisition of Paralex, Inc. will not be achieved unless we are successfully combined with Paralex, Inc. in a smooth and timely manner. The combination of our business with Paralex, Inc. will require integration of research and development and administrative operations. The transition to a combined company may require substantial attention from management, which has limited experience in integrating companies. The diversion of management attention and any difficulties encountered in the transition process could have an adverse impact on our ability to successfully pursue the development of the drug candidates expected to be retained by us. The risks associated with our absorption of expenses and ongoing cash requirements of Paralex, Inc. will increase the pressure on us to achieve synergistic cost reductions as rapidly as possible and, if we are unable to do so, our financial position may be impaired. There can be no assurance of the extent to which cost savings and efficiencies will be achieved by us.

We are uncertain as to our ability to list our common shares on the Nasdaq National Market, Small Cap Market or American Stock Exchange

   We intend to apply to have our common shares listed on either the Nasdaq National Market, Nasdaq SmallCap or the American Stock Exchange, or AMEX. Although we completed a four-to-one reverse stock split on March 8, 2002, the price of our common shares might not increase proportionately with the decrease in the number of outstanding shares. Accordingly, subsequent share consolidations (or reverse stock split) could be required in order to comply with minimum bid requirements. Subsequent share consolidations may result in our failing to meet the minimum public float requirement. Accordingly, even if we are able to become listed, we may not be able to comply with all of the listing criteria required to continue a Nasdaq National Market or SmallCap Market or an AMEX listing. Additionally, we may not be able to maintain the minimum shareholders' equity, market capitalization, net income, public float, market maker and number of shareholder requirements in order to obtain and/or maintain a listing on the Nasdaq National Market, Nasdaq SmallCap Market or AMEX.

If we develop products with commercial potential, we have no experience in commercial manufacturing

   We have no experience manufacturing commercial quantities of products and do not currently have the resources to manufacture any products that we may develop. Accordingly, if we were able to develop any products with commercial potential, we would either be required to develop the facilities to manufacture independently or be dependent upon securing a contract manufacturer or entering into another arrangement with third parties to manufacture such products. There can be no assurance that we would be able to develop such capabilities or that the terms of any such arrangement would be favourable to permit the products to compete effectively in the marketplace.

   We intend to contract with ILEX or others for the manufacture of oxypurinol. We may need to contract with additional manufacturers. There can be no assurance, however, that we will be able to identify and qualify any such manufacturers, and, if able to do so, that any such manufacturing agreements will contain terms that are favourable to us, if at all. We have and will rely on contract manufacturers for the foreseeable future to produce quantities of products and substances necessary for research and development, pre-clinical trials, human clinical trials and product commercialization. There can be no assurance that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. There can be no assurance that third party manufacturers will be able to meet our needs with respect to timing, quantity and quality. If we are unable to contract for a sufficient supply of required products and substances on acceptable terms, or if we should encounter delays or difficulties in our relationships with manufacturers, our research and development, pre-clinical and clinical testing would be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of such products. Any such delay may have a material adverse effect on our business, financial condition and results of operations.

If we manufacture pharmaceutical products, the products will need to comply with good manufacturing practices in the U.S., Canada or other jurisdictions

   The manufacturer of our pharmaceutical products, if any, will be subject to current good manufacturing practices, or GMP, or similar regulations prescribed by the FDA in the United States, the TPD in Canada and similar authorities prior to the commercial manufacture of any such products in the countries where the products are manufactured. There can be no assurance that we or any entity manufacturing products on our behalf will be able to comply with GMP or satisfy certain regulatory inspections in connection with the manufacture of our proposed products. Failure or delay by any manufacturer of our products to comply with GMP or similar regulations or satisfy regulatory inspections would have a material adverse effect on us.

We do not have the marketing expertise needed for the commercialization of our products

   Although we do not have any foreseeable need to market products because we are in the development stage, we do not currently have the resources to market the products that we may develop. Marketing of new products and processes presents greater risks than are posed by the continued marketing of proven products and processes. Accordingly, if we are able to develop any products with commercial potential, we would either have to develop a marketing capability (including a sales force) or attempt to enter into a joint venture, license, or other arrangement with third parties to provide a substantial portion of the financial and other resources needed to market such products. There can be no assurance that we would be able to develop such a marketing capability or enter into such joint venture, license or other arrangement with a third party on favourable terms or at all. In any event, extensive licensing or joint venture agreements might result in reduced income than if we marketed the products ourselves.

Our success is dependent upon the management of our corporate collaborations for services needed for the development of our products

   The success of our business strategy is largely dependent on our ability to enter into corporate collaborations for matters such as the development of, clinical testing of, seeking regulatory approval for and commercialization of our pharmaceutical products, and to effectively manage the relationships that may come to exist as a result of this strategy. We are currently seeking corporate collaborators, but there can be no assurance that such efforts will lead to the establishment of any such corporate collaborations on favourable terms, or at all, or that if established, any such corporate collaborations will result in the successful development of our products or the generation of significant revenues.

   Because we would enter into research and development collaborations at an early stage of product development, our success is highly reliant upon the performance of our future corporate collaborators, if any. The amount and timing of resources to be devoted to activities by corporate collaborators are not within our direct control, and there can be no assurance that any of our future or existing corporate collaborators will commit sufficient resources to our research and development projects or the commercialization of our products. There can be no assurance that our corporate collaborators, if any, will perform their obligations as expected. There can also be no assurance that our future and existing corporate collaborators will not pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us or that disputes will not arise with respect to ownership of technology developed under any such corporate collaborations.

   Because the success of our business is largely dependent upon our ability to enter into corporate collaborations and to effectively manage issues that arise from such collaborations, management of these relationships will require significant time and effort from our management team and effective allocation of our resources. There can be no assurance that we will be able to simultaneously manage a number of corporate collaborations.

The manufacture of pharmaceutical products may expose us to product liability claims

   The products we will attempt to develop will, in most cases, undergo extensive clinical testing and will require FDA and TPD approval prior to sale in the United States and Canada, respectively. However, despite all reasonable efforts to ensure safety, it is possible that products which are defective or to which patients react in an unexpected manner, or which are alleged to have side effects, will be sold. The sale of such products may expose us to potential liability resulting from the use of such products. Additionally, we may be exposed to product liability claims in the development of the products through administration of the drug candidates to volunteers and patients in clinical trials. Such liability might result from claims made directly by consumers or by pharmaceutical companies or others selling such products. It is impossible to predict the scope of injury or liability from such defects or unexpected reactions, or the impact on the market for such products of any allegations of these claims (even if unsupported), or the measure of damages which might be imposed as a result of any claims or the cost of defending such claims.
Although our shareholders would not have personal liability for such damages, the expenses of litigation in connection with any such injuries or alleged injuries and the amount of any award imposed on us in excess of existing insurance coverage, if any, may have a material adverse impact on us. In addition, any liability that we may have as a result of the manufacture of any products could have a material adverse effect on our financial condition, business and operations, to the extent insurance coverage for such liability is not available. At present, we have secured product liability coverage for the Phase I and II clinical trials of RSD1235. We also have liability coverage for the Phase I and II clinical trials of CP1, a drug candidate for acute unproductive cough. Currently, we have no other product liability insurance.
It is anticipated that insurance equivalent to that customarily maintained by other entities in our industry and of our approximate size will be carried by us against such product liability claims in the future. However, obtaining insurance of all kinds has become increasingly more costly and difficult and there can be no assurance that any such insurance will be available, at all, available on commercial terms or, if obtained, will be sufficient to satisfy asserted claims.

We are subject to the risks associated with the use of hazardous materials in research and development conducted by us

   Our research and development may involve the controlled use of hazardous materials and chemicals. We are subject to federal, state, local and foreign laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that safety procedures for handling and disposing of such materials will comply with the standards prescribed by federal, state, local and/or foreign regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. There can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations, or that our business, financial condition and results of operations will not be material, and adversely affected by the current or future environmental laws or regulations.

Our business may be materially adversely affected by the continuing efforts of governmental and third party payers to contain or reduce the costs of health care through various means

   In recent years, federal, state, provincial and local officials and legislators have proposed or are reportedly considering proposing a variety of price-based reforms to the healthcare systems in the United States and Canada. Some proposals include measures that would limit or eliminate payments for certain medical procedures and treatments or subject the pricing of pharmaceuticals to government control. Further, in certain foreign markets the pricing or profitability of healthcare products is subject to government control and other measures have been prepared by legislators and government officials. While we cannot predict whether any such legislative or regulatory proposals or reforms will be adopted, the adoption of any such proposals or reforms could adversely affect the commercial viability of our potential products.
Significant changes in the healthcare system in the United States and Canada and abroad might have a substantial impact on the manner in which we conduct our business. Such changes also could have a material adverse effect on our ability to raise capital. Moreover, our ability to commercialize products may be adversely affected to the extent that such proposals have a material adverse effect on our business, financial condition and results of operations.

   In addition, in both the United States, Canada and elsewhere, sales of healthcare products are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services, and therefore uncertainty exists as to the reimbursement of existing and newly approved healthcare products. If we succeed in bringing one or more products to market, there can be no assurance that these products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive basis. Finally, given the potential market constraints on pricing, the availability of competitive products in these markets may further limit our flexibility in pricing and in obtaining adequate reimbursement for its potential products. If adequate coverage and reimbursement levels are not provided by government and third party payors for uses of our products, the market acceptance of our products would be adversely affected.

The participation by our officers and directors in other businesses with whom we may enter into ventures may pose a conflict of interest that may be harmful to us

   Certain of our directors and officers may serve as directors or officers of other companies or have shareholdings in other companies and, to the extent that such other companies may participate in ventures in which we may participate, conflicts of interest may arise which may be harmful to our interests. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict is required to advise the board of his or her conflict, and abstain from voting for or against the approval of the matter before the meeting. In accordance with the corporate laws affecting us, our directors are required to act honestly, in good faith and in our best interests.

To date, we have not paid any dividends on our common shares and do not intend to declare any dividends in the foreseeable future.

Currency fluctuations may impact the value of our common shares

   Our common shares trade on the Toronto Stock Exchange, or TSE, in Canadian dollars. When the common shares become registered under the Securities Act of 1933 and in the event that our common shares become listed on a national securities exchange in the United States, the trading or listing price may be largely affected by the trading price of our common shares on the TSE. The future value of our common shares is subject to the volatility in the exchange rate between the Canadian dollar and the U.S. dollar which can be affected by risks including but not limited to, differing economic conditions, changes in political climate, differing tax structures, myriad regulations and restrictions and general foreign exchange rate volatility. A decrease in the value of the Canadian dollar relative to the U.S. dollar could result in downward price pressure on the U.S. dollar value of our common shares that are traded or listed, if at all, on a national securities exchange on the United States.

We may face exposure to adverse movements in foreign currency exchange rates when our products are commercialized, if at all

   We intend to generate revenue and expenses internationally which is likely to be denominated in Canadian and other foreign currencies. Our intended international business will be subject to risks typical of an international business, including but not limited to, differing tax structures, myriad regulations and restrictions, and general foreign exchange rate volatility. A decrease in the value of such foreign currencies relative to the Canadian dollar could result in downward price pressure for our products or losses from currency exchange rate fluctuations. To date we have not generated sufficient revenues to warrant the necessity of hedging against risks associate with foreign exchange rate exposure. Although we may do so in the future, we cannot be sure that any hedging techniques it may implement will be successful or that its business, results of operations, financial condition and cash flows will not be materially adversely affected by exchange rate fluctuations.

            SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements under "Prospectus Summary," "Risk Factors," contained in this prospectus or in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other information contained elsewhere or incorporated by reference in this prospectus constitute forward-looking statements. We have based these forward-looking statements on our current expectations, which are subject to known and unknown risks, uncertainties and assumptions. They include statements relating to:

   -   future revenues, expenses and profitability;

   - the future development and expected growth of our business and the biotech industry;

   - our ability to successfully execute our business model and our business strategy;

   -   projected capital expenditures; and

   -   trends in government regulation.

   You can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those suggested by these forward-looking statements. In evaluating these statements, you should carefully consider the risks outlined under "Risk Factors."

                               USE OF PROCEEDS

   All of the net proceeds from the sale of our common shares by the selling shareholders will go to them upon sale of such shares. Accordingly, we will not receive any proceeds from the sales of our common shares by the selling shareholders. We will, however, receive the respective exercise price upon the exercise of warrants which may occur prior to the sale of the underlying common shares by a selling shareholder. We will use these proceeds for general corporate purposes.

                            CURRENCY EXCHANGE RATES

   All references in this prospectus to dollars ($) are expressed in Canadian funds, unless otherwise indicated. As of April 5, 2002, the exchange rate for conversion of Canadian dollars into U.S. dollars was Cdn.$1.00 = U.S.$0.6289. The following table sets forth the high and low rates of exchange of Canadian dollars into U.S. dollars for each month during the previous six months and the average of such exchange rates during the five most recent fiscal years of the Company. Exchange rates represent the noon buying rate in New York City for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average rates presented in the table below represent the average of the exchange rates on the last day of each month during a year for the past five fiscal years.

                                                 Exchange Rate
                                       Canadian Dollars into U.S. Dollars
                                  ----------------------------------------------
                                           High                   Low
                                  ----------------------  ----------------------
Month ended March 31, 2002               $ 0.6342              $ 0.6267
Month ended February 28, 2002            $ 0.6295              $ 0.6207
Month ended January 31, 2002             $ 0.6290              $ 0.6200
Month ended December 31, 2001            $ 0.6396              $ 0.6254
Month ended November 30, 2001            $ 0.6363              $ 0.6241
Month ended October 31, 2001             $ 0.6418              $ 0.6334

                                                     Average
                                             ----------------------
Fiscal year ended November 30, 2001                 $ 0.6476
Fiscal year ended November 30, 2000                 $ 0.6748
Fiscal year ended November 30, 1999                 $ 0.6711
Fiscal year ended November 30, 1998                 $ 0.6763
Fiscal year ended November 30, 1997                 $ 0.7224
Fiscal year ended November 30, 1996                 $ 0.7331

                                 CAPITALIZATION

   The following table sets forth our capitalization as of March 31, 2002. The capitalization information set forth in the table below is qualified by, and you should read it in conjunction with, our more detailed consolidated financial statements and notes to financial statements incorporated by reference in this prospectus.




                                              March 31, 2002 (3)

                                           ------------------------
Shareholders' Equity
   Common Shares (unlimited shares authorized,
    28,293,098 issued and outstanding)(2)         $  89,177,444
   Contributed Surplus                            $   1,192,266
   Deficit, estimated as at March 31, 2002        $ (33,523,800)
Total Shareholders' Equity                        $  56,845,910

Total Capitalization                              $  56,845,910

Notes:
(1) See Note 12 of the Company's financial statements for a description of commitments under operating leases.
(2)   On March 8, 2002, we continued under the Canada Business Corporations
      Act ("CBCA") and, as a result, our authorized share capital changed to an unlimited number of common shares. Prior to continuation under the CBCA, we existed under the British Columbia Company Act and had an authorized capital of 200,000,000 common shares.
(3) Based on unaudited balance sheet as of March 31, 2002, after incorporating the completion of the acquisition of Paralex, Inc. and the $30.9 million financing on March 8, 2002.

   The foregoing table excludes common shares reserved for issuance upon the exercise of options, warrants or other rights to purchase common shares. As of March 31, 2002, we had issued:

   - share purchase warrants exercisable for 693,650 common shares at a price of $6.40 per common share and expiring on April 14, 2002;

   - share purchase warrants exercisable for 44,643 common shares at a price of $6.40 per common share and expiring on June 5, 2002;

   - share purchase warrants exercisable for 245,983 common shares and expiring on October 10, 2003 which were issued on February 7, 2002 as part of the conversion of previously issued special warrants; 229,292 of these share purchase warrants are exercisable at a price of $3.20 per common share and the remaining 16,691 of these share purchase warrants are exercisable at a price of $2.40 per common share;

   - warrants exercisable for 187,500 common shares and expiring on February 9, 2007, pursuant to the Introduction Agreement with Paramount Capital, Inc. date August 10, 2001; the exercise price ranges from U.S $2.40 to U.S.$8.00 per common share;

   - warrants exercisable for 2,327,414 common shares at a price of $6.64 per common share and expiring on March 8, 2004 which were issued on March 8, 2002, as part of units, in connection with a financing transaction;

   - brokers' warrants exercisable for 930,966 units (consisting of 930,966 common shares and warrants exercisable for 232,741 common shares at a price of $6.64 per common share and expiring on March 8, 2004) at a price of $3.80 per unit and expiring on March 8, 2004 which were issued to the agents involved in the March 8, 2002 financing.

As of March 31, 2002, we also had 1,136,562 common shares reserved for issuance under our incentive stock option plans

NATURE OF TRADING MARKET

   The Company's common shares have traded on the Toronto Stock Exchange (the "TSE") since July 25, 2000 under the symbol "COM", and in the United States are quoted on the NASD OTC Electronic Bulletin Board under the symbol "COMRF". The Company's common shares were also traded on the Canadian Venture Exchange Inc. (the "CDNX") until February 2, 2001.

   The following table sets forth the high and low sales prices of the Company's common shares on the CDNX and the TSE for the last five fiscal years of the Company as well as the high and low sales prices (U.S. Dollars) on the NASD OTC Electronic Bulletin Board of the Company's common shares since the Company's common shares traded over the NASD OTC Electronic Bulletin Board. The information set forth below in the column entitled Toronto Stock Exchange reflects the highest and lowest sale prices reported on either the Toronto Stock Exchange or the Canadian Venture Exchange, Inc., as the case may be, for each time period which includes any date from July 25, 2000 through February 1, 2001,

   All share prices on the following table reflect the four-to-one reverse stock split completed on March 8, 2002.

              Time                           Toronto Stock Exchange            NASD OTC Electronic Bulletin
             Period                                Price Range                         Price Range
-----------------------------------   -----------------------------------   -----------------------------------
                                             High               Low               High               Low
                                      ----------------   ----------------   ----------------   ----------------
April 1 to April 3, 2002                     $ 2.70            $ 2.65             $ 1.65            $ 1.55
Month ended March 31, 2002                   $ 3.15            $ 2.70             $ 2.20            $ 1.55
Month ended February 28, 2002                $ 4.24            $ 3.40             $ 2.64            $ 2.20
Month ended January 31, 2002                 $ 5.20            $ 3.52             $ 3.20            $ 1.76
Month ended December 31, 2001                $ 3.60            $ 2.56             $ 2.60            $ 1.48
Month ended November 30, 2001                $ 3.40            $ 2.24             $ 2.28            $ 1.52
Fiscal year ended November 30, 2001:
   Fourth Quarter                            $ 3.56            $ 1.60             $ 2.28            $ 1.40
   Third Quarter                             $ 3.92            $ 2.60             $ 2.40            $ 1.60
   Second Quarter                            $ 3.80            $ 2.40             $ 2.52            $ 1.60
   First Quarter                             $ 4.00            $ 2.00             $ 3.36            $ 1.40
Fiscal year ended November 30, 2000:
   Fourth Quarter                            $ 7.20            $ 4.08             $ 9.00            $ 2.76
   Third Quarter                             $ 6.80            $ 4.64             $ 4.36            $ 3.00
   Second Quarter                            $10.84            $ 4.32             $ 7.52            $ 2.64
   First Quarter                             $ 6.20            $ 1.88             $ 4.76            $ 1.00
Fiscal year ended November 30, 1999:         $ 6.92            $ 2.00             $ 4.52            $ 1.36
Fiscal year ended November 30, 1998:         $12.60            $ 3.32             $13.00            $ 2.00
Fiscal year ended November 30, 1997:         $ 7.52            $ 2.60             $ 6.20            $ 2.44
Fiscal year ended November 30, 1996:         $ 5.40            $ 2.44             [ ]               [ ]

                               DIVIDEND POLICY

   We have not declared or paid any cash dividends on our common shares. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future.

                         SELLING SECURITY HOLDERS

   On December 21, 2001, we entered into an Agreement and Plan of Merger and on March 8, 2002 we consummated the acquisition and entered into a Registration Rights Agreement with the stockholders of Paralex, Inc. Under the Merger Agreement, the stockholders of Paralex, Inc. received 8,203,396 common shares of Cardiome in consideration for the acquisition by us of all of the issued and outstanding shares of Paralex, Inc. Pursuant to the Registration Rights Agreement, we granted Paralex stockholders demand registration rights and incidental registration rights, pursuant to which the common shares received by the Paralex stockholders in the merger would be included in a registration statement filed by us. The registration rights are more fully described in the Registration Rights Agreement attached hereto.

   On March 8, 2002 we issued 739,409 common shares to investors in the United States in connection with an offering of units consisting of our common shares along with warrants for the purchase of 184,854 common shares. Pursuant to the terms of Subscription Agreements entered into with the investors on March 8, 2002, we agreed to file a registration statement to register the common shares and shares underlying the warrants not later than 30 days after the closing of the offering, and to cause the registration statement to remain effective for the period until the earlier of (1) such date as the selling security holders have sold the securities being registered pursuant to the Registration Statement, of which this prospectus forms a part (2) such time as the securities being registered pursuant to this Registration Statement are no longer subject to restrictions on resale as provided in Rule 144(k) under the Securities Act of 1933, or (3) such time as the selling security holders are no longer in possession of the securities being registered by this Registration Statement. The registration rights are more fully described in the form of subscription agreement attached hereto.

   On March 8, 2002, we issued warrants for the purchase of 418,935 units (consisting of 418,935 common shares and warrants exercisable for 104,734 common shares) to Paramount Capital, Inc. in consideration of its acting a U.S. broker for the sale of units in the United States. We have agreed to include the common shares issuable upon exercise of these warrants in this Registration Statement.

   On August 10, 2001, we entered into an Introduction Agreement with Paramount Capital, Inc. pursuant to which Paramount is entitled to a warrant for the purchase of 187,500 common shares for services rendered in connection with the introduction of Paralex, Inc. to Cardiome. Pursuant to the Introduction Agreement, Paramount is entitled to include the common shares issuable upon exercise of the warrant in a registration statement filed by us.

The selling security holders are as follows:

                                                                                                      Common Shares
                                                                                                        Underlying
          Name                             Address                    Common Shares                      Warrants
---------------------------     ---------------------------     ---------------------------    ---------------------------
Paramount Capital, Inc.         787 7th Avenue, 48th Floor               278,563                        593,308
                                New York, NY 10019

Ester Dormer                    607 Cherry Blossom Way                    48,446                         12,112
                                Bridgeville, PA 15017

Ivan Kaufman                    333 Earle Orington Blvd.,                 60,557                         15,139
                                Suite 900
                                Uniondale, NY 11553

Robert I. Falk                  Ocean Reef Club                           97,500                         24,375
                                Attn: Robert Falk
                                11 Exuma Road North
                                Key Largo, FL 33037

Michael A. Mullen               44 Zephyr Avenue                          12,112                          3,028
                                Staten Island, NY, 10312

Suzanne Schiller                1419 Waverly Road                         12,112                          3,028
                                Highland Park, IL 60036

Neel B. Ackerman, Jr. &         7008 Mossvine Dr.                         96,892                         24,223
Martha N. Ackerman              Dallas, TX 75254

John M. Goodman                 2810 29th St., N.W.                       24,223                          6,056
                                Washington, DC 2008

S. B. & Lucile A. Slocum        143173 N. Skytrail                        48,446                         12,112
                                Tucson, AZ 85737

Nassar & Co.                    One Durham Drive                          12,112                          3,028
                                Dunmore, PA 18512

S. Alan Liseby                  9625 Roberts Dr.                          48,446                         12,112
                                Atlanta, GA 30350

J. Lobell as Trustee of the     3 Terry Drive, Suite 202               1,951,896
Lindsay Rosenwald 2000          Newtown, PA 18940
Family Trusts

Elizabeth Rogers                85 Lukes Wood                            454,091
                                New Canaan, CT 06840

                                                                                                      Common Shares
                                                                                                        Underlying
          Name                             Address                    Common Shares                      Warrants
---------------------------     ---------------------------     ---------------------------    ---------------------------
Bradley Rogers                  85 Lukes Wood                            454,093
                                New Canaan, CT 06840

Merideth Rogers                 85 Lukes Wood                            454,093
                                New Canaan, CT 06840

Fred Mermelstein, Ph.D.         c/o Paramount Capital, Inc.              931,085
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Lindsay A. Rosenwald            300 Delaware Avenue, Suite 900           633,712
2000 Irrevocable Trust          Wilmington, DE 19801-1696

Peter M. Kash                   48 King Arthur's Court                   158,941
                                New City, NY 10956

Michael Weiser, M.D., Ph.D.     c/o Paramount Capital, Inc.              280,966                          19,000
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

David M. Tanen                  c/o Paramount Capital, Inc.              153,814
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Wayne L. Rubin                  c/o Paramount Capital, Inc.              123,051
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Jillian Hoffman                 c/o Paramount Capital, Inc.              123,051
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Josh Kazam                      80 Jockey Hollow Road                     61,526                           1,172
                                Bernardsville, NJ 07924

Stephen C. Rocamboli            c/o Paramount Capital, Inc.               56,398                          14,844
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Madelin B. Mermelstein          64 Dryden Road                            51,271
                                Upper Montclair, NJ 07043

Jennifer Prince                 4318 North Oak Glen Street                26,405
                                Calabasas, CA 91302

                                                                                                      Common Shares
                                                                                                        Underlying
          Name                             Address                    Common Shares                      Warrants
---------------------------     ---------------------------     ---------------------------    ---------------------------
Jean Rhee                       c/o Paramount Capital, Inc.               10,254
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Jason Stein                     c/o Paramount Capital, Inc.                10,254                         13,250
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Michelle Carroll                1600 West 218th Street                     4,102
                                Apt. 4M
                                New York, NY 10034

Madeline A. Tanen               15 Summer Street                           2,564
                                Nahant, MA 01908

Michael W. Tanen                15 Summer Street                           2,564
                                Nahant, MA 01908

Brenda Purcell                  c/o Paramount Capital, Inc.                3,076
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Vincent Aita                    c/o Paramount Capital, Inc.                2,051                          13,250
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Michael Mashaal                 c/o Paramount Capital, Inc.                2,051                          13,250
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Benjamin Bernstein              c/o Paramount Capital, Inc.                2,051                          13,250
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Iveliz Santiago                 c/o Paramount Capital, Inc.                2,051
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Jessica L. Tanen                15 Summer Street                           2,051
                                Nahant, MA 01908

Leila A. Dennis                 30 Pine Hill Road                          2,051
                                Lynnfield, MA 01904

                                                                                                      Common Shares
                                                                                                        Underlying
          Name                             Address                    Common Shares                      Warrants
---------------------------     ---------------------------     ---------------------------    ---------------------------
David C. Rocamboli              43 Jefferson Landing Circle               2,051
                                Port Jefferson, NY 11777

Charles C. Rocamboli            43 Jefferson Landing Circle               2,051
                                Port Jefferson, NY 11777

Dalila Best                     c/o Paramount Capital, Inc.               1,538
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Kash Family Trust               48 King Arthur's Court                   61,525
                                New City, NY 10956

Jared A. Kash                   48 King Arthur's Court                   20,508
                                New City, NY 10956

Colby S. Kash                   48 King Arthur's Court                   20,508
                                New City, NY 10956

Shantall A. Kash                48 King Arthur's Court                   20,508
                                New City, NY 10956

Elizabeth Allen                 c/o Paramount Capital, Inc.               5,127
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

John Knox                       c/o Paramount Capital, Inc.              15,381                            1,172
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

John Papadimitropoulos          c/o Paramount Capital, Inc.              15,381
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Bernard Wachsman                165 West 91st Street                     26,405
                                New York, NY 10024

Jordan Andrew Baker             43-06 63rd Street, Apt. 3M                2,051
                                Woodside, NY 11377

Eduardo Marban                  1014 Westwicke Lane                   1,251,018
                                Lutherville, MD 21093

                                                                                                      Common Shares
                                                                                                        Underlying
          Name                             Address                    Common Shares                      Warrants
---------------------------     ---------------------------     ---------------------------    ---------------------------

The John Hopkins                111 Market Place                        799,831
University Medical Center       Suite 906
Office of Technology            Baltimore, MD 21202
Licensing

Martin Kratchman                c/o Paramount Capital, Inc.                                               35,625
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Eric Kash                       c/o Paramount Capital, Inc.                                               35,625
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Matthew Acierno                 c/o Paramount Capital, Inc.                                                8,438
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Mark C Rogers                   c/o Paramount Capital, Inc.                                                2,344
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

David Tanen                     c/o Paramount Capital, Inc.                                               14,844
                                787 7th Avenue, 48th Floor
                                New York, NY 10019

Elena Guttenplan                c/o Paramount Capital, Inc.                                                1,438
                                787 7th Avenue, 48th Floor
                                New York, NY 10019






                             PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

   - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
   - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
   - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
   - an exchange distribution in accordance with the rules of the applicable exchange;
   -   privately negotiated transactions;
   -   short sales;
   -   an underwritten public offering;
   - broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share:
   -   a combination of any such methods of sale; and
   -   any other method permitted pursuant to applicable law.

   The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of Cardiome or derivatives of Cardiome securities and may sell or deliver shares in connection with the trades. The selling shareholders may pledge their shares to their respective brokers under the margin provisions of customer agreements. If the selling shareholders default on a margin loan, the brokers may, from time to time, offer and sell the pledged shares.

   Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

   The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

   Cardiome is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders. Additionally, we have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

   The following table sets forth in U.S. dollars the estimated fees and expenses, other than underwriting discounts and commissions, payable by Cardiome in connection with the issuance and distribution of the securities being registered:

Registration Fee                                               $   4,185.63
Printing and Duplicating Expenses                              $       0
Legal Fees and Expenses                                        $  15,000
Accounting Fees and Expenses                                   $  10,000
Miscellaneous                                                  $   2,000

      TOTAL                                                    $31,185.63
                                                               ----------



                              LEGAL MATTERS

   The validity of the common shares offered by this prospectus will be passed upon for us by our counsel, Catalyst Corporate Finance Lawyers, Vancouver, B.C.

                                  EXPERTS

   The consolidated financial statements of Cardiome Pharma Corp. as of November 30, 2001 and 2000 and for the three years ended November 30, 2001, 2000 and 1999 included in our Form 6-K dated April 5, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report and Comments of Auditor for US Readers on Canada-US Reporting Differences (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) thereon incorporated by reference into this prospectus, and have been so included in reliance on the report of Ernst & Young LLP, independent chartered accountants, given on the authority of such firm as experts in accounting and auditing.

   The financial statements of Paralex, Inc. as of November 30, 2001 and for the period from January 26, 2001 (date of incorporation) to November 30, 2001 included in our Form 6-K dated April 5, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated by reference into this prospectus, and have been so included in reliance on the report of Ernst & Young LLP, independent chartered accountants, given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

   You may inspect a copy of the registration statement without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549, and you may obtain copies of all or any part thereof from the SEC upon payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information filed electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.
        ------------------

   We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

                        INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Information incorporated by reference is deemed to be part of this prospectus. The following documents, filed with the SEC, are specifically incorporated by reference and form an integral part of this prospectus:

      (a) our Annual Report on Form 20-F/A for the year ended November 30, 2000 dated May 31, 2001 and filed on June 4, 2001;

      (b) our Report on Form 6-K, dated May 29, 2001 and filed on June 7, 2001;

      (c) our Report on Form 6-K, dated February 12, 2002 and filed on February 15, 2002;

      (d) our Report on Form 6-K, dated February 13, 2002 and filed on February 19, 2002; and

      (e) our Report on Form 6-K, dated April 5, 2002 and filed on April 8, 2002 (with the exception of the compilation report dated February 28, 2002 included in Exhibit 3 thereto);

   In addition, all subsequent annual reports on Form 20-F, and any subsequent filings on Form 10-Q and 8-K filed by us pursuant to the Exchange Act and, to the extent, if at all, designated therein, certain reports on Form 6-K furnished by us, after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus.

   Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   You may request a copy of any of these documents, at no cost, by contacting us in writing or by telephone at our principal executive office:

           3650 Wesbrook Mall
           Vancouver, British Columbia
           Canada V6S 2L2
           Telephone: (604) 222-5577

   Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

Page II-1

                                    PART II
                                    -------

                   Information Not Required in the Prospectus

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's by-laws provide that the Registrant will indemnify any of its directors, former directors, officers and former officers and other parties specified by the by-laws, against all costs reasonably incurred by them for any civil, criminal or administrative action or proceeding to which they are or may be made a party by reason of having been a director or officer. The indemnity covers amounts paid to settle actions or to satisfy judgments. However, the Registrant may only indemnify these persons, if such person acted honestly and in good faith with a view to the Registrant's best interests and, in the case of a criminal or administrative action or proceeding, if such person has reasonable grounds for believing that his or her conduct was lawful. The Canada Business Corporations Act provides that court approval is required for the payment of any indemnity in connection with an action brought by or on the Registrant's behalf. A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries against liability incurred by, arising from or against them for certain of their acts, errors or omissions.

   We believe that the indemnification provisions in our bylaws and our liability insurance will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the U.S. Securities Act of 1933.


ITEM 9. EXHIBITS


3.1*     Articles of Continuance of the Registrant
3.2*     Bylaws of the Registrant
4.1*     Form of Registrant's Common Share Certificate
4.2* Common Share Purchase Warrant Indenture dated March 8, 2002 (including form of warrant)
4.3*     Form of Subscription Agreement
4.4*     Registration Rights Agreement dated March 8, 2002
4.5*     Form of Warrant dated March 8, 2002 (included in Exhibit 4.2)
4.6*     Warrant dated March 8, 2002 issued to Paramount Capital, Inc.
4.7**    Warrant issued to Paramount Capital, Inc.
4.8**    Introduction Agreement dated August 10, 2001
5.1**    Opinion of Catalyst Corporate Finance Lawyers
10.1*    2001 Stock Option Plan
21.1*    Subsidiaries of Registrant
23.1*    Consent of Ernst & Young LLP, Independent Auditors
23.2**   Consent of Catalyst Corporate Finance Lawyers (included in Exhibit 5.1)

___________________
*   Filed herewith.
**  To be filed by amendment.

Page II-2

   ITEM 10. UNDERTAKINGS

   (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more that 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;


         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering.

               (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the

Page II-3

offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Page II-4

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on the 8th day of April, 2002.

                                       CARDIOME PHARMA CORP.



                                   By: /s/Robert W. Rieder
                                      -----------------------------------------
                                      Robert W. Rieder
                                      President and Chief Executive Officer


                             POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and/or officers of Cardiome Pharma Corp. (the "Company"), hereby severally constitute and appoint Robert W. Rieder and Christina Yip, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as to each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on April ___, 2002.



/s/Robert W. Rieder                  Chief Executive Officer, President
--------------------------------
Robert W. Rieder                     (Principal Executive Officer) and
                                     Director


/s/ Christina Yip                    Chief Financial Officer and
--------------------------------
Christina Yip                        Secretary (Principal Accounting
                                     Officer)

/s/ Mark Rogers                      Chairman of the Board/Authorized
--------------------------------
Mark Rogers, M.D.                    Representative in the United States

/s/ Alan M. Ezrin                    Director
--------------------------------
Alan M. Ezrin, Ph.D.

Page II-5

/s/ Kim Sun Oh                       Director
--------------------------------
Kim Sun Oh

                                     Director
--------------------------------
Myron Weisfeldt, M.D.

/s/ Elizabeth Rogers                 Director
--------------------------------
Elizabeth Rogers, M.D.

/s/ Michael J.A. Walker              Director
--------------------------------
Michael J.A. Walker, Ph.D.

/s/ Fred H. Mermelstein              Director
--------------------------------
Fred H. Mermelstein, Ph.D.

/s/ Ralph Snyderman                  Director
--------------------------------
Ralph Snyderman, M.D.

Page II-6

                                  EXHIBIT INDEX


3.1*     Articles of Continuance of the Registrant
3.2*     Bylaws of the Registrant
4.1*     Form of Registrant's Common Share Certificate
4.2* Common Share Purchase Warrant Indenture dated March 8, 2008 (including form of warrant)
4.3*     Form of Subscription Agreement
4.4*     Registration Rights Agreement dated March 8, 2002
4.5*     Form of Warrant dated March 8, 2002 (included in Exhibit 4.2)
4.6*     Warrant dated March 8, 2002 issued to Paramount Capital, Inc.
4.7**    Warrant issued to Paramount Capital, Inc.
4.8**    Introduction Agreement dated August 10, 2001
5.1**    Opinion of Catalyst Corporate Finance Lawyers
10.1*    2001 Stock Option Plan
21.1*    Subsidiaries of Registrant
23.1*    Consent of Ernst & Young LLP, Independent Auditors
23.2**   Consent of Catalyst Corporate Finance Lawyers (included in Exhibit 5.1)

__________________
*    Filed herewith.
**   To be filed by amendment.

Exhibit 3.1
Page EX 3.1-1


<CAPTION)
Industry Canada             Industrie Canada                                   FORM 11                 FORMULE 11
                                                                        ARTICLES OF CONTINUANCE        CLAUSES DE
Canada Business             Loi canadienne Sur les                           (CONTINUANCE)             PROROGATION
Corporations Act            societes par actions
----------------------------------------------------------------------------------------------------------------------
1 -- Name of the Corporation                                             Denomination sociale de la societe

     CARDIOME PHARMA CORP.
----------------------------------------------------------------------------------------------------------------------
2 -- The province or territory in Canada where the registered office     La province ou le territoire au Canada ou se
     is to be situated                                                   situera le siege social

     BRITISH COLUMBIA
----------------------------------------------------------------------------------------------------------------------
3 -- The classes and the maximum number of shares that the               Categories et le nombre maximal d'actions que
     corporation is authorized to issue                                  la societe est autorisee a mettre

The Corporation is authorized to issue an unlimited number of Common shares without par value.
----------------------------------------------------------------------------------------------------------------------
4 -- Restrictions, if any, on share transfers                            Restrictions sur le transfert des actions,
                                                                         s'il y a lieu
    None

----------------------------------------------------------------------------------------------------------------------
5 -- Number (or minimum and maximum number) of directors                 Nombre (ou nombre minimal et maximal)
                                                                         d'administrateurs

     Minimum of three and a maximum of twenty
----------------------------------------------------------------------------------------------------------------------
6 -- Restrictions, if any, on business the corporation may carry on      Limites imposees a l'activite commerciale de
                                                                         la societe, s'il y a lieu
     None

----------------------------------------------------------------------------------------------------------------------
7 -- (1) If change of name effected, previous name                       (1) S'il y a changement de denomination
                                                                         sociale, indiquer la de nomination sociale
                                                                         anterieure

     Name not changed

     (2) Details of incorporation                                        (2) Details de la constitution

     Incorporated in British Columbia on December 12, 1986 under number 318841

----------------------------------------------------------------------------------------------------------------------
8 -- Other provisions, if any                                            Autres dispositions, s'il y a lieu

The directors may, within the maximum number permitted by the Articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual general meeting of the shareholders.

Meetings of the shareholders may be held anywhere in Canada or in New York, New York, Seattle, Washington, San
Francisco, California, Los Angeles, California, San Diego, California or Boston, Massachusetts.
----------------------------------------------------------------------------------------------------------------------
Date                                         Signature                                7 - Capacity of - En qualite de
March 8, 2002                                /s/ Christina Yip                        Corporate Secretary
----------------------------------------------------------------------------------------------------------------------
For Departmental Use Only                    Printed Name - Nom en letters moulee
A l'usage du ministere seulement
                                             Christina Yip
Corporation No.
N' de la societe
-------------------------------------------------------------------------------------
IC 3247 (2001/11)

Exhibit 3.2
Page EX 3.2-1


                                 BY-LAW NO. 1
                                       OF
                             CARDIOME PHARMA CORP.
                               TABLE OF CONTENTS
                               -----------------

Part                                                                       Page
----                                                                       ----

1.    INTERPRETATION

2.    DIRECTORS

3.    MEETING OF DIRECTORS

4.    REMUNERATION OF DIRECTORS

5.    SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

6.    FOR THE PROTECTION OF DIRECTORS AND OFFICERS

7.    INDEMNITIES TO DIRECTORS AND OFFICERS

8.    OFFICERS

9.    SHAREHOLDERS' MEETINGS

10.   SHARES

11.   TRANSFER OF SECURITIES

12.   DIVIDENDS

13.   VOTING SHARES AND SECURITIES IN OTHER COMPANIES

14.   INFORMATION AVAILABLE TO SHAREHOLDERS

15.   NOTICES

16.   CHEQUES, DRAFTS AND NOTES

17.   CUSTODY OF SECURITIES

18.   EXECUTION OF INSTRUMENTS

19.   FINANCIAL YEAR

20.   BORROWING

21.   DISCLOSURE OF INTEREST OF DIRECTORS

Page EX 3.2-2

                                      BY-LAW NO. 1

                     A by-law relating generally to the conduct of
                          the affairs of Cardiome Pharma Corp.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Cardiome Pharma Corp. (hereinafter called the "Corporation") as follows:

1.   INTERPRETATION

1.1   Definitions. In this by-law and all other by-laws of the Corporation,
      -----------
unless the context otherwise specifies or requires:

      (a) "Act" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

      (b) "Regulations" means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

      (c) "by-law" means any by-law of the Corporation from time to time in force and effect;

      (d) "registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Corporation means the person registered in the register of shareholders or a branch register of shareholders in respect of such share;

      (e) "shareholder" means those persons defined as such in the Act and includes any person who owns shares in the capital of the Corporation and whose name is entered in the register of shareholders or a branch register of shareholders;

      (f) "writing", "in writing" and like expressions include all modes of representing, or reproducing and recording words in visible form, including: printing; lithographing; typewriting; and photostatic, electrostatic and mechanical copying;

      (g) all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

      (h) the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

Page EX 3.2-3


2.   DIRECTORS

2.1   Number. The number of directors shall, subject to the articles of the
      ------
Corporation and any unanimous shareholder agreement, be fixed by the directors or if not so fixed, shall be the number of directors elected or continued as directors at the immediately preceding annual meeting of the Corporation. The business and affairs of the Corporation shall be managed by a board of directors of whom at least twenty-five percent shall be resident Canadians and of whom, if any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two shall not be officers or employees of the Corporation or any affiliate of the Corporation.

2.2   Election and Removal. At each annual meeting of the Corporation, all
      --------------------
the directors shall retire and the shareholders entitled to vote thereat shall elect a board of directors consisting of the number of directors for the time being fixed pursuant to the by-laws.

2.3   Retiring. A retiring director shall be eligible for re-election.
      --------

2.4   No Meeting. Where the Corporation fails to hold an annual meeting in
      ----------
accordance with the Act, the directors then in office shall be deemed to have been elected or appointed as directors on the last day on which the annual meeting could have been held pursuant to the Act and the by-laws and they may hold office until other directors are appointed or elected or until the day on which the next annual meeting is held, whichever shall first occur.

2.5   Continued. If at any meeting at which there should be an election of
      ---------
directors the places of any of the retiring directors are not filled by such election, such of the retiring directors who are not re-elected as may be requested by the newly-elected directors shall, if willing to do so, continue in office to complete the number of directors for the time being fixed pursuant to the by-laws until further new directors are elected at a general meeting convened for the purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being fixed pursuant to the by-laws, such number shall be fixed at the number of directors actually elected or continued in office.

2.6   Casual Vacancy. The remaining directors or director shall have the
      --------------
power from time to time to appoint any person as a director to fill any casual vacancy occurring in the board of directors.

2.7   Additional Directors. Between successive annual meetings the directors
      --------------------
shall have power to appoint one or more additional directors but the number of additional directors shall not be more than one-third of the number of directors elected or appointed at the last annual meeting. Any director so appointed shall hold office only until the next following annual meeting of the Corporation, but shall be eligible for election at such meeting and, so long as he is an additional director, the number of directors shall be increased accordingly.

2.8   Alternate Directors. Any director may by instrument in writing
      -------------------
delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A person may be appointed as an alternate for more than one director and shall have a separate vote for each director so represented. A director may at any time in writing by instrument, telegram, telex, facsimile or any method of transmitting legibly recorded

Page EX 3.2-4


messages delivered to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

2.9   Vacation of Office. The office of a director shall ipso facto be
      -------------------
vacated: (a) if he becomes bankrupt or suspends payments of his debts generally or compromises with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person; or
(c) if by notice in writing to the Corporation he resigns his office.

2.10   Ceasing. A director ceases to hold office when he:
       -------

       (a)   dies;

       (b) resigns his office by notice in writing delivered to the Corporation;

       (c) is convicted of an indictable offence and the other directors shall have resolved to remove him;

       (d)   ceases to be qualified to act as a director pursuant to the Act; or

       (e)   is removed in accordance with the Act and this by-law.

2.11   Resignation. Every resignation of a director becomes effective at the
       -----------
time a written resignation is delivered to the Corporation or at the time specified in the resignation, whichever is later.

2.12   Removal. Subject to the Act, the Corporation may by ordinary
       -------
resolution remove any director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.

2.13   Powers. The directors shall manage or supervise the management of the
       ------
affairs and business of the Corporation and shall have the authority to exercise all such powers of the Corporation as are not, by the Act or by the articles or by-laws, required to be exercised by the Corporation in general meeting.

2.14   Attorney. The directors may from time to time by power of attorney or
       --------
other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under this by-law and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the shareholders of the Corporation or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

2.15   Committee of Directors. The directors may appoint from among their
       -----------------------
number a committee of directors and subject to the Act may delegate to such committee any of the powers of the directors.

2.16   Shareholder Qualification. A director shall not be required to hold a
       -------------------------
share in the capital of the Corporation as qualification for his office but shall be qualified as required by the Act to become or act as a director. Any

Page EX 3.2-5

director who is not a shareholder shall be deemed to have agreed to be bound by the provisions of the articles and by-laws of the Corporation to the same extent as if he were a shareholder of the Corporation.

3.   MEETING OF DIRECTORS

3.1   Place of Meeting. Meetings of the board of directors and of a committee
      ----------------
of directors (if any) may be held within or outside of Canada.

3.2   Call. A director may, and the Secretary or an Assistant Secretary upon
      ----
request of a director shall, call a meeting of the board at any time. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the directors and alternate directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telex, facsimile, email or any method of transmitting legibly recorded messages. Accidental omission to give notice of a meeting of directors to, or by the non-receipt of notice by, any director shall not invalidate the proceedings at that meeting.

3.3   Waive Notice. Any director of the Corporation may file with the
      -------------
Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the directors need be given to such director or, unless the director otherwise requires in writing to the Secretary, to his alternate director, and all meetings of the directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

3.4   No Notice. It shall not be necessary to give notice of a meeting of
      ---------
directors to any director or alternate director if such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed.

3.5   Chair. The Chairman of the Board, if any, or in his absence the
      -----
President, shall preside as chairman at every meeting of the directors, or if neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the Corporation may act as chairman of a meeting of the directors.

3.6   Vacancy. The directors may act notwithstanding any vacancy in their
      -------
body, but, if and so long as their number is reduced below the number fixed pursuant to the by-laws of the Corporation as the necessary quorum of directors, the directors may act for the purpose of increasing the number of directors to that number, or to summon a special meeting of the Corporation, but for no other purpose. If the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.7   Defect. Subject to the provisions of the Act, all acts done at any
      ------
meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a director.

Page EX 3.2-6

3.8   Quorum. The board of directors may from time to time fix the quorum
      ------
required for the transaction of business at a meeting of the board of directors and until so fixed the quorum will be a majority of the then current number of directors, or if the number of directors is fixed at one, shall be one director.

3.9   Meetings by Telephone or Electronic Conference. A director may
      -----------------------------------------------
participate in a meeting of the board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other. A director participating in a meeting in accordance with this by-law shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

3.10   Voting. The directors may meet together for the dispatch of business,
       ------
adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote.
Meetings of the board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the board may by resolution from time to time determine.

3.11   Resolution in Lieu of Meeting. Notwithstanding any of the foregoing
       ------------------------------
provisions of this by-law, a resolution consented to in writing, whether by document, telegram, telex, facsimile or any method of transmitting legibly recorded messages, by all of the directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest day stated on any counterpart. A resolution may be consented to by a director or alternate director who has an interest in the subject matter of the resolution provided that he has otherwise complied with the provisions of the articles, by-laws and the Act.

3.12   Seconds. No resolution proposed at a meeting of directors need be
       -------
seconded, and the chairman of any meeting may move or propose a resolution.

4.   REMUNERATION OF DIRECTORS

4.1   Remuneration. The remuneration of the directors may from time to time
      ------------
be determined by the directors or, if the directors so decide, by ordinary resolution of the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any director in his capacity as officer or employee of the Corporation. The directors shall be reimbursed for reasonable travelling, hotel and other expenses they incur in and about the business of the Corporation and if any director shall perform any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Corporation's business, he may be paid a remuneration to be fixed by the board, or, at the option of such director, by the Corporation in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The directors on behalf of the Corporation, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any office or position with the Corporation or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Page EX 3.2-7

5.   SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

5.1   Ratification. The board of directors in its discretion may submit any
      ------------
contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

6.   FOR THE PROTECTION OF DIRECTORS AND OFFICERS

6.1   Conflicts. In supplement of and not by way of limitation upon any
      ---------
rights conferred upon directors by the Act, it is declared that no director shall be disqualified from his office or vacate his office by reason of holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in a contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise, nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. Subject to the Act, no director or officer shall be obliged to make any declaration of interest in respect of a contract or proposed contract with the Corporation in which such director or officer is in any way directly or indirectly interested nor shall any director be obliged to refrain from voting in respect of any such contract.

7.   INDEMNITIES TO DIRECTORS AND OFFICERS

7.1   Indemnity. Subject to the Act, the Corporation may indemnify a director
      ---------
or officer or former director or officer of the Corporation or of a corporation of which the Corporation is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Corporation or a director of officer of such corporation, including any action brought by the Corporation or any such corporation. Each director or officer of the Corporation on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

7.2   Failure. The failure of a director or officer of the Corporation to
      -------
comply with the provisions of the Act or of the articles or the by-laws shall not invalidate any indemnity to which he is entitled under the by-laws.

7.3   Insurance. The directors may cause the Corporation to purchase and
      ---------
maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of any corporation of which the Corporation is or was

Page EX 3.2-8

a shareholder and his heirs or personal representatives, against any liability incurred by him as such director, officer, employee or agent.

8.   OFFICERS

8.1   Appointment. The board of directors shall annually or as often as may
      -----------
be required appoint a President and a Secretary and, if deemed advisable, may annually or as often as may be required appoint a Chairman of the Board, a Vice-Chairman of the Board, a Managing Director, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. A director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may, but need not be, known as the Secretary-Treasurer. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors.

8.2   Vacancies. If the office of any officer of the Corporation shall be or
      ---------
become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President, and may, in the case of any other office, appoint a person to fill such vacancy.

8.3   Remuneration and Removal. The remuneration of all officers appointed by
      ------------------------
the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

8.4   Powers and Duties. All officers shall sign such contracts, documents or
      -----------------
instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

8.5   Duties may be Delegated. In case of the absence or inability to act of
      -----------------------
any officer of the Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

8.6   Chairman of the Board. The Chairman of the Board (if any) shall, when
      ---------------------
present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

8.7   Vice-Chairman of the Board. If the Chairman of the Board is absent or
      --------------------------
is unable or refuses to act, the Vice-Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

8.8   Managing Director. The Managing Director shall be a resident Canadian
      -----------------
and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the Act.

8.9   President. Unless the Board determines otherwise, the President shall
      ---------
be the Chief Executive Officer of the Corporation. He shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the

Page EX 3.2-9

Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.9 of this by-law, at any meeting of shareholders.

8.10   Vice-President. The Vice-President or, if more than one, the
       --------------
Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.9 of this by-law, at any meeting of shareholders.

8.11   Secretary. The Secretary shall give or cause to be given notices for
       ---------
all meetings of the board of directors, the executive committee of directors (if any) and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of this by-law, of the records (other than accounting records) referred to in the Act.

8.12   Treasurer. Subject to the provisions of any resolution of the board of
       ---------
directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He or she shall keep or cause to be kept the accounting records referred to in the Act. He or she may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

8.13   Assistant Secretary and Assistant Treasurer. The Assistant Secretary
       -------------------------------------------
or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

8.14   General Manager or Manager. The board of directors may from time to
       --------------------------
time appoint one or more General Managers or Managers and may delegate to him or them full powers to manage such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

8.15   Conflicts. Every officer of the Corporation who holds any office or
       ---------
possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict in accordance with the provisions of the Act.

9.   SHAREHOLDERS' MEETINGS

9.1   Annual Meeting. Subject to the Act and the Articles, the annual meeting
      --------------
of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Canada or, if all

Page EX 3.2-10

the shareholders entitled to vote at such meeting so agree, outside Canada.

9.2   Special Meetings. Subject to the Act and the Articles, special meetings
      ----------------
of the shareholders may be convened by order of the board of directors at any date and time and at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

9.3   Meetings by Telephone or Electronic Conference. A shareholder may
      -----------------------------------------------
participate in a meeting of the shareholders by means of conference telephones or other communications facilities by means of which all shareholders participating in the meeting can hear each other. A person participating in a meeting by such means in accordance with this bylaw shall be deemed to be present at the meeting and to have so agreed shall be entitled to vote by means of telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

9.4   Notice. A notice stating the day, hour and place of meeting shall be
      ------
given by serving such notice on such persons as are entitled by law or under this by-law to receive such notice from the Corporation in the manner specified in paragraph 0 of this by-law or in such manner as may be prescribed by the directors, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the day of the meeting. Notice of a meeting at which special business is to be transacted shall state: (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting. Except as otherwise provided by the Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the registered office or records office of the Corporation or at some other place designated in the notice during usual business hours up to the date of such general meeting.

9.5   Waiver of Notice. A shareholder and any other person entitled to attend
      ----------------
a meeting of shareholders may in any manner waive notice or reduce the period of notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

9.6   Omission of Notice. The accidental omission to give notice of any
      -------------------
meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

9.7   Votes. Subject to the Act, every question submitted to any meeting of
      -----
shareholders shall be decided in the first instance by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is directed by the Chairman or a shareholder or proxyholder entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall on a show of hands or on a ballot not have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled as a member or proxyholder and this provision shall apply notwithstanding the Chairman is interested in the subject matter of the resolution.

9.8   Declaration. At any meeting, unless a ballot is demanded, a declaration
      -----------
by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Page EX 3.2-11

9.9   Chair. The Chairman of the Board, if any, or in his absence the
      -----
President of the Corporation or in his absence a Vice-President of the Corporation, if any, shall be entitled to preside as chairman at every meeting of shareholders of the Corporation. Notwithstanding the foregoing, with the consent of the meeting, which consent may be expressed by the failure to object of any person present and entitled to vote, the solicitor of the Corporation may act as chairman of the meeting of shareholders. If at any meeting of shareholders neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present, shall choose someone of their number, or the solicitor of the Corporation, to be chairman. If all the Directors present, and the solicitor of the Corporation, decline to take the chair or fail to so choose or if no Director be present, the persons present and entitled to vote shall choose some person in attendance, who need not be a shareholder, to be chairman.

9.10   Ballot. A ballot may be demanded either before or after any vote by a
       ------
show of hands by any person entitled to vote at the meeting. No poll may be demanded on the election of the chairman. If at any meeting a ballot is demanded on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs but in no event later than seven days after the meeting. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a ballot may be withdrawn.

9.11   Determination. In the case of any dispute as to the admission or
       -------------
rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

9.12   Action. Unless the Act, the articles or the by-laws otherwise provide,
       ------
any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

9.13   Votes. Subject to any special voting rights or restrictions attached
       -----
to any class of shares and the restrictions on joint registered holders of shares:

        (a)   on a show of hands:

              (i) every shareholder who is present in person and entitled to vote shall have one vote; and

              (ii) a proxyholder duly appointed by a holder of a share who would have been entitled to vote shall have one vote; and

        (b) on a poll, every shareholder shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

9.14   Not Registered. Any person who is not registered as a shareholder but
       ---------------
is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a shareholder; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

Page EX 3.2-12

9.15   Corporate Representative. Any corporation not being a subsidiary which
       ------------------------
is a shareholder of the Corporation may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Corporation personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Corporation in writing by written instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a shareholder may appoint a proxyholder.

9.16   Unsound Mind. A shareholder of unsound mind entitled to attend and
       -------------
vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee or curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee or curator bonis, or other person may appoint a proxyholder. The chairman may require such proof of such appointment as he sees fit.

9.17   Joint Registered Holders. In the case of joint registered holders of a
       ------------------------
share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register of shareholders. Several legal personal representatives of a deceased shareholder whose shares are registered in his sole name shall, for the purpose of this by-law, be deemed joint registered holders.

9.18   Proxyholders. A shareholder holding more than one share in respect of
       ------------
which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholders to attend, act and vote for him on the same occasion. If such a shareholder should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A shareholder may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

9.19   Proxyholders. Any person, having attained the age of majority, may act
       ------------
as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings, and to the extent permitted by the Act.

9.20   Proxyholder. A person appointed by proxy need not be a shareholder.
       -----------

9.21   Proxies. A proxy shall be in writing under the hand of the appointor
       -------
or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney of that corporation.

9.22   Deposit of Proxies. Unless the directors fix some other time by which
       -------------------
proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting or form of proxy, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed.

Page EX 3.2-13

9.23   Deposit of Proxies. In addition to any other method of depositing
       -------------------
proxies provided for in the by-laws, the directors may by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time for depositing the proxies. If the Corporation is or becomes a reporting company, the time so fixed shall not exceed 48 hours (excluding Saturdays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders and providing for particulars of such proxies to be sent to the Corporation or any agent of the Corporation in writing or by letter, telegram, telex, facsimile or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Corporation or of any agent of the Corporation appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part.

9.24   Death or Incapacity. A vote given in accordance with the terms of a
       --------------------
proxy is valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote was taken.

9.25   Retain Ballots. Every ballot cast upon a poll and every proxy
       --------------
appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Act may provide.

9.26   Votes on Poll. On a poll a person entitled to cast more than one vote
       --------------
need not, if he votes, use all his votes or cast all the votes he uses in the same way.

9.27   Determinations. The chairman of the meeting may determine whether or
       --------------
not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

9.28   Form of Proxy. Subject to the provisions of Part IV of the
       --------------
Regulations, a proxy may be in the following form or in any other form that the directors or the chairman of the meeting shall approve or accept:

    "The undersigned shareholder of ___________________________ hereby appoints, _________________________, of ___________________________ or failing him,
    ___________________________, of ________________________________ as the
    nominee of the undersigned to attend, act and vote for the undersigned and on behalf of the undersigned at the ___________ meeting of the shareholders of the said corporation to be held on the ________ day of __________, ___ and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

    DATED this ________ day of __________, ___.

    _________________________________
    Signature of Shareholder

Page EX 3.2-14

9.29   Revocation. Every proxy may be revoked by an instrument in writing:
       ----------

       (a) executed by the shareholder giving the same or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation; and

       (b) delivered either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.

9.30   Adjournment. The chairman of any meeting may and shall, if so directed
       -----------
by the meeting, adjourn the same from time to time to a fixed time and place and no notice of such adjournment need to be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

9.31   Seconds. No motion proposed at a general meeting need be seconded and
       -------
the chairman may propose a motion.

9.32   Quorum. Save as herein otherwise provided, a quorum for a meeting of
       ------
shareholders shall be two shareholders, or two proxyholders representing shareholders, or any combination thereof, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder. The directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Corporation shall be entitled to attend at any meeting of shareholders but no such person shall be counted in the quorum or be entitled to vote at any meeting of shareholders unless he shall be a shareholder or proxyholder entitled to vote thereat.

9.33   Quorum. If within half an hour from the time appointed for a meeting
       ------
of shareholders a quorum is not present, the meeting, if convened upon requisition by the shareholders shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place but may not transact any other business. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

9.34   Opening Quorum. No business other than the election of the chairman or
       --------------
the adjournment of the meeting shall be transacted at any general meeting unless a quorum of shareholders entitled to attend and vote is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

9.35   Resolution in lieu of Meeting. Notwithstanding any of the foregoing
       -----------------------------
provisions of this by-law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such

Page EX 3.2-15

resolution shall be filed with the minutes of the proceedings of the shareholders and shall be effective on the date stated thereon or on the latest day stated on any counterpart.

9.36   Class Meetings. Unless the Act, the articles or by-laws otherwise
       ---------------
provide, the provisions of this by-law relating to meetings shall apply with the necessary changes, and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

10.   SHARES

10.1   Allotment and Issuance. Subject to the provisions of the Act, the
       ----------------------
shares shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Corporation for the time being outstanding, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the Corporation, at such times, to such persons (including directors), in such manner, upon such terms and conditions and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

10.2   Fully Paid. No share may be issued until it is fully paid and the
       -----------
Corporation shall have received the full consideration therefor in cash, property or past services actually performed for the Corporation. The value of property or services for the purposes of this by-law shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, the fair market value thereof, and the full consideration received for a share issued by way of dividend shall be the amount declared by the directors to be the amount of the dividend.

10.3   Discounts. Subject to the Act, the Corporation or the directors on
       ---------
behalf of the Corporation, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares, debentures, share rights, warrants or debenture stock in the Corporation, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, debentures, share rights, warrants or debenture stock, provided that the rate of the commission and discount shall not in the aggregate exceed 25 per cent of the amount of the subscription price of such shares. The Corporation may also pay such brokerage fees as may be lawful.

10.4   Certificates. Every shareholder is entitled, without charge, to one
       ------------
certificate representing the share or shares of each class or series held by him; provided that, in respect of a share or shares held jointly by several persons, the Corporation shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Corporation shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by prepaid mail to the shareholder entitled thereto, and neither the Corporation nor any transfer agent shall be liable for any loss occasioned to the shareholder owing to any such share certificate so sent being lost in the mail or stolen.

10.5   Certificates. Every share certificate issued by the Corporation shall
       ------------
be in such form as the directors approve and shall comply with the Act.

10.6   Replacement Certificates. If a share certificate:
       -------------------------

       (a) is worn or defaced, the directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

Page EX 3.2-16

       (b) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

       (c) represents more than one share and the registered owner thereof surrenders it to the Corporation with a written request that the Corporation issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

There shall be paid to the Corporation such sum as the directors may from time to time fix, for each certificate to be issued under this by-law.

10.7   Trust. Except as required by law, statute or the by-laws, no person
       -----
shall be recognized by the Corporation as holding any share upon any trust, and the Corporation shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or the by-laws provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

10.8   Two Names. The certificate representing shares registered in the name
       ----------
of two or more persons shall be delivered to the person first named on the register of shareholders.

10.9   Redemption of Shares. Subject to the Act, the articles and the special
       --------------------
rights and restrictions attached to any class of shares of the Corporation, the Corporation may, by a resolution of the directors and in compliance with the Act, purchase any of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Corporation is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Corporation insolvent. Subject to the Act, any shares purchased or redeemed by the Corporation may be sold or, if cancelled, reissued by it, but while such shares are held by the Corporation, it shall not exercise any vote in respect of such shares and no dividend or other distribution shall be paid or made thereon. If the Corporation proposes at its option to redeem some but not all of the shares of any class or series, the directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected and such redemption may or may not be made pro rata among every shareholder holding any such shares as the directors may determine.

10.10   Signatures. Subject to the Act, the signature of the Chairman of the
        ----------
Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President or any other director or officer of the Corporation may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, the Vice-President, the director or the officer whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they have been signed manually.
Where the Corporation has appointed a registrar, transfer agent, branch registrar or branch transfer agent for the shares (or for the shares of any class or classes) of the Corporation, the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent, branch registrar or branch transfer agent, such certificates so

Page EX 3.2-17

signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

11.   TRANSFER OF SECURITIES

11.1   Transfer of Shares. Subject to the restrictions, if any, set forth in
       -------------------
the articles and the by-laws, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer of any share of the Corporation shall be in the form, if any, on the back of the Corporation's share certificates or in such other form as the directors may from time to time approve or accept. If the directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

11.2   Signature. The signature of the registered owner of any shares, or of
       ---------
his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

11.3   Transferee. Neither the Corporation nor any director, officer or agent
       ----------
thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

11.4   Instrument of Transfer. Every instrument of transfer shall be executed
       ----------------------
by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

11.5   Fees. There shall be paid to the Corporation in respect of the
       ----
registration of any transfer such sum, if any, as the directors may from time to time determine.

Page EX 3.2-18


11.6   Restriction on Transfers. Notwithstanding any other provision of the
       -------------------------
by-laws, while the Corporation is, or becomes a corporation which is not a reporting issuer as defined in the Securities Act (British Columbia), then no shares shall be transferred and entered on the register of shareholders without the previous consent of the directors expressed by a resolution of the board and the directors shall not be required to give any reason for refusing to consent to any such proposed transfer. The consent of the board required by this by-law may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the directors may determine.

11.7   Transmission of Shares. In the case of the death of a shareholder, the
       ----------------------
survivor or survivors, where the deceased was a joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Corporation as having any title to his interest in the shares. Before recognizing any legal personal representative the directors may require him to deliver to the Corporation the original or a court-certified copy of a grant of probate or letters of administration in British Columbia or such other evidence and documents as the directors consider appropriate to establish the right of the personal representative to such title to the interest in the shares of the deceased shareholder.

11.8   Death or Bankruptcy. Upon the death or bankruptcy of a shareholder,
       --------------------
his personal representative or trustee in bankruptcy, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Act shall have been deposited with the Corporation. This by-law does not apply on the death of a shareholder with respect to shares registered in his name and the name of another person in joint tenancy.

11.9   Death or Bankruptcy. Any person becoming entitled to a share in
       --------------------
consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Corporation as the Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, has the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased or bankrupt person could have made; but the directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

11.10   Transfer Agent and Registrar. The directors may from time to time by
        ----------------------------
resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

11.11   Securities Registrars. A central securities register of the
        ----------------------
Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or

Page EX 3.2-19

registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

11.12   Shareholder Indebted to the Corporation. If so provided in the
        ----------------------------------------
articles or by-laws of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

12.   DIVIDENDS

12.1   Dividends. The directors may from time to time declare and authorize
       ---------
payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any shareholder. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. The Corporation may pay any such dividend wholly or in part by the distribution of specific assets, and in particular by paid up shares, bonds, debentures or other securities of the Corporation or any other corporation, or in any one or more such ways as may be authorized by the Corporation or the directors, and where any difficulty arises with regard to such a distribution the directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled shall be made to any shareholders on the basis of the value so fixed to adjust the rights of all parties, and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the directors.

12.2   Payment Date. Any dividend declared on shares of any class by the
       -------------
directors may be made payable on such date as is fixed by the directors.

12.3   Declaration. Subject to the rights of shareholders (if any) holding
       -----------
shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

12.4   Funds. The directors may, before declaring any dividend, set aside out
       -----
of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Corporation may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Corporation or be invested in such investments as the directors may from time to time think fit. The directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

12.5   Joint Holders. If several persons are registered as joint holders of
       --------------
any share, any one of them may give an effective receipt for any dividend, bonus or other moneys payable in respect of the share.

12.6   No Interest. No dividend shall bear interest against the Corporation.
       ------------
Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

12.7   Delivery. Any dividend, bonus or other moneys payable in cash in
       --------
respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint

Page EX 3.2-20

holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

12.8   Surplus. Notwithstanding anything contained in the by-laws, the
       -------
directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof.

12.9   Fractions. Notwithstanding any other provisions of the by-laws, should
       ---------
any dividend result in any shareholders being entitled to a fractional part of a share of the Corporation, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Corporation.

13.   VOTING SHARES AND SECURITIES IN OTHER COMPANIES

13.1   Voting Other Securities. All of the shares or other securities
       ------------------------
carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

14.   INFORMATION AVAILABLE TO SHAREHOLDERS

14.1   Information. Except as provided by the Act, no shareholder shall be
       -----------
entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

14.2   Inspection. The directors may from time to time, subject to rights
       ----------
conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

15.   NOTICES

15.1   Service. Any notice or other document required by the Act, the
       -------
Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail, fax, email, cable, telegram or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to

Page EX 3.2-21

any such director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

15.2   Shares Registered in More than One Name. All notices or other
       ----------------------------------------
documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

15.3   Persons Becoming Entitled by Operation of Law. Subject to the Act,
       ----------------------------------------------
every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Corporation, shall be duly given to the person or person from who he derives his title to such share or shares.

15.4   Deceased Shareholders. Subject to the Act, any notice or other
       ----------------------
document delivered or sent by post, fax, email, cable, telegram or telex or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or person) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

15.5   Signature to Notices. The signature of any director or officer of the
       ---------------------
Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

15.6   Computation of Time. Where a given number of days' notice or notice
       --------------------
extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period.

15.7   Proof of Service. With respect to every notice or other document sent
       ----------------
by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 0 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

15.8   Record Dates. The directors may fix in advance a date, which shall not
       ------------
be more than the maximum number of days permitted by the Act, preceding the date of any meeting of shareholders, including class and series meetings, or of the payment of any dividend or to participate in a liquidation distribution or of

Page EX 3.2-22

the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in the by-laws, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes aforesaid.

15.9   Record Date. Where no record date is so fixed for the determination of
       -----------
shareholders as provided in the preceding by-law, the record date of the determination of shareholders entitled to receive notice of a meeting of shareholders shall be:

       (a) at the close of business on the day immediately preceding the day on which the notice is given; or

       (b)   if no notice is given, the day on which the meeting is held; and

the record date for the determination of shareholders for any purpose other than to establish a shareholders' right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

16.   CHEQUES, DRAFTS AND NOTES

16.1   Cheques. All cheques, drafts or orders for the payment of money and
       -------
all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or person, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

17.   CUSTODY OF SECURITIES

17.1   Custody. All shares and securities owned by the Corporation may be
       -------
lodged (in the name of the Corporation) with a chartered bank or trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

17.2   Nominees. All share certificates, bonds, debentures, notes or other
       --------
obligations belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

18.   EXECUTION OF INSTRUMENTS

18.1   Execution. Contracts, documents or instruments in writing requiring
       ---------
the signature of the Corporation may be signed by:

       (a) the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

       (b)   any two directors

Page EX 3.2-23

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.
The board of directors shall have power from time to time by resolution to appoint any director or directors, officer or officers, or any person or person, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

18.2   Seal. The corporate seal (if any) of the Corporation may be affixed to
       ----
contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors, but any such contract, document or instrument is not invalid merely because the corporate seal is not affixed thereto.

18.3   Definition. The term "contracts, documents or instruments in writing"
       ----------
as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

18.4   Securities. In particular without limiting the generality of the
       ----------
foregoing:

       (a) the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

       (b)   any two directors; or

       (c) any director or directors, officer or officers, or any person or person, on behalf of the Corporation appointed from time to time by resolution of the board of directors;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

18.5   Signatures. The signature or signatures of the Chairman of the Board,
       ----------
the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or person, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

Page EX 3.2-24


19.   FINANCIAL YEAR

19.1   Year End. The financial year of the Corporation shall terminate on
       ---------
such date in each year as the directors may from time to time by resolutions determine.

20.   BORROWING

20.1   Borrowing. Subject to the provisions of the Act, the directors may
       ---------
from time to time authorize the Corporation to:

       (a)   borrow money on the credit of the Corporation;

       (b)   issue, resell, sell or pledge debt obligations of the Corporation;

       (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

       (d) mortgage, charge, hypothecate, pledge or otherwise create a security interest on all or any property of the Corporation, owned or subsequently acquired to secure any obligation of the Corporation; and

       (e) give financial assistance to any person, directly or indirectly, by way of loan, guarantee, the provision of security or otherwise.

20.2 The directors may make any bonds, debentures or other debt obligations issued by the Corporation by their terms assignable free from any equities between the Corporation and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

20.3 The directors may authorize the issue of any bonds, debentures or other debt obligations of the Corporation at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending and voting at general meetings of the Corporation and otherwise as the directors may determine at or before the time of issue.

20.4 The Corporation shall keep or cause to be kept at its registered office in accordance with the Act a register of its debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of the Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the directors may from time to time determine and the directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

20.5 Every bond, debenture or other debt obligation of the Corporation shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligations appointed by the Corporation or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

Page EX 3.2-25


20.6 The Corporation shall keep or cause to be kept a register of its indebtedness to every director or officer of the Corporation or an associate of any of them in accordance with the provisions of the Act.

21.   DISCLOSURE OF INTEREST OF DIRECTORS

21.1   Conflicts. A director who is in any way, directly or indirectly,
       ---------
interested in an existing or proposed contract or transaction with the Corporation or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a director, as the case may be, in accordance with the provisions of the Act.

21.2 A director shall not vote in respect of any such contract or transaction with the Corporation in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Act, the prohibitions contained in this by-law shall not apply to:

       (a) any contract or transaction relating to a loan to the Corporation, the repayment of all or part of which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing;

       (b) any contract or transaction made, or to be made, with or for the benefit of an affiliated corporation of which a director is a director or officer;

       (c) any contract by a director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or any contract, arrangement or transaction in which a director is, directly or indirectly interested if all the other directors are also, directly or indirectly interested in the contract, arrangement or transaction;

       (d)   determining the remuneration of the directors in that capacity;

       (e) purchasing and maintaining insurance to cover directors against liability incurred by them as directors; or

       (f)   the indemnification of any director by the Corporation.

These exceptions may from time to time be suspended or amended to any extent approved by the Corporation in general meeting and permitted by the Act, either generally or in respect of any particular contract or transaction or for any particular period.

21.3 The interest of a director in any matter described in this by-law or otherwise shall not affect such director's alternate director and such alternate director may be counted in a quorum and may vote upon such matter notwithstanding disqualification of the director, nor shall a disqualification of an alternate director affect the ability of a director to be counted in a quorum or to vote on a matter in which such director's alternate director shall be disqualified.

21.4 A director may hold any office or position with the Corporation, other than the office of auditor of the Corporation, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or position or as vendor,

Page EX 3.2-26

purchaser or otherwise, and, subject to compliance with the provisions of the Act, no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested shall be liable to be voided by reason thereof.

21.5 Subject to compliance with the provisions of the Act, a director or his firm may act in a professional capacity for the Corporation and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

21.6 A director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Act, such director shall not be accountable to the Corporation for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.

MADE by resolution of the Board of Directors on the 11th day of January, 2002.



                                           /s/ Robert W. Reider
                                           -------------------------------------
                                           President

                                           /s/ Christina Yip
                                           -------------------------------------
                                           Secretary

CONFIRMED by the Shareholders in accordance with the Canada Business Corporations Act on the 15th day of February, 2002.


                                           /s/ Christina Yip
                                           -------------------------------------
                                           Secretary

Exhibit 4.1
Page EX 4.1-1

                                [Front of Certificate]


                   CONTINUED UNDER THE CANADA BUSINESS CORPORATIONS ACT

                               [Cardiome Pharma Corp Logo]


                                                               CUSIP 14159U 20 2

THIS CERTIFIES THAT _______________________________________



Is the registered holder of _______________________________


                        FULLY PAID AND NON-ASSESSABLE COMMON SHARES

in the Capital of the above named Corporation subject to the Articles of Continuance and By-Laws of the Corporation transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.

                                          DATED

                                          COUNTERSIGNED AND REGISTERED
                                          PACIFIC CORPORATE SERVICES LTD.
                                          TRANSFER AGENT AND REGISTRAR
                                          (VANCOUVER; TORONTO)

-----------------------------------
           PRESIDENT

                                          BY
                                             ----------------------------------
                                                     Authorized Officer

-----------------------------------
           SECRETARY

   The Shares represented by this certificate are transferable at the office of Pacific Corporate Services Ltd., Vancouver, B.C., or Toronto, Ont.

Page EX 4.1-2

                            [Back of Certificate]


  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                Please insert social insurance number of transferee
                          __|__|__-__|__|__-__|__|__


--------------------------------------------------------------------------------
                       (Name and address of transferee)


--------------------------------------------------------------------------------


_______________________________________________________________________ shares registered in the name of the undersigned on the books of the Corporation named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints

_______________________________________________________________________ the
attorney of the undersigned to transfer the said shares on the register of transfers and books of the Corporation with full power of substitution hereunder.

       DATED:
             ------------------------



-------------------------------------      ----------------------------------
        (Signature of Witness)                  (Signature of Shareholder)


NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a chartered bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.


      Signature Guaranteed By:
                               -------------------------------------------------
--------------------------------------------------------------------------------

Exhibit 4.2
Page EX 4.2-1






                                  CARDIOME PHARMA CORP.

                       Common Share Purchase Warrant Indenture

                                Made as of March 8, 2002















                             CATALYST CORPORATE FINANCE LAWYERS

Page EX 4.2-2

                          COMMON SHARE PURCHASE WARRANT INDENTURE
                          ---------------------------------------


THIS COMMON SHARE PURCHASE WARRANT INDENTURE made as of March 8, 2002,

BETWEEN:

           CARDIOME PHARMA CORP., a company incorporated pursuant to
           ----------------------
           the laws of British Columbia and having an office at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2

           (the "Company")

                                                               OF THE FIRST PART

AND:

           PACIFIC CORPORATE TRUST COMPANY, a trust company
           -------------------------------
           incorporated pursuant to the laws of British Columbia and having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8

           (the "Trustee")

                                                              OF THE SECOND PART


     WHEREAS the Company proposes to create and issue Warrants to be constituted and issued in the manner herein set forth;

     AND WHEREAS the Company, under the laws relating thereto, is authorized to create and issue the Warrants;

     AND WHEREAS the Company represents to the Trustee that all necessary resolutions of the directors of the Company have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution, issue and delivery of the Warrants and to make the same legal, valid and binding on the Company in accordance with the laws relating to the Company and to approve and confirm the terms and conditions of this Indenture;

     AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

     AND WHEREAS the Trustee has been appointed and agreed to act as trustee on behalf of the Warrantholders on the terms and conditions set forth herein.

     NOW THEREFORE THIS INDENTURE WITNESSES THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

Page EX 4.2-3

1.   INTERPRETATION

1.1   Definitions
      -----------

      In this Indenture and in the Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith, the following phrases and words have the respective meanings indicated opposite them as follows:

      (a) "Agents" means Sprott Securities Inc. and Raymond James Ltd., the agents under the Agency Agreement;

      (b) "Agency Agreement" means the agency agreement dated as of February 28, 2002 between the Company and the Agents under which the Agents agreed to act as agents of the Company in connection with the offering of a minimum of 19,378,313 Units and a maximum of 29,067,469 Units;

      (c) "Applicable Legislation" means the provisions of any statute of Canada or the United States or a province or state thereof and of regulations under any such named or other statute relating to trust indentures and/or to the rights, duties and obligations of trustees and of corporations under trust indentures, and of corporations issuing their securities under trust indentures, to the extent that any such provisions are from time to time in force and applicable to this Indenture;

      (d) "Business Day" means a day which is not a Saturday, Sunday or legal holiday in the City of Vancouver, British Columbia or Toronto, Ontario;

      (e) "Commissions" means the securities regulatory authorities in each of British Columbia, Alberta, Manitoba, Ontario and Quebec;

      (f) "Common Share" means a fully paid and non-assessable common share without par value in the capital of the Company as such capital is presently constituted;

      (g) "Company's auditors" means the firm of accountants duly appointed as auditors by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

      (h) "Company" means Cardiome Pharma Corp., a company existing under the laws of the Province of British Columbia and its lawful successors from time to time;

      (i) "Designated Provinces" means the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec;

      (j) "director" means a director of the Company for the time being, and unless otherwise specified herein, reference to "action by the directors" means action by the directors of the Company as a board or, whenever duly empowered, action by a committee of the board;

      (k) "Dividends paid in the Ordinary Course" means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Common Share in any fiscal year of the Company to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:

Page EX 4.2-4

            (i) 100% of the aggregate amount or value of the dividends declared payable by the Company on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

            (ii) 50% of the consolidated net earnings of the Company, before extraordinary items but after dividends paid on any and all shares of the Company ranking prior to or on a parity to the Common Shares (if any) for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Company for such 12 month period or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);

            and for such purposes the amount of any dividends paid in other than cash or shares shall be the fair market value of such dividends as determined by the directors;

      (l) "Exercise Price" means a price of $1.66 per Warrant Share which is the consideration required to be paid to the Company upon the Warrantholder exercising a Warrant to acquire a Warrant Share unless such price has been adjusted pursuant to the provisions of Article 4 in which case it will mean the adjusted price in effect at the applicable time;

      (m)   "Expiry Date" means March 8, 2004;

      (n)   "Expiry Time" means 5:00 p.m. (Toronto time) on the Expiry Date;

      (o) "Indenture", "herein", "hereto, "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "Section", "Subsection" and "paragraph" followed by a number mean and refer to the specified Article, Section, Subsection or paragraph of this Indenture;

      (p) "Prospectus" means a final prospectus of the Company dated February 28, 2002 filed with the Commissions by the Company which qualifies the proposed distribution of the Common Shares and Warrants, comprising the Units in British Columbia, Alberta, Manitoba, Ontario and Quebec;

      (q) "Securities Act" means the United States Securities Act of 1933, as amended;

      (r) "Subsidiary of the Company" means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

Page EX 4.2-5

      (s) "Trading Days" means any day on which the facilities of any stock exchange on which the Common Shares are listed are open for trading;

      (t) "Trustee" means the Company's registrar and transfer agent, Pacific Corporate Trust Company, having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8;

      (u) "Unit" means a unit consisting of one Common Share and one-quarter of one Warrant;

      (v) "U.S. Person" and "United States" have the meanings ascribed thereto in Regulation "S" under the Securities Act, as set out on Schedule "B";

      (w) Warrant" means a common share purchase warrant which entitles the holder to purchase one Warrant Share at the Exercise Price at any time on or before the Expiry Time on the Expiry Date and having the terms and conditions described in this Indenture;

      (x) "Warrant Certificate" means a certificate evidencing one or more Warrants, substantially in the form attached hereto as Schedule "A";

      (y) "Warrant Share" means a previously unissued Common Share issued pursuant to the exercise of a Warrant; and

      (z)   "Warrantholder" means the registered holder of an outstanding
            Warrant.

1.2   Headings
      --------

      The division of this Indenture into Articles, Sections, Subsections or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Warrants.

1.3   Gender
      ------

      Unless otherwise expressly provided or unless context otherwise requires, words importing the singular and neuter include the plural and vice versa and words importing the masculine gender include the feminine gender.

1.4   Weekends and Holidays
      ---------------------

      If the date for the taking of any action under this Indenture expires on a Saturday, Sunday or a legal holiday in the Province of British Columbia, such action may be taken on the next succeeding Business Day with the same force and effect as if taken within the period for the taking of such action.

1.5   Meaning of "outstanding" for Certain Purposes
      ---------------------------------------------

      Every Warrant represented by a Warrant Certificate countersigned by the Trustee and delivered to the holder is deemed to be outstanding until it is cancelled or surrendered to the Trustee upon the exercise thereof, pursuant to
Article 5, for cancellation or until the Expiry Time on the Expiry Date. Where a new Warrant Certificate has been issued pursuant to Section 2.6 to replace one which has been mutilated, lost, stolen or destroyed, the Warrants represented by only one of such Warrant Certificates are counted for the purpose of determining the aggregate number of Warrants outstanding. A Warrant Certificate that has

Page EX 4.2-6

been partially exercised will be deemed to be outstanding only to the extent of the unexercised part of the Warrants.

1.6   Time
      ----

      Time is of the essence in all respects in this Indenture and the Warrant Certificates.

1.7   Applicable Law
      --------------

      This Indenture and the Warrant Certificates shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts, and the Company and the Trustee irrevocably attorn to the jurisdiction of the courts of British Columbia in connection with any disputes which may arise in connection with this Indenture or the Warrant Certificates or both.

1.8   Currency
      --------

      All references to currency herein are to Canadian dollars unless otherwise indicated.

1.9   Schedules
      ---------

      The attached Schedules "A" and "B" are incorporated into and form part of this Indenture.

1.10   Language
       --------

      The parties hereto confirm their express wish that this Indenture and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

      Les parties reconnaissent leur volonte expresse que le present acte de fiducie ainst que tous les documents et contracts s'y rattachant directement ou indirectement solent rediges en anglais.

2.   ISSUE OF WARRANTS

2.1   Creation, Form and Terms of Warrants
      ------------------------------------

      (a) The Company hereby creates and authorizes for issuance up to 12,256,883 Warrants, each Warrant entitling the Warrantholder thereof to acquire, upon payment of the Exercise Price and subject to adjustment, one Warrant Share for each whole Warrant.

      (b) Subject to the provisions hereof, the Warrants issued under this Indenture are limited in the aggregate to 12,256,883 Warrants and one whole Warrant entitles the holder thereof to acquire, upon payment of the consideration of the Exercise Price, one Warrant Share, at any time from and after the date of issue of the Warrant to and including the Expiry Time, provided that the number of Warrant Shares receivable on exercise of a Warrant is subject to increase or decrease so as to give effect to the adjustments required by Article 4.

      (c) The Warrants will be issued in registered form and the Warrant Certificates will be substantially in the form set out or referred to in Schedule "A" attached hereto with, subject to the provisions of this Indenture, such additions, variations, or omissions as may from time to time be agreed upon between the Company and the Trustee

Page EX 4.2-7

            and are numbered in such manner as the Company with the approval of the Trustee may prescribe. Fractional Warrants will not be issued. Warrant Certificates may be issued in any denomination of whole Warrants. All Warrants are, save as to denominations, of like tenor and effect. The Warrant Certificates may be engraved, printed, lithographed, or partly in one form and partly in another, as the Company may determine. No change in the form of the Warrant Certificates is required by reason of any adjustment made pursuant to Article 4 hereof in the number of Warrant Shares which may be acquired pursuant to the exercise of the Warrants. The form of any Warrant Certificates issued after any event which requires an adjustment pursuant to Article 4 hereof will be modified as required to give effect to any such adjustment.

2.2   Transferability and Ownership of Warrants
      -----------------------------------------

      (a) The Company hereby appoints the Trustee as registrar of the Warrants and will cause the Trustee to keep at its Vancouver office set forth in Section 1.1 a register in which the Trustee will enter the names and addresses of the Warrantholders and other particulars, prescribed by law, of the Warrants held by them, together with a record of transfer in which particulars of all transfers of Warrants will be recorded. The Trustee will cause the register to be open at all reasonable times for inspection by the Company, the Agents and any Warrantholder.

      (b) The Warrants may only be transferred, in accordance with applicable laws and stock exchange rules and upon compliance with the conditions herein, on the register kept at the office of the Trustee pursuant to Subsection 2.2(a) by the Warrantholder (or its legal representatives or its attorney duly appointed) surrendering the Warrant Certificate to the offices of the Trustee, and by the Warrantholder and its transferee duly executing the transfer form attached to the Warrant Certificate and complying with applicable laws and such other reasonable requirements as the Company and the Trustee may prescribe.

      (c) Notwithstanding anything contained in this Indenture, in the Warrant Certificate or in any subscription agreements under which Warrants were issued and sold, the Trustee, relying solely on the transfer form or such other reasonable requirements as the Company and Trustee may prescribe pursuant to Subsection 2.2(b) or this
            Subsection:

            (i) will not register any transfer of a Warrant to a non-U.S. Person outside of the United States unless:

                  (A) the Trustee, prior to such transfer, has received a properly completed and executed certificate in the form attached as Appendix 4 to the Warrant Certificate, from the Warrantholder; and

                  (B) the Warrant is transferred outside the United States to a non-U.S. Person who properly completes, executes and delivers to the Trustee a certificate in the form attached as Appendix 5 to the Warrant Certificate;

                  however, upon receipt of such duly executed certificates the Trustee will proceed with such registration, subject to such terms and conditions, including legending the Warrant Certificates, as may be required by law; and

            (ii) will not register any transfer of a Warrant if it has reasonable grounds to believe that such transfer is otherwise not in accordance with applicable law.

Page EX 4.2-8

      (d) The Trustee will not register a transfer of a Warrant to or in the name of a U.S. Person or the agent of any such U.S. Person or the name of a person who the Trustee has reasonable grounds to believe is in the United States or is a U.S. Person or the agent of a U.S. Person, unless the Company has received a written opinion of counsel or other evidence satisfactory to it that the transfer of Warrants by such person is in compliance with applicable United States federal and state securities laws and the Company has provided a direction to the Trustee to proceed with such registration, subject to such terms or conditions, including legending the Warrant Certificates, as may be required at law.

      (e) The Company and the Trustee may deem and treat the registered holder of any Warrant Certificate as the absolute legal and beneficial owner thereof for all purposes, free from all equities or rights of set off or counterclaim between the Company and any previous holder of such Warrant, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction, and neither the Company nor the Trustee is affected by any notice to the contrary.

      (f) Subject to the provisions of this Indenture and applicable law, the Warrantholder will be entitled to the rights and privileges attaching to the Warrants, and the issue of the Warrant Shares by the Company upon exercise of the Warrants by the Warrantholder in accordance with the terms and conditions herein contained will discharge all responsibilities of the Company and the Trustee with respect to such Warrants and neither the Company nor the Trustee will be bound to inquire into the title of any such registered holder except as aforesaid.

      (g) Notwithstanding any other provision of this Section 2.2, in connection with any transfer of Warrants, the transferor and transferee will comply with all reasonable requirements of the Trustee as the Trustee may deem necessary to secure the obligations of the transferee of such Warrants with respect to the sale of such Warrants to the Company pursuant to Section 2.9.

2.3   Warrantholders Not Shareholders
      -------------------------------

      A Warrantholder is not deemed or regarded as a shareholder of the Company nor is such Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and in the Warrant Certificates.

2.4   Enforcement of Rights of Warrantholders
      ---------------------------------------

      (a) All or any of the rights conferred upon a Warrantholder by the terms of a Warrant or of this Indenture may be enforced by the holder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the Warrants from time to time outstanding.

      (b) No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in the Warrant Certificates shall be had against any shareholder, officer or director, past, present or future, of the Company or of any Subsidiary of the Company or of any successor company, either directly or through the Company, or any Subsidiary of the Company or otherwise, by any legal or equitable proceeding by virtue of any statute or otherwise.

Page EX 4.2-9


      (c) This Indenture and the Warrants issued hereunder are solely corporate obligations and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors, past, present or future, of the Company, or of any of its subsidiaries, or any successor company, under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Warrant Certificates; and any personal liability of any nature whatsoever either at common law, in equity or by statute of, and any right or claim against any such shareholder, officer or director are hereby expressly waived as a condition of and as consideration for the execution of this Indenture and the issue of the Warrants.

2.5   Signing of Warrants
      -------------------

      Any one director or officer of the Company shall sign the Warrant Certificates either manually or by facsimile signature and the Warrant Certificate need not be under the seal of the Company. A facsimile signature upon any Warrant Certificate is for all purposes hereof, deemed to be the signature of the person whose signature it purports to be and to have been manually signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Warrant Certificate, such fact does not affect in any way the validity of the Warrants or the entitlement of the Warrantholder to the benefits of this Indenture or of the Warrant Certificate.

2.6   Countersigning
      --------------

      No Warrant Certificate shall be issued, or if issued, is valid or exercisable or entitles the holder thereof to the benefits of this Indenture until the Warrant Certificate has been countersigned by the Trustee and such certification by the Trustee upon any Warrant Certificate will be conclusive evidence as against the Company that the Warrant Certificate so certified has been duly issued hereunder, is a valid obligation of the Company and that the holder is entitled to the benefits hereof. The countersignature by or on behalf of the Trustee on any Warrant Certificate is not construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Warrants or as to the performance by the Company of its obligations under this Indenture and the Trustee is in no way liable or answerable for the use made of the Warrants. The countersignature of the Trustee is, however, a representation and warranty of the Trustee that the Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.7   Loss, Mutilation, Destruction or Theft of Warrants
      --------------------------------------------------

      In case any of the Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Company, in its discretion, may issue and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate entitles the holder thereof to the benefits hereof and ranks equally in accordance with its terms with all other Warrants issued hereunder.

      The Warrantholder applying for the issue of a new Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as is

Page EX 4.2-10

satisfactory to the Company in its discretion. The Company may require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Trustee in their discretion, and the applicant shall pay the reasonable charges of the Company and the Trustee in connection therewith.

2.8   Exchange of Warrants
      --------------------

      A Warrantholder may at any time prior to the Expiry Time, by written instruction delivered to the Trustee at the office set forth in Section 1.1, exchange his Warrant Certificates for Warrant Certificates evidencing Warrants in other denominations entitling the Warrantholder to acquire in the aggregate the same number of Warrant Shares as it was entitled under the Warrant Certificates so surrendered, in which case the Trustee may make a charge sufficient to reimburse it for any government fees or charges required to be paid and an additional reasonable charge for every Warrant Certificate issued upon exchange. The Warrantholder surrendering such Warrant Certificate shall bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Warrant Certificate. The Company shall sign and the Trustee shall countersign all Warrant Certificates necessary to carry out exchanges as aforesaid.

2.9   Ranking
      -------

      All Warrants will have the same attributes and rank equally regardless of the date of actual issue. If, upon an invitation for tenders, more Warrants are tendered at the same lowest price than the Company is prepared to accept at that price, the Warrants to be purchased by the Company shall be selected by the Trustee by lot, or in any other manner as the Trustee may deem equitable, from the Warrants tendered by each tendering Warrantholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Warrants may be so selected and regulations so made shall be valid and binding upon all Warrantholders notwithstanding the fact that, as a result thereof, the Warrants held by a holder or represented by a Warrant Certificate become subject to purchase in part only.

2.10   Purchase of Warrants for Cancellation
       --------------------------------------

       Subject to applicable law, the Company may, at any time or from time to time, purchase all or any of the Warrants in the market, by private contract or otherwise on such terms as the Company may determine. Any Warrants purchased hereunder by the Company shall be delivered to and cancelled by the Trustee immediately following such purchase and no Warrants shall be issued in substitution thereof.

3.   COVENANTS OF THE COMPANY

     The Company represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and the Warrantholders as follows:

3.1   To Issue Warrants and Reserve Warrant Shares
      --------------------------------------------

      That it is duly authorized to create and issue the Warrants and that the Warrants, when issued and countersigned by the Trustee will be valid and enforceable against the Company in accordance with their terms and the terms of this Indenture and that, subject to the provisions of this Indenture, the Company shall cause the Warrant Shares from time to time subscribed for and purchased pursuant to the exercise of Warrants to be duly issued and delivered in accordance with the terms of the Warrants and the terms of this Indenture, upon payment of the Exercise Price, to the Warrantholders. At all times while any of the Warrants are outstanding, the Company shall reserve and allot out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligation to issue Warrant Shares in respect of the exercise of all Warrants outstanding from time to time. All Warrant Shares

Page EX 4.2-11

acquired pursuant to the exercise of the Warrants shall be fully paid and non-assessable and free and clear of all encumbrances arising through or under the Company.

3.2   To Execute Further Assurances
      -----------------------------

      That it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

3.3   To Carry On Business
      --------------------

      That subject to the express provisions hereof, it shall carry on and conduct and shall cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted and in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with generally accepted accounting principles provided, however, that the Company or any Subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any Subsidiary of the Company to do so; and subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Article 4 hereof) nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any Subsidiary of the Company or the abandonment of any rights and franchises of the Company or any Subsidiary of the Company if, in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such Subsidiary of the Company to do so.

3.4   Reporting Issuer
      ----------------

      That the Company is presently a reporting issuer not in default in the Provinces of British Columbia, Alberta, Ontario, Manitoba and Quebec and will use its best efforts to maintain its status as a reporting issuer not in default in the Provinces of British Columbia, Alberta, Ontario, Manitoba and Quebec and in each other province in which the Company becomes a reporting issuer following the date hereof, until the Expiry Date. The Company will make all requisite filings under applicable Canadian securities legislation and stock exchange rules to report the exercise of the right to acquire Warrant Shares pursuant to the exercise of Warrants.

3.5   Securities Qualification Requirements
      -------------------------------------

      If any instrument is required to be filed with or any permission, order or ruling is required to be obtained from any securities regulatory authority or any other step is required under any federal or provincial law of a Designated Province before any securities or property which a Warrantholder is entitled to receive pursuant to the exercise of a Warrant may properly and legally be delivered upon the due exercise of a Warrant, the Company covenants that it shall use its best efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.

3.6   Maintain Stock Exchange Listing
      -------------------------------

      That the Company will use its best efforts to maintain the listing of the Common Shares which are outstanding on The Toronto Stock Exchange and to ensure that the Common Shares and Warrant Shares comprising the Units will be listed

Page EX 4.2-12

and posted for trading on such exchange simultaneously with or as soon as possible following their issue. The Company may, at its discretion, delist the Common Shares from The Toronto Stock Exchange provided the Common Shares are listed on NASDAQ or the American Stock Exchange.

3.7   Satisfaction of Terms
      ---------------------

      That the Company will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture and the Agency Agreement.

3.8   Trustee's Remuneration and Expenses
      -----------------------------------

      The Company will pay to the Trustee from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof will be finally and fully performed, except any such expense, disbursement or advance as may arise from the negligence or willful misconduct of the Trustee or of persons for whom the Trustee is responsible.

3.9   Trustee May Perform Covenant
      ----------------------------

      If the Company fails to perform any covenant on its part herein contained, the Trustee may in its discretion, but need not, notify the Warrantholders of such failure or itself may perform any of the covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but will be under no obligation to so do; and all sums so expended or advanced will be repayable by the Company in the manner provided in Section 3.8 but no such performance or payment will be deemed to relieve the Company from any default hereunder.

3.10   Notice to Warrantholders of Certain Events
       ------------------------------------------

       The Company covenants with the Trustee for the benefit of the Trustee and the Warrantholders that, so long as any of the Warrants are outstanding, it will not:

       (a) pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution (other than a cash distribution made as a dividend out of retained earnings or contributed surplus legally available for the payment of dividends) to the holders of its Common Shares;

       (b) offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options;

       (c) make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets (excluding cash dividends) to the holders of Common Shares;

       (d) amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking (save and except for the consolidation and acquisition of Paralex, Inc. as disclosed in the Prospectus);

Page EX 4.2-13


       (e) effect any subdivision, consolidation or reclassification of its Common Shares (save and except for the consolidation as disclosed in the Prospectus); or

       (f)   liquidate, dissolve or wind-up,

unless, in each such case, the Company will have given notice, in the manner specified in Section 9.2, to each Warrantholder, of the action proposed to be taken and the date on which (a) the books of the Company will close or a record will be taken for such dividend, repayment, distribution, subscription for rights or other rights, warrants or securities, or (b) such subdivision or other distribution, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Company will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Common Shares of record will participate in the dividend or other distribution, repayment, distribution, subscription for rights or other rights, warrants or securities, or will be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in Subsections (a),
(b), (c), (d), (e) and (f) above not less than 21 days prior to the record date or the date on which the Company's transfer books are to be closed with respect thereto.

3.11   Closure of Share Transfer Books
       -------------------------------

       The Company further covenants and agrees that it will not during the period of any notice given under Section 3.10 close its share transfer books or take any other corporate action which might deprive the Warrantholders of the opportunity of exercising their Warrants; provided that nothing contained in this Section 3.11 will be deemed to affect the right of the Company to do or take part in any of the things referred to in Section 3.10 or to pay cash dividends on the shares of any class or classes in its capital from time to time outstanding.

4.   ADJUSTMENT OF NUMBER OF WARRANT SHARES

4.1   Adjustment of Number of Warrant Shares
      --------------------------------------

      The rights to acquire Warrant Shares in effect at any date attaching to the Warrants are subject to adjustment from time to time as follows:

      (a) if and whenever at any time from the date hereof and prior to the Expiry Time, the Company:

            (i) subdivides, redivides or changes its outstanding Common Shares into a greater number of shares;

            (ii) consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

            (iii) issues Common Shares or securities exchangeable or convertible to Common Shares ("convertible securities") to the holders of all or substantially all of the outstanding

Page EX 4.2-14

                   Common Shares by way of a stock dividend (other than the issue of Common Shares or convertible securities to such holders as Dividends paid in the Ordinary Course),

            any of such events in these clauses (i), (ii) and (iii) being called a "Common Share Reorganization", the number of Warrant Shares issuable under each Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or convertible securities by way of stock dividend, by multiplying the number of Warrant Shares previously issuable on the exercise of a Warrant by the fraction of which:

                   (A) the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or convertible securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities; and

                   (B) the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date or such Common Share Reorganization;

            and the Company and Trustee, upon receipt of notice pursuant to
            Section 4.4, shall make such adjustment successively whenever any event referred to in this Subsection 4.1 (a) occurs and any such issue of Common Shares or convertible securities by way of a stock dividend will be deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Subsection 4.1(a). To the extent that any convertible securities are not converted into or exchanged for Common Shares, prior to the expiration thereof, the number of Warrant Shares issuable under each Warrant shall be readjusted to the number of Warrant Shares that is then issuable based upon the number of Common Shares actually issued on conversion or exchange of such convertible securities;

      (b) if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue ("Rights Period"), to subscribe for or acquire Common Shares at a price per share to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Warrant Shares issuable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

            (i) the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

            (ii)   the denominator of which shall be the aggregate of:

Page EX 4.2-15


                   (A) the number of Common Shares outstanding as of the record date for the Rights Offering, and

                   (B) a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

      (c) if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall issue or distribute to all or to substantially all the holders of the Common Shares:

            (i) securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidences of its indebtedness; or

            (ii)   any property or other assets,

            and if such issuance or distribution does not constitute Dividends Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Warrant Shares issuable upon the exercise thereof in effect on such record date by a fraction:

            (iii) the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

            (iv)   the denominator of which shall be:

                   (A) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

                   (B) the excess, if any, of (1) the fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Company from the holders of the Common Shares, as determined by action by the directors (whose determination shall be conclusive);

Page EX 4.2-16


      (d) if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a change in the Common Shares into other shares or securities, or a capital reorganization of the Company other than as described in Subsection 4.1(a) or the triggering of a shareholders' rights plan or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a "Capital Reorganization", every Warrantholder as at the effective date of such Capital Reorganization is entitled to receive upon exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Warrant Shares issuable under the Warrants to which it was previously entitled, the kind and number of Warrant Shares or other securities or property of the Company that the Warrantholder would have been entitled to receive on such Capital Reorganization if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Warrant Shares issuable upon the exercise of Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Section 4.1. The Company shall not carry into effect any action requiring an adjustment pursuant to this Subsection 4.1(d) unless all necessary steps have been taken so that the Warrantholders are thereafter entitled to receive such kind and number of Warrant Shares, other securities or property. The Company, its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be possible, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of his acquisition rights thereafter. An indenture entered into by the Company pursuant to the provisions of this Subsection 4.1(d) is deemed a supplemental indenture entered into pursuant to the provisions of Article 7. An indenture entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Trustee must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which apply to successive Capital Reorganizations;

      (e) where this Section 4.1 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be for an event referred to herein, the Company may defer, until the occurrence of that event, issuing to the Warrantholder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Warrant Shares, other securities or property issuable upon the exercise of the Warrants by reason of the adjustment required by that event. If the Company relies on this Subsection 4.1(e) to defer issuing an adjusted number of Warrant Shares, other securities or property to a Warrantholder, the Warrantholder has the right to receive any distributions made on the adjusted number of Warrant Shares, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Warrantholder would but for the provisions of this Subsection 4.1(e), have become the holder of record of the adjusted number of Warrant Shares, other securities or property;

Page EX 4.2-17


      (f) the adjustments provided for in this Section 4.1 are cumulative. After any adjustment pursuant to this Section 4.1, the term "Warrant Share" where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Warrant Shares issuable in any exercise made pursuant to a Warrant is interpreted to mean the number of Warrant Shares Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant;

      (g) all shares of any class which a Warrantholder is at the time in question entitled to receive on the full exercise of his Warrant, whether or not as a result of adjustments made pursuant to this
            Section 4.1 are, for the purposes of the interpretation of this Indenture, deemed to be securities which that Warrantholder is entitled to acquire pursuant the exercise of a Warrant;

      (h) in the event of a question arising with respect to the adjustments provided for in this Section 4.1, that question shall be conclusively determined by the Company's auditors who shall have access to all necessary records of the Company, and a determination by the Company's auditors is binding upon the Company, the Trustee, all Warrantholders and all other persons interested therein;

      (i) no adjustment in the number of Warrant Shares issuable upon exercise of Warrants shall be made in respect of any event described in
            Section 4.1, other than the events referred to in clauses (i) and
            (ii) of Subsection (1) thereof, if the Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis (subject to the consent of The Toronto Stock Exchange), as if the Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event;

      (j) in the event that the Company after the date of issue of the Warrants takes any action affecting the Warrant Shares, other than action described in Section 4.1, which in the opinion of the directors of the Company would materially affect the rights of Warrantholders, the number of Warrant Shares issuable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval, including the approval of The Toronto Stock Exchange. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Warrant Shares shall be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances;

      (k) if the Company shall set a record date to determine the holders of the Warrants for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or exercise rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the number of Warrant Shares issuable upon exercise of any Warrant shall be required by reason of the setting of such record date; and

      (l) in the absence of a resolution of the directors fixing a record date for a Special Distribution or Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

Page EX 4.2-18


4.2   Adjustment of Exercise Price
      ----------------------------

      With respect to any adjustment in the number of Warrant Shares pursuant to the provisions of Section 4.1, the Exercise Price in effect immediately prior to such adjustment will be adjusted contemporaneously with the adjustment of the number of Warrant Shares by multiplying the Exercise Price immediately prior to such adjustment by a fraction which will be the reciprocal of the fraction employed in the adjustment of the number of Warrant Shares.

4.3   Proceedings Prior to any Action Requiring Adjustment
      ----------------------------------------------------

      As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Warrants, including the number of Warrant Shares issuable upon the exercise thereof, the Company shall take any corporate action which may in its opinion be necessary in order that the Company or any successor to the Company has unissued and reserved Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Warrant Shares and may validly and legally deliver all other securities or property which the Warrantholders are entitled to receive on the full exercise of the Warrants in accordance with the provisions hereof.

4.4   Certificate of Adjustment
      -------------------------

      The Company shall from time to time immediately after the occurrence of any event which requires an adjustment as provided in Section 4.1, save and except for the consolidation as disclosed in the Prospectus, deliver a notice to the Warrantholders and the Trustee specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

4.5   No Action After Notice
      ----------------------

      The Company covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising rights of acquisition pursuant thereto during the period of 14 days after giving of the notice set forth in Section 4.4 hereof.

4.6   Protection of Trustee
      ---------------------

      Subject to Section 8.2, the Trustee:

      (a) is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

      (b) is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

      (c) is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Warrant Shares upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this
            Article 4; and

Page EX 4.2-19

      (d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.

4.7   Notice of Special Matters
      -------------------------

      The Company covenants with the Trustee that so long as any Warrants remain outstanding it will give 14 days prior written notice in the manner provided for in Section 9 to the Trustee, each Warrantholder and to the Agents of any event which requires an adjustment to the subscription rights attaching to any of the Warrants pursuant to this Section 4. The Company covenants and agrees that such notice will contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in this Section
4. The Company further covenants and agrees that it will promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Company with the Trustee showing how such adjustment will be computed.

5.   EXERCISE AND EXPIRATION OF WARRANTS

5.1   Exercise of Warrants
      --------------------

      A Warrantholder may, at any time, and from time to time, before the Expiry Time, exercise all or any number of the Warrants which remain outstanding and are then held by the Warrantholder, by surrendering to the Trustee the Warrant Certificate or certificates representing the number of Warrants to be exercised, together with a duly completed and executed exercise form(s) in the form attached to the Warrant Certificate(s) as Appendix 2 and cash, certified cheque or bank draft in lawful money of Canada payable to or to the order of the Company or the Trustee at par in the City of Vancouver or in the City of Toronto in an amount equal to the Exercise Price multiplied by the number of Warrant Shares subscribed for. Any exercise is subject to compliance with and may be restricted by the securities laws of the Designated Provinces and is further subject to the Warrantholders providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable securities legislation. If, at the time of the exercise of the Warrants pursuant to this Section 5.1, there remain restrictions on resale under applicable securities legislation on the Warrant Shares so acquired, the Company, may, if required on the advice of counsel, endorse the certificates representing the Warrant Shares with respect to those restrictions. Upon the exercise of Warrants pursuant to this Section 5.1, the Trustee shall promptly thereafter and in any event within five days, send by registered mail certificates for the Warrant Shares to the address of the Warrantholder specified in writing by the Warrantholder to the Trustee, and if no address is so specified, to the address of the Warrantholder in the register maintained pursuant to Section 2.2(a).

      The exercise form attached to the Warrant Certificates shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such exercise form and such exercise form is not signed by the holder, his executors, administrators, other legal representatives or such holder's attorney duly appointed.

      If any of the Warrant Shares in respect of which the Warrants are exercised are to be issued to a person or persons other than the Warrantholder in accordance with the provisions of Section 2.2 hereof, the Warrantholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges exigible in connection with the issue of such Warrant Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

Page EX 4.2-20

5.2   Effect of Exercise of Warrants
      ------------------------------

      Upon the exercise and payment by the holder of the Warrants as provided in
Section 5.1, the Warrant Shares shall be deemed to have been issued and each Warrantholder is, at that time, deemed to have become the holder or holders of record of the Warrant Shares comprised therein, in respect of which the Warrants are exercised. Subject to Subsection 4.1(c), the Warrant Shares issued upon the valid exercise of Warrants are only entitled to dividends declared in favour of shareholders of record on and after the date of exercise from which date such Warrant Shares are for all purposes and are deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

5.3   Partial Exercise of Warrants
      ----------------------------

      The holder of any Warrant may acquire a number of the Warrant Shares less than the number of Warrant Shares which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise will, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

5.4   Expiration of Warrants
      ----------------------

      After the Expiry Time, all rights under any Warrants in respect of which the right of exercise herein and therein provided for shall not theretofore have been exercised in accordance herewith and therewith shall wholly cease and terminate and such Warrant shall be void and have no effect.

5.5   Fractions of Shares
      -------------------

      (a) Where a Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 4.1 or otherwise, on the exercise or partial exercise of its Warrants a fraction of a Warrant Share, such right may only be exercised in respect of such fraction in combination with another Warrant(s) which in the aggregate entitle the Warrantholder to receive a whole number of Warrant Share.

      (b) If a Warrantholder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Warrant Shares, the Warrantholder may not exercise the right to acquire a fractional Warrant Share, and, as a result, has the right to acquire only that number of Warrant Shares equal to the next lowest whole number of Warrant Shares.

5.6   Accounting and Recording
      ------------------------

      The Trustee shall promptly notify the Company with respect to Warrants exercised. The Trustee shall record the particulars of the Warrants exercised which include the name or names and addresses of the persons who become holders of Warrant Shares on exercise pursuant to this Article 5 and the number of Warrant Shares issued. Within three Business Days of the exercise of each Warrant pursuant to Section 5.1, the Trustee shall provide those particulars in writing to the Company.

      The Trustee shall promptly account to the Company with respect to the Warrants exercised and shall forward to the Company (or into an account or accounts of the Company with the bank or trust company designated by the Company for that purpose) all monies received on the purchase of the Warrant Shares through the exercise of the Warrants. All such monies, and any securities or other instruments from time to time received by the Trustee, shall be received in trust for the Company.

Page EX 4.2-21


5.7   Issuance of Warrant Shares
      --------------------------

      The Warrants and the Warrant Shares issuable upon the exercise of the Warrants have not been registered under the Securities Act, or the securities laws of any state of the United States and may not be exercised within the United States or by or on behalf of a U.S. Person or persons in the United States, unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. All certificates for Warrant Shares issued to any person who the Trustee has reasonable grounds to believe is in the United States or is a U.S. Person or acting on behalf or for the account of a U.S. Person or a person in the United States will have the following legend endorsed thereon (the "U.S. Legend"):

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SHARES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT."

provided that if the securities are being sold in a transaction meeting the requirements of Rule 904 of Regulation "S" under the Securities Act, the legend may be removed by providing a declaration to the Trustee for the securities, as the case may be, to the following effect (or as the Company may prescribe from time to time):

   "The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation "S" under the United States Securities Act of 1933, as amended (the "Securities Act") and (B) certifies that (1) the offer of such securities was not made to a person in the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (2) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities, (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), (4) the seller does not

Page EX 4.2-22

   intend to replace the securities sold in reliance on Rule 904 with fungible unrestricted securities, (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act, and (6) the undersigned is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company. Terms used herein have the meanings given to them by Regulation S."

In order to ensure compliance with applicable United States securities laws, no direct or indirect transfer or sale of Warrants bearing the U.S. Legend may be made except in compliance with the U.S. Legend or unless otherwise determined by the Company to be in accordance with applicable Canadian securities legislation.

5.8   Securities Restrictions
      -----------------------

      Notwithstanding anything herein contained, Warrant Shares will only be issued upon exercise of any Warrants in compliance with the securities laws of any applicable jurisdiction and will bear such legends as may be required under such laws.

6.   MEETINGS OF WARRANTHOLDERS

6.1   Definitions
      -----------

      In this Article 6 or otherwise in this Indenture:

      (a)   "Adjourned Meeting" means a meeting adjourned in accordance with
            Section 6.7;

      (b) "Extraordinary Resolution" means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 6, and carried by not less than 2/3 of the votes cast on such resolution; and

      (c)   "Meeting" means a meeting of the Warrantholders.

6.2   Convening Meetings
      ------------------

      The Trustee or the Company may convene a Meeting at any time at the expense of the Company. Upon receipt of a written requisition signed in one or more counterparts by Warrantholders holding not less than 5% of the Warrants outstanding, the Trustee or the Company shall convene a Meeting, provided that adequate provision has been made by the Company or the Warrantholders for the costs of convening and holding a Meeting. If the Trustee or the Company fails to give the requisite notice specified in Section 6.4 to convene the Meeting within 15 Business Days after being duly requisitioned to do so, the Warrantholders holding not less than 5% of the Warrants outstanding may themselves convene a Meeting the notice for which must be signed by a person that those Warrantholders specify, provided that the Trustee and Company receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.

6.3   Place of Meeting
      ----------------

      Every Meeting must be held in Vancouver, British Columbia or at such other place that the Trustee and Company approve.

Page EX 4.2-23

6.4   Notice
      ------

      The Trustee or the Company, as the case may be, shall give written notice of each Meeting to each Warrantholder, the Trustee (unless the meeting has been called by the Trustee), the Agents and the Company (unless the meeting has been called by the Company) in the manner specified in Article 9 at least 25 days before the date of the Meeting. The Trustee shall give written notice of each Adjourned Meeting to each Warrantholder in the manner specified in Article 9 at least 7 days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting together with such additional information as may be required to sufficiently inform the Warrantholder regarding the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Trustee or the Company, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

6.5   Quorum
      ------

      A quorum for a Meeting of the Warrantholders consists of two or more persons present in person and owning or representing by proxy not less than 5% of the Warrants then outstanding.

6.6   Chairman
      --------

      The Trustee shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Warrantholders and proxies for Warrantholders present shall choose one of their number to be chairman.

6.7   Adjourned Meeting
      -----------------

      If a quorum of the Warrantholders is not present within 30 minutes after the time fixed for holding a Meeting, the Meeting stands adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at a place determined in accordance with Section 6.3, and at a time specified by the chairman. The Trustee shall promptly and in accordance with Section 6.4 send a notice of the Adjourned Meeting to each Warrantholder. At an Adjourned Meeting, two or more Warrantholders or persons representing Warrantholders by proxy constitutes a quorum for the transaction of business for which the Meeting was convened.

6.8   Show of Hands
      -------------

      Subject to a poll and except as otherwise required herein, every question submitted to a Meeting or Adjourned Meeting except an Extraordinary Resolution, will be decided, in the first instance, by the majority of votes in a show of hands. If the vote is tied, the chairman does not have a casting vote and the motion is not carried. Each Warrantholder or person representing a Warrantholder by proxy will be entitled to one vote for every Warrant then outstanding of which such Warrantholder is the registered owner.

6.9   Poll
      ----

      When requested by a Warrantholder acting in person or by the proxy representing the Warrantholder, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the Meeting. Except as

Page EX 4.2-24

otherwise required herein, if a question has been put to a poll, that question is decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion is not carried. On a poll, each Warrantholder is entitled to one vote for every Warrant then outstanding and of which he is the registered holder. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Warrants of which they are joint registered holders.

6.10  Regulations
      -----------

      The Trustee, or the Company with the approval of the Trustee, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

      (a) setting a record date for a Meeting for determining Warrantholders entitled to receive notice of and vote at a Meeting;

      (b) voting by proxy, the form of instrument appointing a proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Warrantholder;

      (c) lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited;

      (d)   the form of the instrument of proxy; and

      (e) any other matter relating to the conduct of a meeting of Warrantholders.

      A regulation so made is binding and effective and votes given in accordance with such a regulation are valid. The Trustee may permit Warrantholders to make proof of ownership in the manner the Trustee approves.

6.11   Company and Trustee May be Represented
       --------------------------------------

      The Company, the Trustee and the Agents, by their respective directors and officers, counsel to the Company, counsel to the Agents and counsel to the Trustee may attend any meeting of Warrantholders, but shall not be entitled to vote as such.

6.12   Powers of Warrantholders
       ------------------------

       By Extraordinary Resolution passed pursuant to this Article 6, the Warrantholders may:

       (a) agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Trustee in its capacity as trustee hereunder or on behalf of the Warrantholders against the Company, which has been agreed to by the Company;

Page EX 4.2-25


      (b) direct and authorize the Trustee to exercise any discretion, power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such discretion, power, right, remedy, or authority;

      (c) direct the Trustee to enforce any covenant on the part of the Company contained in this Indenture or to waive any default by the Company in compliance with any provisions of this Indenture either unconditionally or upon any conditions specified in such resolution;

      (d) assent to any change in or omission from the provisions contained in this Indenture or the Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

      (e) without limiting the generality of Subsections 6.13(a) and (d), assent to an extension of time thereunder;

      (f) remove the Trustee or its successor in office and to appoint a new registrar and trustee to take the place of the Trustee so removed;

      (g) upon the Trustee being furnished with an indemnity that is, in its discretion, sufficient, require the Trustee to enforce any covenant of the Company contained in this Indenture or the Warrant Certificates, or to enforce any right of the Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant or right;

      (h) restrain any Warrantholder from instituting or continuing any suit or proceeding against the Company for the enforcement of a covenant on the part of the Company contained in this Indenture or any of the rights conferred upon the Warrantholders as set out in this Indenture or the Warrant Certificates;

      (i) direct a Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

      (j) waive and direct the Trustee to waive a default by the Company in complying with any of the provisions of this Indenture or the Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

      (k) assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company; and

      (l) amend, alter, or repeal any resolution previously passed pursuant to this Section 6.13.

6.13   Powers Cumulative
       -----------------

       Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time

Page EX 4.2-26

shall not be deemed to exhaust the right of the Warrantholder to exercise such power or combination of powers then or thereafter from time to time.

6.14   Minutes of Meetings
       -------------------

       The Trustee shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Company and shall make available those minutes and records at the office of the Trustee for inspection by a Warrantholder or his authorized representative at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting of the Warrantholders, such minutes shall be prima facie evidence of the matters therein stated, and until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.15   Written Resolutions
       -------------------

      Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Warrantholders holding not less than a majority of the Warrants outstanding in the case of a resolution, or not less than 2/3 of the Warrants outstanding in the case of a Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, a resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.

6.16   Binding Effect
       --------------

       A resolution of the Warrantholders passed pursuant to this Article 6 is binding upon all Warrantholders. Upon the passing of a Warrantholder's resolution at a meeting of the Warrantholders, or upon the signing of a written resolution or instrument pursuant to Section 6.16 and delivery by the Company to the Trustee of an original, certified or notarial copy, or copies, of such resolution as executed or passed by the Warrantholders, the Trustee is entitled to and shall give effect thereto.

7.   SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS

7.1   Provision for Supplemental Indentures for Certain Purposes
      ----------------------------------------------------------

      From time to time the Company shall, when authorized by the directors of the Company, and the Trustee may, subject to the provisions of this Indenture, execute and deliver by their proper officers, deeds, indentures or instruments supplemental hereto, which thereafter form part hereof for any one or more or all of the following purposes:

      (a) making any additions to, deletions from or alterations of the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Company and the Trustee are necessary or advisable, provided the same are not, in the opinion of the counsel of the Trustee prejudicial to the interests of the Warrantholders;

      (b) adding to the covenants of the Company in this Indenture for the protection of the Warrantholders;

      (c) evidencing any succession, (or successive successions), of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

Page EX 4.2-27


      (d) setting forth any adjustments resulting from the applicable of the provisions of Article 4;

      (e) making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder;

      (f)   giving effect to an Extraordinary Resolution;

      (g) to rectify any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any deed or indenture supplemental or ancillary hereto provided that, in the opinion of the counsel of the Trustee, the rights of the Warrantholder are not prejudiced thereby;

      (h) adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates of different denominations, and making any modification in the form of the Warrant Certificate which does not affect the substance thereof; or

      (i) for any other purpose not inconsistent with the provisions of this Indenture, provided that the rights of the Trustee or of any of the Warrantholders are in no way prejudiced thereby.

7.2   Company May Consolidate, etc. on Certain Terms
      ----------------------------------------------

      Subject to Subsection 4.1(d), nothing in this Indenture prevents any Capital Reorganization provided, however, that the body corporate formed by such Capital Reorganization, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety or substantially as an entirety in circumstances resulting in the Warrantholders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such Capital Reorganization, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company are assumed by the successor body corporate. The Trustee is entitled to receive and is fully protected in relying upon an opinion of counsel that any such Capital Reorganization, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.

7.3   Successor Body Corporate Substituted
      ------------------------------------

      Where the Company, pursuant to Section 7.2 hereof undergoes a Capital Reorganization, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Company has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.

8.   CONCERNING THE TRUSTEE

8.1   Duties of Trustee
      -----------------

      By way of supplement to the provisions of any statute for the time being relating to trustees, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by

Page EX 4.2-28

the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

8.2   Action by Trustee
      -----------------

      The Trustee is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual notice thereof.

8.3   Certificate of the Company
      --------------------------

      If in the administration of the trusts of this Indenture, the Trustee deems it necessary or desirable that any matter be proved or established by the Company, prior to taking or suffering any action hereunder, the Trustee may accept and rely on a certificate of the Company as conclusive evidence of the truth of any fact relating to the Company or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Trustee may in its discretion require further evidence or information before acting or relying on any such certificate.

8.4   Trustee May Employ Experts or Agents
      ------------------------------------

      The Trustee may, at the Company's expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them. The Company shall reimburse the Trustee for all disbursements, costs and expenses made or incurred by the Trustee in the discharge of its duties and in the management of the trusts hereunder. The Trustee may rely upon the and act upon the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of the trusts hereof. The Trustee shall not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Trustee in good faith.

8.5   Resignation and Replacement of Trustee
      --------------------------------------

      (a) The Trustee may resign its trust and be discharged from all further obligations hereunder by giving to the Company and the Warrantholders written notice at least 90 days before the effective date of the resignation. If the Trustee resigns, or becomes incapable of acting hereunder, the Company shall forthwith appoint in writing a new trustee. Failing such appointment by the Company or by the Warrantholders by Extraordinary Resolution, the retiring Trustee or any Warrantholder may apply to a Judge of the Supreme Court of British Columbia on such notice as such Judge may direct, for the appointment of a new trustee. The Warrantholder may, by Extraordinary Resolution, remove the Trustee (including a trustee appointed by the Company or by a Judge as aforesaid) and appoint a new trustee. On any new appointment, the new trustee is vested with the same powers, rights, duties and obligations as if it had been originally named as Trustee without any further assurance, conveyance, act or deed. If for any reason it becomes necessary or expedient to execute any further deed or assurance, the former Trustee shall execute the same in favour of the new trustee.

      (b) Any company resulting from a merger, consolidation, arrangement or amalgamation to which the Trustee for the time being is a party shall be the successor Trustee under this Indenture without any further act.

Page EX 4.2-29


8.6   Indenture Legislation
      ---------------------

      The Company and the Trustee agree that each shall at all times in relating to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

8.7   Notice
      ------

      The Trustee is not required to give notice to third parties, including the Warrantholders, of the execution of this Indenture.

8.8   Use of Proceeds
      ---------------

      The Trustee is in no way responsible for the use by the Company of the proceeds of the issue hereunder.

8.9   Inquiries
      ---------

      The Trustee is not bound to make any inquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Indenture, but is entitled to accept and act upon the resolutions, opinions, certificates or other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The Trustee is not bound to make any inquiry or investigation as to the performance by the Company of the Company's covenants hereunder.

8.10   Trustee Not Required to Give Security
       -------------------------------------

       The Trustee is not required to give any bonds or security with respect to the execution or administration of the trusts and powers of this Indenture.

8.11   No Conflict of Interest
       -----------------------

      The Trustee represents to the Company that, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 8.11, such a material conflict of interest exists, the validity and enforceability of this Indenture and the instruments issued hereunder is not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.

8.12   Trustee Not Ordinarily Bound
       ----------------------------

       The Trustee is not obligated to spend its own funds in connection with the commencement or continued exercise of its duties hereunder. The obligation of the Trustee to exercise its duties hereunder is conditional upon Warrantholders furnishing, when required in writing so to do by the Trustee, an indemnity reasonably satisfactory to the Trustee, and funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against any loss, damage or liability by reason thereof.

Page EX 4.2-30


8.13   Trustee May Deal in Instruments
       -------------------------------

       The Trustee may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Company and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

8.14   Recitals or Statements of Fact Made by Company
       ----------------------------------------------

       Subject to the provisions hereof, the Trustee is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Warrant Certificates and is not required to verify the same but all such statements and recitals are and are deemed to have been made by the Company only.

8.15   Trustee's Discretion Absolute
       -----------------------------

       The Trustee, except as herein otherwise provided, has, as regards all the trusts, powers, authorities and discretions vested in it, absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

8.16   No Representations as to Validity
       ---------------------------------

       The Trustee is not:

       (a) under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.5 hereof) in respect of the validity or the execution of any Warrant issued hereunder;

       (b) responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any such Warrant Certificate; or

       (c) by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued as provided in this Indenture or in any Warrant Certificate or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this
             Section 8.16 rests upon the Company and not upon the Trustee and the failure of the Company to discharge any such duty and responsibility does not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable.

8.17   Acceptance of Trusts
       --------------------

       The Trustee hereby accepts the trusts of this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way.

8.18   Trustee's Authority to Carry on Business
       ----------------------------------------

      The Trustee represents to the Company that at the date hereof it is authorized to carry on business of a trust company in British Columbia. If, notwithstanding the provisions of this Section 8.18, it ceases to be authorized to carry on such business in British Columbia, the validity and enforceability of this Indenture and of the Warrants issued hereunder are not affected in any

Page EX 4.2-31

manner whatsoever by reason only of such event, provided that the Trustee shall, within 30 days after ceasing to be authorized to carry on such business in British Columbia, either becomes so authorized or resigns in the manner and with the effects specified in Section 8.5.

8.19   Indemnification of Trustee
       --------------------------

       Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and other disbursements arising by reason of the negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of this Indenture. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

8.20   Performance of Covenants by Trustee
       -----------------------------------

       If the Company fails to perform any of its covenants contained in this Indenture, then the Company will notify the Trustee in writing of such failure and upon receipt by the Trustee of such notice, the Trustee will notify the Warrantholders of such failure on the part of the Company and may itself perform any of the said covenants capable of being performed by it, but will be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or disbursed by the Trustee in so doing will be reimbursed as provided in Section 3.8. No such performance, expenditure or disbursement by the Trustee will be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

9.   NOTICES

9.1   Notice to Company, Trustee and Agents
      -------------------------------------

      Any notice to the Company, Trustee or Agents under the provisions of this Indenture is valid and effective if in writing delivered, sent by registered letter, postage prepaid or sent by facsimile:

      (a)   to the Company at:

            Cardiome Pharma Corp.
            3650 Wesbrook Mall
            Vancouver, BC V6S 2L2
            Attention:   President
            Facsimile:   (604) 222-6617

Page EX 4.2-32


            with a copy to:

            Catalyst Corporate Finance Lawyers
            1400 - 1055 West Hastings Street
            Vancouver, BC V6E 2E9
            Attention: Mr. Michael Varabioff
            Facsimile: (604) 443-7000

      (b)   to the Trustee at:

            Pacific Corporate Trust Company
            10th Floor, 625 Howe Street
            Vancouver, BC V6C 3B8
            Attention: Corporate Trust Department
            Facsimile: (604) 689-8144

      (c)   to the Agents at:

            Sprott Securities Inc.
            Royal Bank Plaza, South Tower
            200 Bay Street, Suite 3450
            Toronto, ON M5J 2J2
            Attention: Mr. Jeff Kennedy
            Facsimile: (416) 943-6496

            Raymond James Ltd.
            925 West Georgia Street, Suite 2200
            Vancouver, BC V6C 3L2
            Attention: Mr. Patrick J. Wolfe
            Facsimile: (604) 659-8399

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice and if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent (a) on a day which is not a business day in the place to which it was sent; or (b) after 4:00 p.m. in the place to which it was sent, in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

9.2   Notice to Warrantholders
      ------------------------

      Any notice to the Warrantholders under the provisions of this Indenture is valid and effective if delivered, sent by registered mail, postage prepaid or sent by facsimile to each Warrantholder at its address appearing on the register of Warrants kept by the Trustee or, in the case of joint holders, to the first such address. Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice and if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent (a) on a day which is not a business day in the place to which it was sent; or (b) after 4:00 p.m. in the place to which it was sent, in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

Page EX 4.2-33


      A copy of any notice provided to the Warrantholders shall be concurrently provided to the Agents in the manner specified in Section 9.1.

10.   POWER OF BOARD OF DIRECTORS

10.1   Board of Directors
       ------------------

       In this Indenture, where the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company, by any duly appointed committee of the directors of the Company or by those officers of the Company authorized to exercise such acts.

11.   MISCELLANEOUS PROVISIONS

11.1   Further Assurances
       ------------------

       The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.

11.2   Unenforceable Terms
       -------------------

       If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

11.3   No Waiver
       ----------

       No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

11.4   Suits By Warrantholders
       -----------------------

      (a) No Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Warrantholders by Extraordinary Resolution have made a request to the Trustee and the Trustee has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Warrantholders or any or them have furnished to the Trustee, when so requested by the Trustee sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein

Page EX 4.2-34

            or thereby and the Trustee has failed to act within a reasonable time or the Trustee has failed to actively pursue any such act or proceeding.

      (b) Subject to the provisions of this Section and otherwise in this Indenture, all or any of the rights conferred upon a Warrantholder by the terms of a Warrant may be enforced by such Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time.

11.5   Enurement
       ---------

       This Indenture enures to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Page EX 4.2-35

11.6   Formal Date and Effective Date
       ------------------------------

       For the purpose of convenience this Indenture is referred to as bearing the formal date of March 8, 2002 however notwithstanding such formal date, this Indenture becomes effective as between the Company and any particular Warrantholder upon the date of issuance of a Warrant Certificate to such Warrantholder.



                                        CARDIOME PHARMA CORP.

                                        Per: /s/ Robert W. Rieder
                                            -----------------------------------
                                            Robert W. Rieder, President and CEO



                                        PACIFIC CORPORATE TRUST COMPANY

                                        Per: /s/ John Halse
                                            -----------------------------------

                                            Title: President and CEO


                                        Per: /s/ Norm Hamade
                                            -----------------------------------

                                            Title: Administrator-Client Services

Page EX 4.2-36

                                  SCHEDULE "A"

                    FORM OF COMMON SHARE WARRANT CERTIFICATE

[Legend to be placed on Warrants issued to a person within the United States.]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY
PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT HEREIN PROVIDED.

                         COMMON SHARE PURCHASE WARRANTS
                         ------------------------------

                               CARDIOME PHARMA CORP.

              (Incorporated pursuant to the laws of British Columbia)

Certificate No. _________                                  CUSIP No. 14159U 11 1
                                                  [For non-U.S. purchasers only]

Representing ________ Warrants                          Void After March 8, 2004

                          WARRANTS FOR PURCHASE OF SHARES

   THIS IS TO CERTIFY THAT, for value received (the "holder") is entitled to subscribe for and purchase fully paid and non-assessable Common Shares in the capital of CARDIOME PHARMA CORP. (the "Company") at any time prior to 5:00 p.m. (Toronto time) on March ____, 2004 at a price of $1.66 per Common Share (the "Exercise Price"), subject to adjustment pursuant to the terms set out in the Warrant Indenture (as defined below) and to the provisions and upon the terms and conditions hereinafter set forth.

   The Warrants represented by this certificate are issued under and pursuant to a warrant indenture (the "Warrant Indenture") made as of March 8, 2002 between the Company and the Trustee (which expression shall include any successor trustee appointed under the Warrant Indenture), to which Warrant Indenture (and any amendments thereto and instruments supplemental thereto)

Page EX 4.2-37

reference is hereby made for a full description of the rights of the holders of the Warrants and the terms and conditions upon which such Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Warrant Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed to thereto in the Warrant Indenture.

   In the event of any conflict or inconsistency between the provisions of the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Warrant Certificate ("Warrant Certificate"), except those that are necessary by context, the provisions of the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference. The Company will furnish to the holder of this Warrant Certificate, upon request and without charge, a copy of the Warrant Indenture.

   The rights to acquire Common Shares of the Company granted by this Warrant Certificate may be exercised subject to the terms and conditions set out in the Warrant Indenture, in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate and the duly completed and executed Exercise Form attached as Appendix 2 hereto, at the offices of the Company's registrar and transfer agent, Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 (the "Trustee") accompanied by cash, certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Common Shares for which Warrants are then exercised.

   In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased (the "Share Certificates") shall be delivered to the holder within a reasonable time, not exceeding five days after the rights represented by this Warrant Certificate have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate (the "New Warrant Certificate") granting the right to acquire that number of Common Shares, if any, with respect to which the Warrants have not then been exercised shall also be issued and delivered to the holder within such time.

   All Share Certificates issuable upon the exercise of a Warrant Certificate originally issued to a person within the United States and all Warrant Certificates issued in exchange therefore or in substitution therefor will bear the following legend:

   "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
   UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SHARES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
   (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE TRANSFER AGENT FOR

Page EX 4.2-38

   SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT."

provided that if the securities are being sold in a transaction meeting the requirements of Rule 904 of Regulation "S" under the Securities Act, the legend may be removed by providing a declaration to the Trustee for the securities, as the case may be, to the following effect (or as the Company may prescribe from time to time):

   "The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation "S" under the United States Securities Act of 1933, as amended (the "Securities Act") and (B) certifies that (1) the offer of such securities was not made to a person in the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (2) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities, (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), (4) the seller does not intend to replace the securities sold in reliance on Rule 904 with fungible unrestricted securities, (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act, and (6) the undersigned is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company. Terms used herein have the meanings given to them by Regulation S."

In order to ensure compliance with applicable United States securities laws, no direct or indirect transfer or sale of Warrants bearing the U.S. Legend may be made except in compliance with the U.S. Legend or unless otherwise determined by the Company to be in accordance with applicable Canadian securities legislation.

   The Company covenants and agrees that all Common Shares issued upon the exercise of the rights represented by this Warrant Certificate shall, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company shall at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

   The Warrants evidenced by this Warrant Certificate may be transferred only upon compliance with the conditions prescribed in the Warrant Indenture, on the register kept at the offices of the Trustee, by the registered Warrantholder (or its legal representatives as its attorney duly appointed) surrendering the Warrant Certificate at the offices of the Trustee, and by the Warrantholder and its transferee duly executing the Transfer Form in the form attached as Appendix 1 hereto and complying with applicable laws and other such reasonable requirements as the Company and the Trustee may prescribe.

   In connection with a transfer of a Warrant to a non-U.S. Person outside of the United States, the Company and the Trustee, prior to such transfer, must have received a properly completed and executed:

Page EX 4.2-39


      (a) certificate attached as Appendix 4 to this Warrant Certificate, from the holder of this Warrant Certificate; and

      (b) certificate attached as Appendix 5 to this Warrant Certificate from the transferee.

   Notwithstanding the foregoing, the Warrants may only be transferred (i) to the Company or (ii) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect pursuant to the Securities Act, or(iii) made pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, or (iv) in a transaction that does not require registration under the Securities Act or any applicable United States state laws, rules and regulations governing the offer and sale of securities, and it has theretofore furnished to the Company an opinion to that effect of counsel of recognized standing reasonably satisfactory to the Company.

   Time is of the essence hereof. The Warrants and the Warrant Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

   This Warrant Certificate is not valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

   After the exercise of any of the Warrants represented by this Warrant Certificate, the Warrantholder will no longer have any rights under either the Warrant Indenture or this Warrant Certificate with respect to such Warrants, other than the right to receive certificates representing the Warrant Shares issuable on the exercise of those Warrants, and those Warrants will be void and of no further value or effect.

   The Warrant Indenture contains provisions making binding upon all Warrantholders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Warrantholders holding a specified percentage of the Warrants.

   IN WITNESS WHEREOF the Company has caused this Common Share Purchase
Warrant Certificate to be executed and the Trustee has caused this Common Share Purchase Warrant Certificate to be countersigned by its duly authorized officers as of this 8th day of March, 2002.



                                        CARDIOME PHARMA CORP.

                                        Per: /s/Robert W. Reider
                                            ------------------------------------
                                            Robert W. Rieder, President and CEO


                                        PACIFIC CORPORATE TRUST COMPANY

                                        Per:
                                            ------------------------------------

Page EX 4.2-40


                                    APPENDIX 1

                             CARDIOME PHARMA CORP.

                                FORM OF TRANSFER



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(name) _____________________________________________________________________
(the "Transferee"), of (residential address)________________________________
_____________________ Warrants of CARDIOME PHARMA CORP. registered in the name of the undersigned on the records of Cardiome Pharma Corp. represented by the attached certificate, and irrevocably appoints______________________________ _____________________________ as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.


DATED the ______ day of _________________, __________.




================================================================================

-------------------------------------   ----------------------------------------
Signature Guaranteed                    (Signature of Warrantholder, to be the
(See instructions to                     same as appears on the face of this
Warrantholders in Appendix 3)            Warrant Certificate)



Name of Warrantholder:                   ---------------------------------------
Address (Please Print):
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

================================================================================

Note to Warrantholders:

(1) In order to transfer the Warrants represented by this Warrant Certificate, this transfer form must be delivered to the Trustee, together with this Warrant Certificate, a duly completed and executed certificate attached as Appendix 4 to this Warrant Certificate, and a duly completed and executed certificate attached as Appendix 5 to this Warrant Certificate.

(2) The signature of the holder on this form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

Page EX 4.2-41

                                       APPENDIX 2

                                     EXERCISE FORM

TO:     CARDIOME PHARMA CORP.
        3650 Wesbrook Mall
        Vancouver, BC V6S 2L2

     The undersigned hereby exercises the right to acquire ____________
Common Shares in the capital of Cardiome Pharma Corp. as constituted on _______________ (or such number of other securities or property to which the Warrants represented by the Warrant Certificate entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Indenture referred to in the within Warrant Certificate.)

     The undersigned hereby represents and warrants to the Company as follows (check one):

   ____   (i)   the undersigned is not a U.S. Person and it is not exercising any of the Warrants represented by this Warrant Certificate by or on behalf of any U.S. Person or person within the United
                States; or

   ____   (ii)  the undersigned has delivered herewith to the Company a written opinion of counsel to the effect that the exercise of the Warrant and the Warrant Shares to be delivered upon exercise hereof have been registered under the United States Securities
                Act of 1933 or are exempt from registration requirements thereunder; or

   ____   (iii) the undersigned:

                (a) is a Person within the United States at the time of exercise and is an "accredited investor" as defined in Rule 501(a) promulgated under the United States Securities Act of 1933, as amended;

                (b) acknowledges that it is acquiring the Warrant Shares for its own account for investment purposes only, and not with a view to any resale, distribution or other disposition in violation of the United States Securities Act of 1933, as amended, or applicable United States state securities laws;

                (c) has been provided the opportunity to ask questions and solicit information concerning the business and financial condition of the Company, has utilized such access to its full satisfaction and has received from the Company all information it has requested; and

                (d) has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of an investment in the Common Shares.

     "United States" and "U.S. Person" are as defined by Regulation S under the United States Securities Act of 1933. Other defined terms used herein without definition have the meaning given to such terms in the Warrant Indenture.

Page EX 4.2-42

Number of Common Shares: _____________________

    DATED at ________________, ________ this ______ day of _____________, 200__.

=======================================================================================================================

-----------------------------------------------------    --------------------------------------------------------------
Signature Witnessed                                      (Signature of Warrantholder, to be the same as appears
                                                         on the face of this Common Share Purchase Warrant
(See Instructions to Warrantholders)                     Certificate)

=======================================================================================================================
Name of Warrantholder:

Address (Please print) :
                                                         --------------------------------------------------------------

                                                         --------------------------------------------------------------

                                                         --------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                     DELIVERY INSTRUCTIONS


Please deliver the Common Shares as follows:

-----------------------------------------------------

Name

-----------------------------------------------------

Address for Delivery

-----------------------------------------------------

=======================================================================================================================

Page EX 4.2-43

                                   APPENDIX 3

                       INSTRUCTIONS TO WARRANTHOLDERS

TO EXERCISE:

If the Warrantholder exercises Warrants prior to the Expiry Time pursuant to section 5.1 of the Warrant Indenture, it must complete, sign and deliver:

(a)   the Exercise Form, attached as Appendix 2; and
(b)   the Warrant Certificates,

to the Trustee indicating the number of Warrant Shares to be acquired.

TO TRANSFER:

If the Warrantholder wishes to transfer Warrants, then the Warrantholder must complete, sign and deliver to the Trustee (as appropriate):

(a)   the Transfer Form attached as Appendix 1;
(b)   the Warrant Certificates;
(c) the Selling Warrantholder Certificate attached as Appendix 4 (only required if transfer is to a non-U.S. Person outside of the United States); and
(d) the Warrant Purchaser's Certificate attached as Appendix 5 (only required if transfer is to a non-U.S. Person outside of the United States).

If the Warrant Certificate is transferred, the Warrantholder's signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank or trust company or Medallion Guaranteed by an investment dealer who is a member of a recognized stock exchange.

For the protection of the holder, it would be prudent to use registered mail if forwarding materials by mail.

GENERAL:

If the Transfer Form or Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Trustee.

The name and address of the Trustee is:

          Pacific Corporate Trust Company
          10th Floor, 625 Howe Street
          Vancouver, BC V6C 3B8

Page EX 4.2-44

                                    APPENDIX 4

                        SELLING WARRANTHOLDER CERTIFICATE

1. I am not an officer, director or otherwise an "affiliate" of the Company, as that term is defined in paragraph (a)(1) of Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act").

2. Other than a standard brokerage account agreement with ___________________, no contractual relationship, oral or written, direct or indirect, exists or will exist between the undersigned and any other person relating to the offer or sale of the Warrants.

3. No selling concessions, fees or other remuneration has been or will be paid, other than usual and customary broker's commissions, upon the sale of the Warrants.

4. No offers to sell the Warrants have been made to any person in the United States by the undersigned, its affiliates, or any person acting on behalf of the foregoing, and sales of the Warrants have not been, and will not be, prearranged with a buyer in the United States.

5. Neither the undersigned, an affiliate thereof nor any person acting on their behalf, has engaged or will engage in "directed selling efforts" (as defined by Regulation S under the Securities Act) in respect of the Warrants in the United States.

6. The undersigned has not, during the period beginning on the date of the acquisition of the Warrants and ending on the date hereof, had a short position in, or had a put or other option to dispose of, any securities of the Company, or engaged in any transactions, such as equity swaps and other derivative transactions, having the effect of any of the foregoing.

7. The undersigned is not selling the Warrants with the intention of replacing the Warrants with warrants of the same class purchased on the open market.

8. The transaction is a bona fide purchase and sale for cash, the buyer is not an affiliate of the undersigned, and is purchasing the Warrants for investment and not as an accommodation party or otherwise for the purpose of reselling, or facilitating resale of, the Warrants in the United States or otherwise circumventing restrictions on resale.

For purposes of these representations, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a person. "Directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Warrants. This would include, but not be limited to, the solicitation of offers to purchase the Warrants from persons in the United States. "United States" means the United States of America, its territories or possessions, any state of the United States, and the District of Columbia.

                                     Signed:
                                             -----------------------------------

                                     Name (Please Print)

Page EX 4.2-45

                                  APPENDIX 5

                       WARRANT PURCHASER'S CERTIFICATE

1. The undersigned (the "Purchaser") is not a "U.S. Person" (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act")), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States.

2. The Purchaser is resident at the address set forth on the signature page of this certificate.

3. The Purchaser acknowledges that the Warrants and the common shares issuable on the exercise of such Warrants (the "Warrant Shares") (collectively, the "Securities") have not been registered under the Securities Act and may not be offered or sold in the United States unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the issuer of the Securities has no obligation or present intention of filing a registration statement under the Securities Act in respect of the Securities.

4. The Securities are not being acquired by the Purchaser directly or indirectly for the account of benefit of a U.S. Person or person within the United States and the Purchaser does not have any agreement or understanding (either written or oral) with any U.S. Person or person within the United States respecting:

     (i) the transfer or assignment of any rights or interest in any of the Securities;

     (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this purchase; or

     (iii) the voting of the Warrant Shares issuable on the exercise of the Warrants.

5. The Purchaser has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons.

6. No offers to sell the Warrants were made by any person to the Purchaser while the Purchaser was in the United States.

7. The Purchaser was outside the United States at the time of the Purchaser's purchase of the Warrants.

8. The Purchaser acknowledges that the certificates representing the Warrants will state that the Warrants and the Warrant Shares have not been registered under the Securities Act or the securities laws of any state of the United States and the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

9. The Purchaser acknowledges that any person who exercises a Warrant will be required to provide to the issuer of the Securities written certification that it is not a U.S. Person and the Warrant is not being exercised within the United States or on behalf of a U.S. Person.

Page EX 4.2-46

10. The Purchaser acknowledges that the Warrants may be transferred only if (i) prior to such transfer the holder of the Warrant properly completes, executes and delivers to the Company the certificate attached as Appendix 4 to the form of Warrant and (ii) the Warrant is transferred outside the United States to a non-U.S. person who properly completes, executes and delivers to the Company the certificate attached Appendix 5 to the form of Warrant.


______________________________________    ______________________________________
Signature                                 Address

______________________________________    ______________________________________
Name

Page EX 4.2-47

                                  SCHEDULE "B"

                 DEFINITION OF "U.S. PERSON" AND "UNITED STATES"
                 -----------------------------------------------

(A)   "U.S. Person"

(1)   U.S. person means:

      (i)     any natural person resident in the United States;

      (ii) any partnership or corporation organized or incorporated under the laws of the United States;

      (iii)   any estate of which any executor or administrator is a U.S.
              person;

      (iv)    any trust of which any trustee is a U.S. person;

      (v)     any agency or branch of a foreign entity located in the United
              States;

      (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

      (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (viii)  any partnership or corporation if:

              A. organized or incorporated under the laws of any foreign jurisdiction; and

              B. formed by a U.S person principally for the purpose of investing in securities not registered under the United States Securities Act of 1933 (the "Securities Act"), unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (A)(1) of this Section, any discretionary account or similar account (other than an estate or trust) held for the benefit of or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States shall not be deemed to be a U.S. person;

(3) Notwithstanding paragraph (A)(1) of this Section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

      (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

      (ii)    the estate is governed by foreign law.

(4) Notwithstanding paragraph (A)(1) of this Section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

Page EX 4.2-48


(5) Notwithstanding paragraph (A)(1) of this Section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (A)(1) of this Section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

      (i)     the agency or branch operates for valid business reasons; and

      (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

(8) United States. "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

Exhibit 4.3
Page EX 4.3-1


                           SUBSCRIPTION AGREEMENT
                           ----------------------

   This SUBSCRIPTION AGREEMENT (this "Agreement") made as of the last date set forth on the signature page hereof between Cardiome Pharma Corp. (the "Company"), and the undersigned (the "Subscriber").

                            W I T N E S S E T H:

   WHEREAS, Sprott Securities Inc. ("Sprott") and Raymond James Ltd. have been retained by the Company to act as agents (collectively the "Agents"), in the sale of units (the "Units," defined below) and in connection therewith, Sprott has retained Paramount Capital Inc. ("Paramount") to act as an agent, on a "best efforts" basis, in the private offering of the Units pursuant to Regulation D under the Act of 1933 as amended (the "Act") in the United States (Paramount and any of its agents, employees, officers, directors, consultants or assigns, hereinafter the "Selected Dealer"); and

   WHEREAS the Company desires to issue a minimum of _____ Units and a maximum of Units of the Company (the "Offering") at a price of $__________ per Unit ("Offering Price") for minimum gross proceeds of $10,000,000 ("Minimum Offering") and maximum gross proceeds of $15,000,000 ("Maximum Offering") on or before March 15, 2002, subject to an extension of 60 days at the discretion of the Agents and the Company without notice to the investors (the "Closing Date"). In addition, the Company has granted the Agents an option to offer an additional $5,000,000 of Units to cover over-allotments, if any (the "Over allotment Option"). The Minimum Offering will be offered on a "all or none, best efforts" basis. The Maximum Offering and the Over allotment Option, if exercised, will be offered on a "best efforts" basis. Each Unit consists of one common share, no par value (a "Cardiome Share"), in the capital of the Company and one quarter of one Cardiome Share purchase warrant (a "Cardiome Warrant") of the Company. Subject to adjustment in certain events, one whole Cardiome Warrant will entitle the holder thereof to purchase one Cardiome Share at any time on or before 24 months after the Closing Date ("Expiry Date") at a price equal to 200% of the Offering Price. The Offering Price was determined by the Agents and the Company. The Cardiome Shares and the Cardiome Warrants are being issued pursuant to the attached Offering Materials (defined below). The minimum investment by each individual investor will be $100,000 subject to the discretion of the Selected Dealer to accept purchases of lesser amounts. Unless otherwise stated, all dollar amounts in this Agreement refer to United States Dollars; and

   WHEREAS, the Subscriber desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.   SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER
     --------------------------------------------------------

     1.1 Subject to the terms and conditions hereinafter set forth and in the Preliminary Prospectus of the Company, filed with Canadian securities regulators, dated February 5, 2002 (such prospectus, together with all amendments thereof' and supplements and exhibits thereto, the "Prospectus"), the Confidential Private Placement Memorandum of the Company, dated February 20, 2002, (such memorandum, together with all amendments thereof and supplements and exhibits thereto, the "Memorandum"), this Agreement, as amended and supplemented (collectively with the Prospectus and the Memorandum, the "Offering Materials"), the Subscriber hereby irrevocably purchases for itself and agrees to purchase

Page EX 4.3-2

from the Company such number of Units and the Company agrees to sell to the Subscriber such number of Units, as is set forth on the signature page hereof at a price per Unit equal to the Offering Price. The purchase price is payable by solely wire transfer of immediately available funds, pursuant to the payment instructions described in the Memorandum, contemporaneously with the execution and delivery of this Agreement, as supplemented. The Subscriber understands, however, that the purchase and sale of the Units is contingent upon the Company making sales of the Minimum Offering prior to the Offering Termination Date (as defined in Section 3.2 below).

      1.2 The Subscriber hereby warrants and represents that it recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (b) the Subscriber may not be able to liquidate its investment, (c) transferability of the Cardiome Shares, the Cardiome Warrants, and the Cardiome Shares issuable upon exercise of the Cardiome Warrants (sometimes hereinafter collectively referred to as the "Securities") is limited. Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the section of the Prospectus captioned "Risk Factors" and the section of the Memorandum entitled "Additional Risk Factors for United States Investors"

      1.3 The Subscriber represents that: it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, as indicated by the Subscriber's responses to the questions contained in Article VII hereof, and by reason of its business and financial experience and the business and financial experience of those persons it may have retained to advise it with respect to its investment in the Securities it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment.

      1.4 The Subscriber hereby acknowledges and represents that: (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system ("NASDAQ"), or the Subscriber, at its own risk and expense, has employed the services of a "purchaser representative" (as defined in Rule 501(h) of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber to evaluate the merits and risks of such an investment on the Subscriber's behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

      1.5 The Subscriber hereby acknowledges receipt and careful review of the Offering Materials and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

      1.6   (a)   In making the decision to invest in the Units, the Subscriber has not relied on the Agents or the Selected Dealer, but has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of the Subscriber's consideration of an investment in the Units other than the Offering Materials.

Page EX 4.3-3

The Subscriber acknowledges and agrees that (i) the Company has prepared the Offering Materials and that no other person, including without limitation, the Agents and the Selected Dealer, has supplied any information for inclusion in the Offering Materials other than information furnished in writing to the Company by the Agents or the Selected Dealer specifically for inclusion in those parts of the Offering Materials relating specifically to the Agents or the Selected Dealer, respectively; (ii) neither the Agents nor the Selected Dealer has responsibility for the accuracy or completeness of the Offering Materials; and (iii) the Subscriber has not relied upon the independent investigation or verification, if any, that may have been undertaken by the Agents or the Selected Dealer.

         (b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company, the Agents, or the Selected Dealer (or their respective authorized agents or representatives) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to:
(A) receive or review any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

      1.7 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, including Paramount, directly or indirectly), has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby.

      1.8 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") nor any state regulatory authority as the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation D and the registration requirements of applicable state "blue sky" securities laws or regulations.

      1.9 The Subscriber understands that the Cardiome Shares and Cardiome Warrants comprising the Units have not been registered under the Act or under any state securities or "blue sky" laws or regulations by reason of a claimed exemption that depends, in part, upon the Subscriber's investment intention and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Act and under any applicable state securities or "blue sky" laws or regulations or unless an exemption from such registration is available, subject to Section 1.11 herein. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber's own account for investment purposes only and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

      1.10 The Subscriber understands that there is no public market in the United States for the Securities and that no market may develop in the United States for any of such Securities. The Subscriber understands that even if a public market develops for such Securities, Rule 144 ("Rule 144") promulgated under the Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale in the United States (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Act or any state securities or "blue sky" laws other than as set forth in Article V.

Page EX 4.3-4


      1.11 The Subscriber agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Securities, it will not offer, sell or otherwise transfer, pledge or hypothecate any of such Securities (other than pursuant to an effective registration statement under the Act), directly or indirectly unless an offer and sale or other disposition is:

             (i)     to the Company; or

             (ii) made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the Act; or

             (iii) made pursuant to the exemption from registration under the Act provided by Rule 144 thereunder; or

             (iv) in a transaction that does not require registration under the Act or any applicable United States state laws, rules and regulations governing the offer and sale of securities, and it has theretofore furnished to the Company an opinion to that effect of counsel of recognized standing reasonably satisfactory to the Company.

      1.12 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR
    (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE ISSUER, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Provided that the Securities are being sold pursuant to Section 1.11 (ii) above, the Company covenants and represents that the legend nay be removed by providing a declaration to the transfer agent for the Securities of the Company substantially as attached hereto as Appendix A (or as the Company may prescribe from time to time) upon the sale of the Securities by the Subscriber.

Page EX 4.3-5


      1.13 The Subscriber understands that the Selected Dealer, the Agents, and/or the Company will review this Agreement and are hereby given authority by the Subscriber to call the Subscriber's bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Selected Dealer, the Agents and the Company, each at their sole discretion, reserve the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any purchase, to accept purchases for fractional Units and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Securities.

      1.14 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

      1.15 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

      1.16 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so

      1.17 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

      1.18   (a)   The Subscriber agrees not to issue any public statement
with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

             (b) The Company agrees not to disclose the name, address or any other information about the Subscriber, except as required by law or applicable regulatory authorities; provided, that the Company may use the name (but not the address) of the Subscriber in any registration statement filed pursuant to
Article V in which the Subscriber's Securities are included.

      1.19 The Subscriber represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

      1.20 The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents (including the Selected Dealer, the Agents and their respective officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Subscriber in violation of the Act or any applicable state securities or "blue sky" laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein) or any

Page EX 4.3-6

other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

      1.21 The Subscriber understands, acknowledges and agrees with the Company and the Selected Dealer that, except as otherwise set forth herein, that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

      1.22 The Subscriber understands, acknowledges and agrees with the Company, the Agents and the Selected Dealer that the Offering is intended to be exempt from registration under the Act pursuant to the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations made by the Subscriber herein.

      1.23 The Subscriber understands and acknowledges the Selected Dealer has been engaged by Sprott to act as a introducing agent and is acting as a introducing agent in connection with this Offering and will receive a commission in the form of both cash and warrants from Sprott and Sprott will reimburse the Selected Dealer's reasonable out-of-pocket expenses in connection with the Offering (including legal fees).

      1.24 The Subscriber acknowledges that the information contained in this Agreement or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber's personal benefit (other than in connection with this Agreement, as supplemented) nor disclosed to any third party for any reason, notwithstanding that the Subscriber's subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof,
(ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

II.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      ---------------------------------------------

      The Company hereby represents and warrants to the Subscriber that:

      2.1   Organization, Good Standing and Qualification. The Company is a
            ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of The Province of British Columbia and has full corporate power and authority to conduct its business.

      2.2   Capitalization and Voting Rights. The authorized, issued and
            --------------------------------
outstanding capital stock of the Company is as set forth in the Prospectus, as of the date of the Prospectus, and all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable. As of January 31, 2001, except as set forth in the Prospectus, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company.

Page EX 4.3-7

Except as set forth in the Prospectus and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company's Memorandum and Articles of Incorporation or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

      2.3   Authorization; Enforceability. The Company has all corporate
            -----------------------------
right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Cardiome Shares, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Company shall, at all times when any of the Cardiome Warrants remain outstanding, have authorized and reserved for issuance a sufficient number of Cardiome Shares to provide for exercise of the Cardiome Warrants. Upon the exercise of the Cardiome Warrants in accordance with their terms and the issuance and delivery of the Cardiome Shares issuable upon exercise of the Cardiome Warrants, such Cardiome Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Cardiome Shares contemplated hereby and the issuance and sale of the Cardiome Shares underlying the Cardiome Warrants, will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this Offering.

      2.4   No Conflict; Governmental Consents.
            -----------------------------------

            (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, role, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Memorandum and Articles of Incorporation of the Company, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

            (b) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Units or the Securities comprising the Units, except such filings as may be required to be made with the SEC, NASD, NASDAQ, the Toronto Stock Exchange (the "TSE") and with any state or foreign blue sky or other securities regulatory authority and any Canadian securities regulatory authority, all of which filing has been or will be timely made.

      2.5   Litigation. The Company knows of no pending or threatened legal or
            ----------
governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company or which materially and adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of

Page EX 4.3-8

the Company. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

      2.6   Disclosure. The information set forth in the Offering Materials as
            ----------
of the date of the Prospectus contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      2.7   Investment Company. The Company is not an "investment company"
            -------------------
within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      2.8   Selected Dealer. The Company has engaged, consented to and
            ----------------
authorized the Agents to act as exclusive agents of the Company solely in connection with the transactions contemplated by this Agreement. Sprott, with the consent of the Company, will pay the Selected Dealer a commission in the form of both cash and Broker's Warrants (as defined in the Prospectus) and will reimburse the Selected Dealer's reasonable out-of-pocket expenses incurred in connection with the Offering (including legal fees).

III.   TERMS OF SUBSCRIPTION
       ---------------------

      3.1 The minimum investment that may be made by any prospective investor in the Units is $100,000. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Selected Dealer.

      3.2 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with Sprott. If the Company shall not have obtained subscriptions (including this subscription) equal to the Minimum Offering on or before the Closing Date (such date, as it may be so extended, the "Offering Termination Date"), then this purchase shall be void and all funds paid hereunder by the Subscriber shall be promptly returned to the Subscriber, without interest. The Subscriber hereby authorizes and directs the Company, the Agents and the Selected Dealer to direct Sprott to return any funds for unaccepted purchases to the same account from which the funds were drawn, including any customer account maintained with the Selected Dealer.

      3.3 Upon receipt of sales of at least the Minimum Offering, on or prior to the Offering Termination Date, the Company, the Agents, and the Selected Dealer will conduct a closing at a time and place of their choice, of the purchase and sale of Units (the "Closing").

      3.4 Certificates representing the Units purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 10 business days following the Closing. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Units purchased by the Subscriber pursuant to this Agreement directly to the Subscriber's account maintained by the Selected Dealer, if any, or, if no such account exists, to the residential or business address indicated on the signature page hereto.

IV.   CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS
      --------------------------------------------

      4.1 The Subscriber's obligation to purchase the Units at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

Page EX 4.3-9

            (a)   Representations and Warranties Correct. The representations
                  --------------------------------------
and warranties made by the Company in Article II hereof shall be true and correct in all material respects.

            (b)   Covenants. All covenants, agreements and conditions contained
                  ---------
in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

            (c)   No Legal Order Pending. There shall not then be in effect any
                  ----------------------
legal or other order enjoining or restraining the transactions contemplated by this Agreement.

            (d)   No Law Prohibiting or Restricting Such Sale. There shall not
                  -------------------------------------------
be in effect any law, rule or regulation prohibiting or restricting such sale or requiting any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

            (e)   The Acquisition is Complete. All material conditions of the
                  ---------------------------
Acquisition Agreement (as defined in the Prospectus), with the exception of this Offering, shall have been satisfied by the Company and Paralex (as defined in the Prospectus).

V.   REGISTRATION RIGHTS
     -------------------

      5.1 As used in this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

            (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

            (c) "Exchange Act" shall mean the United States Securities Exchange Act of 1934.

            (d) "Holder" or "Holders" shall mean the Subscriber(s) who hold Registrable Securities (including, without limitation, Cardiome Shares issuable upon exercise of the "Cardiome Warrants or any person(s) to whom the rights under this Article V have been transferred in accordance with Section 5.9 hereof).

            (e) "Person" shall mean any individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

            (f) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

            (g) "Registrable Securities" shall mean (i) the Cardiome Shares issued as part of the Units; (ii) the Cardiome Shares issuable upon exercise of the Cardiome Warrants; and (iii) any Cardiome Shares issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a

Page EX 4.3-10

dividend or other distribution with respect to or in replacement of the Cardiome Shares issued as part of the Units, the Cardiome Warrants, and/or the Cardiome Shares underlying the Cardiome Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they
(A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Exchange Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 5.9; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act.

            (h) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

            (i) "Registration Statement" shall have the meaning ascribed to such term in Section 5.2.

            (j) "Registration Period" shall have the meaning ascribed to such term in Section 5.2.

            (k) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

      5.2   (a)   Subject to the terms herein, the Company shall, as soon as practicable but not later than 30 days after the Closing Date (the "Outside Filing Date"), (a) file a registration statement (the "Registration Statement") for resale by the Holders of the Registrable Securities with the SEC and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the initial filing of the Registration Statement; and (b) cause such Registration Statement to remain effective for the period (the "Registration Period") until the earlier of (i) such date as the holders of the securities have completed the distribution described in the Registration Statement; (ii) at such time that such shares are no longer, by reason of Rule 144(k) under the Act, required to be registered for the sale thereof by such holders; or (iii) such time that no Holders are in possession of Registrable Securities.

            (b) Prior to the Closing Date, the Company will obtain the conditional approval of the TSE to the listing of the Cardiome Shares and the Cardiome Shares issuable upon exercise of the Cardiome Warrants for resale on the TSE.

            (c) Notwithstanding the foregoing, the Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

      5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

      5.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such

Page EX 4.3-11

registration, qualification, exemption and compliance. At its expense the Company shall:

            (a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective during the Registration Period;

            (b)   advise the Holders as soon as practicable:

                  (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

            (c) make every reasonable; effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

            (d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

            (e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement coveting the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Exchange Act, including the reasonable production of information at the Company's headquarters;

Page EX 4.3-12

      (f) during the Registration Period, deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 180 days after the end of each fiscal year of the Company) one copy of the following documents: (A) its annual report to its stockholders, if any (which annual report shall contain audited financial statements with a reconciliation to generally accepted accounting principles in the United States of America prepared by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 20F (or such similar form); (C) each of its quarterly or periodic reports on Form 6K (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

      (g) use commercially reasonable efforts to qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates. However, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement;

      (h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

      (i) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

      (j) use its best efforts to comply with all applicable rules and regulations of the SEC, and will make generally available to the Holder not later than 60 days (or 140 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Exchange Act.

      5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

      5.6   (a)   To the extent permitted by law, the Company shall indemnify and hold harmless the Holder, and each Person controlling such Holder, if any, within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or

Page EX 4.3-13

necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, and each Person controlling such Holder, if any, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based upon any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of the Registration Statement, prospectus or offering circular; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in (i) the amended prospectus on file with the SEC at the time the registration statement becomes effective, (ii) in an amended prospectus filed with the SEC pursuant to Rule 424(b) of the Act, or
(iii) in the prospectus subject to completion under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder or any such controlling Person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

            (b) The Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided, however, that the indemnity shall not apply to the extent that such claim, loss, damage or liability results frown the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement, except in the event of fraud by such Holder.

            (c) Each party entitled to indemnification under this Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying

Page EX 4.3-14

Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the ability of the Indemnifying Party to defend against such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holder the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5.6(d) hereof. The Parties agree that it would not be just and equitable if contributions pursuant to this Section 5.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations as set forth in this Section 5.6. Notwithstanding the provisions of this Section 5.6(d), the Holder shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      5.7   (a)   The Holder agrees that, upon receipt of any notice from the
Company of the happening of any event requiting the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until its receipt of copies of the supplemented or amended prospectus from the Company, such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the prospectus coveting such Registrable Securities current at the time of receipt of such notice.

Page EX 4.3-15

            (b) The Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 5.2 during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period within any one 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

            (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

            (d) The Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Exchange Act to be satisfied, and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the TSE or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

            (e) The Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

            (f) The Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to the Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            (g) At the end of the Registration Period, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

      5.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

Page EX 4.3-16


            (c) so long as the Holder owns any unregistered Registrable Securities, furnish to the Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual, or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

      5.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 5.2 may be assigned in full by the Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) the Holder gives written notice to the Company of such transfer; and (iii) the transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.9, the rights of the Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall be null and void and shall cause all rights of the Holder to be forfeited.

      5.10 With the written consent of the Company and the Holder, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended.

VI.   MISCELLANEOUS
      -------------

      6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

             if to the, to it at:

             Cardiome Pharma Corp.
             3650 Westbrook Mall
             Vancouver, BC V6S 2L2 Canada
             Attn: President

             With a copy to:

             Catalyst Corporate Finance Lawyers
             1400-1055 West Hastings Street
             Vancouver, BC V6E 2E9 Canada
             Attn: Michael Varabioff, Esq.

             And

             Preston Gates & Ellis LLP
             701 Fifth Avenue
             Suite 5000
             Seattle, WA 98104
             Attn: Sam Haviland

Page EX 4.3-17


             If to Selected Dealer

             Paramount Capital, Inc.
             787 7th Avenue
             New York, NY 10019
             Attn: Stephen C. Rocamboli, Esq.

             If to Agents

             Sprott Securities, Inc.
             Royal Bank Plaza South
             200 Bay Street, Suite 3450
             Toronto, ON M5J 2J2
             Attn: Robert Chalmers

             Raymond James Ltd.
             925 West Georgia Street
             Suite 2200
             Vancouver, BC V6C 3L2
             Attn: Patrick Wolfe

             if to the Subscriber, to the Subscriber's address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

      6.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      6.3 Subject to the provisions of Section 5.9, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided, subject, however, to the right hereby :reserved by the Company to enter into the same agreements with other purchasers and to add and/or delete other persons as purchasers.

      6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM
FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE

Page EX 4.3-18

PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

      6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

      6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

      6.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      6.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      6.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      6.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except (a) for the holders of Registrable Securities and (b) for the Selected Dealer pursuant to Sections 1.6(a), 2.8, and 5.6 hereof.

VII.   CONFIDENTIAL INVESTOR QUESTIONNAIRE
       -----------------------------------

      7.1 The Subscriber represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE
TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___       The undersigned is an individual (not a partnership,
                     corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                     Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Page EX 4.3-19


Category B ___       The undersigned is an individual (not a partnership,
                     corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding: any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ___       The undersigned is a director or executive officer of the
                     Company which is issuing and selling the Units.

Category D ___       The undersigned is a bank, as defined in Section 3(a)(2) of the Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;
                     any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment
                     Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business
                     Investment Company ("SBIC") licensed by the U.S. Small
                     Business Administration under Section 301(c) or (d) of the
                     Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement
                     Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

                     -----------------------------------------------------------

Category E ___       The undersigned is a private business development company
                     as defined in section 202(a)(22) of the Investment Advisors
                     Act of 1940. (describe entity)

                     -----------------------------------------------------------

Category F ___       The undersigned is either a corporation, partnership,
                     Massachusetts business trust, or non-profit organization within the meaning of Section 501 (c)(3) of the Internal
                     Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000. (describe entity)

                     -----------------------------------------------------------

                     -----------------------------------------------------------

Category G ___       The undersigned is a trust with total assets in excess of
                     $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)
                     (2)(ii) under the Act.

Page EX 4.3-20


Category H ___       The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

                     -----------------------------------------------------------

                     -----------------------------------------------------------

                     The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

      7.2   SUITABILITY (please answer each question)

            (a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

            (b) For an individual Subscriber, please describe any college or graduate degrees held by you:

            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

            (c)   For all Subscribers, please list types of prior investments:

            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

            (d) For all Subscribers, please state whether you have you participated in other private placements before:
                                        ------------------

                  YES _____   NO _____

            (e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private
                                                                    -------
                  placements of:
                  ----------

                    Public               Private            Public or Private
                  Companies            Companies        Biotechnology Companies
                --------------------  -----------------  -----------------------
Frequently      --------------------  -----------------  -----------------------
Occasionally    --------------------  -----------------  -----------------------
Never           --------------------  -----------------  -----------------------

Page EX 4.3-21

            (f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

                  YES _____   NO _____

            (g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

                  YES _____   NO _____

            (h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                  YES _____   NO _____

            (i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to purchase?

                  YES _____   NO _____

            (j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                  YES _____   NO _____

      7.3   MANNER IN WHICH TITLE IS TO BE HELD. (circle one)
            -----------------------------------

            (a)   Individual Ownership
            (b)   Community Property
            (c) Joint Tenant with Right of Survivorship (both parties must sign)
            (d)   Partnership*
            (e)   Tenants in Common
            (f)   Company*
            (g)   Trust*
            (h)   Other

      *If Units are being purchased for by an entity, the attached Certificate of Signatory must also be completed.

      7.4   NASD AFFILIATION.
            -----------------

Are you affiliated or associated with an NASD member firm (please check one):

   YES _____   NO _____

If Yes, please describe:

--------------------------------------------

--------------------------------------------

Page EX 4.3-22


*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

-------------------------------------------
Name of NASD Member Firm

By:
     Authorized Officer

Date: _____________________________________

      7.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Page EX 4.3-23


UNITS PURCHASED _________ X OFFERING PRICE (______) = $________________
               -----------                  ------     -------------------------
("PURCHASE PRICE")

-------------------------------------     --------------------------------------
Signature                                 Signature (if purchasing jointly)


Name Typed or Printed                     Name Typed or Printed

-------------------------------------     --------------------------------------
Entity Name                               Entity Name

-------------------------------------     --------------------------------------
Address                                   Address

-------------------------------------     --------------------------------------
City, State and Zip Code                  City, State and Zip Code

-------------------------------------     --------------------------------------
Telephone-Business                        Telephone-Business

-------------------------------------     --------------------------------------
Telephone-Residence                       Telephone-Residence

-------------------------------------     --------------------------------------
Facsimile-Business                        Facsimile-Business

-------------------------------------     --------------------------------------
Facsimile-Residence                       Facsimile-Residence

-------------------------------------     --------------------------------------
Tax ID # or Social Security #             Tax ID # or Social Security #

Name in which securities should be issued:

Dated:   ___________________, 2002

 This Subscription Agreement is agreed to and accepted as of ___________, 2002.

                                          CARDIOME PHARMA CORP.


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

Page EX 4.3-24

                           CERTIFICATE OF SIGNATORY

                        (To be completed if Units are
                       being purchased for by an entity)

I, ___________________________________ am the ________________________________
of ________________________________ (the "Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

   IN WITNESS WHEREOF, I have set my hand this ____ day of ___________________.



                                                   (Signature)

Page EX 4.3-25

                      REGULATION "S" RESALE REPRESENTATION LETTER
                      -------------------------------------------


Cardiome Pharma Corp.
3650 Westbrook Mall
Vancouver, BC
Canada V6S 2L2
Attn: President


To Whom It May Concern:

The undersigned (A) acknowledges that the sale of the securities of Cardiome Pharma Corp. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Act") and (B) certifies that: (1) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (2) neither the seller (or its affiliates) nor any person acting on its behalf engaged in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Act); (4) the seller does not have a short position in the securities sold and does not intend to replace the securities sold in reliance on Rule 904 with fungible unrestricted securities;
(5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act; and (6) the undersigned is not an "affiliate" (as defined in Rule 405 under the Act) of the Issuer. Terms used herein have the meanings given to them by Regulation S.


-------------------------------------
By:
Its:
Date:

Exhibit 4.4
Page EX 4.4-1


                         REGISTRATION RIGHTS AGREEMENT

   THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement) is made as of the Effective Time (as defined in the Merger Agreement) by and among Cardiome Pharma Corp., a British Columbia corporation (the "Company"), and the shareholders of the Company named in Exhibit A hereto (together with their successors and
                     ---------
assigns, collectively the "Shareholders," and each individually a "Shareholder").

                                  RECITALS
                                  --------

   WHEREAS, the Shareholders are acquiring Common Shares pursuant to that certain Agreement and Plan of Merger of dated December 21, 2001, by and among the Company, Paralex, Inc. ("Paralex"), and Cardiome, Inc. (the "Merger Agreement");

   WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the merger contemplated by the Merger Agreement, and the Company desires to grant registration rights to the Shareholders;

   NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Shareholders hereby agree as follows:

                                 AGREEMENT
                                 ---------

   1.   Definitions. As used in this Agreement, the following terms shall
        -----------
have the meanings set forth below:

        (a) The term "Common Shares" shall mean the shares of common stock, no par value, of the Company;

        (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time;

        (c) The term "Holder" shall mean any Shareholder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with the terms and conditions hereof;

        (d) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement;

        (e)   The term "Registrable Securities" shall mean any shares of
Common Shares acquired by a Shareholder pursuant to the Merger Agreement, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to the Common Shares; provided, however,
                                                           --------  -------
that any Common Shares that are sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of

Page EX 4.4-2

counsel to the Company) and without any contractual resale restriction, shall not be deemed Registrable Securities; and

        (f) The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

   2.   Request for Registration.
        ------------------------

        (a) If the Company shall receive at any time, a written request from the holders (the "Initiating Holders") of a majority of the Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities then the Company shall, subject to Section 2(b) below:

              (i) Promptly give written notice of the proposed registration to all other Holders; and

              (ii) As soon as practicable, either (A) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in Section 3 hereof (in which case the registration shall not count as the Holders' permitted demand registration hereunder) or (B) use reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities
Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after such written notice from the Company is mailed or delivered.

        (b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2 after the Company has initiated one (1) such registration pursuant to this Section 2 (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and a registration which has been withdrawn upon the request of the Holders as to which the Holders have not elected to bear the expenses of registration pursuant to Section 5 hereof and would, absent such election, have been required to bear such expenses).

        (c) Subject to Section 2(b) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith
                        --------  -------
judgment of the Board of Directors of the Company (the "Board"), such registration would be seriously detrimental to the Company and its shareholders, and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, further, that the Company shall not defer its obligation in
         --------  -------
this manner more than once in any twelve-month period.

        (d) The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 14 hereof, include other securities of the Company with respect to which registration

Page EX 4.4-3

rights have been granted, and may include securities of the Company being sold for the account of the Company.

        (e) In the event that a registration pursuant to this Section 2 is an underwritten offering (an "Underwritten Offering"), the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

        (f) If the Company shall request inclusion in any registration pursuant to this Section 2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this
Section 2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the registration and may condition such offer on their acceptance of the further applicable provisions of this Agreement. If the registration is an Underwritten Offering, the Company shall (together with all Holders and other persons proposing to distribute their securities through such registration) enter into an underwriting agreement in customary form with the representative of the Underwriter or Underwriters (each, an "Underwriter") selected for such underwriting by a majority in interest of the Initiating Holders, which Underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the representative of the Underwriters in good faith advises the Initiating Holders in writing that the inclusion of the Registrable Securities sought to be included in the Underwritten offering exceeds the number of shares that can be sold in an orderly fashion at an acceptable price to the Company, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 14 hereof. If a person who has requested inclusion in such Underwritten Offering as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the Underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2(f), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 14.

   3.   Company Registration.
        ---------------------

        (a) Subject to Section 3(e) below, if at any time or times after the date hereof the Company shall determine to register any of its equity securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Sections 2 or 4 hereof), the Company will:

              (i)     Promptly give to each Holder written notice thereof; and

              (ii) Use reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3(c) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within 30 days after the written notice from the Company described in (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

Page EX 4.4-4


        (b) If the registration of which the Company gives notice is for an Underwritten Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i) above. In such event, the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the Underwriter or Underwriters selected by the Company.

        (c) Notwithstanding any other provision of this Section 3, if the representative of the Underwriters in good faith advises the Company in writing that the inclusion of the Registrable Securities sought to be included in the Underwritten Offering exceeds the number of shares that can be sold in an orderly fashion at an acceptable price to the Company, the representative may (subject to the limitation set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 14. If any person does not agree to the terms of any such underwriting, he, she or it shall be excluded therefrom by written notice from the Company or the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (d) If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as set forth in Section 3(c), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 14 hereof.

        (e) This Section 3 shall not apply to a registration on any registration form that does not permit secondary sales or to registrations relating solely to (i) employee benefit plans, (ii) transactions pursuant to Rule 145 or any other similar rule promulgated under the Securities Act or (iii) securities issued in connection with mergers with or acquisitions of other corporations by the Company.

4.   Short Form Registrations.
     -------------------------

        (a) After its initial public offering, the Company shall use reasonable efforts to qualify and remain qualified, at all times, for registration on Form F-3, S-3 or any comparable or successor form or forms (a "Short Form Registration Statement"). In addition to the rights contained in the foregoing provisions of this Agreement, the Holders shall have the right to request that the Company file an unlimited number of Short Form Registration Statements (to the extent that the Company qualifies to use such a Short Form Registration Statement) (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on a Short Form Registration Statement at an aggregate price to the public of less than US $1,000,000; (ii) the Company shall furnish the certification described in Section 2(c)(ii) for the reasons set forth in Section 2(c)(i) (but subject to the limitations set

Page EX 4.4-5


forth therein); or (iii) in a given twelve-month period, the Company has already effected one (1) such registration pursuant to this Section 4.

        (b) If a request complying with the requirements of Section 4(a) hereof is delivered to the Company, the provisions of Sections 2(a), (b), (c) and (d) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 2(e) and (f) hereof shall apply to such registration.

        (c) If the Company shall request inclusion in any registration pursuant to this Section 4 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this
Section 4, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the registration and may condition such offer on their acceptance of the further applicable provisions of this Agreement. If the registration is an Underwritten Offering, the Company shall (together with all Holders and other persons proposing to distribute their securities through such registration) enter into an underwriting agreement in customary form with the representative of the Underwriter or Underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which Underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 4, if the representative of the Underwriters in good faith advises the Initiating Holders in writing that the inclusion of the Registrable Securities sought to be included in the Underwritten offering exceeds the number of shares that can be sold in an orderly fashion at an acceptable price to the Company, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 14 hereof. If a person who has requested inclusion in such Underwritten Offering as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the Underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 4(c), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 14.

   5.   Expenses. In the case of any registration under Sections 2, 3 or 4
        --------
hereof, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission ("SEC") filing fees, stock exchange or stock market listing or other fees and "blue sky" fees and expenses, and reasonable fees and expenses of one outside counsel hired on behalf of the Holders in connection with any registration of their Registrable Securities in an amount of up to $10,000 (the "Registration Expenses"); provided, however, that the Company
                                             --------  -------
shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of counsel for the selling Holders of Registrable Securities in excess of $10,000 in the aggregate in connection with any registration of their Registrable Securities or (ii) any portion of the Underwriter's commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities; and, provided, further, that if the
                                            --------  -------
Holders bear the Registration Expenses for any registration proceeding commenced pursuant to this Agreement and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2 hereof. Notwithstanding the foregoing, in the event that the Registrable Securities sold through a registration pursuant to Section 2 are part of an underwritten offering, each Holder shall not be responsible for any portion of the Underwriters commissions or discounts attributable to the shares being sold by any party other than such Holder.

Page EX 4.4-6

Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2, such registration shall not be treated as a counted registration for purposes of Section 2 hereof, even though the Holders do not bear the Registration Expenses for such registration.

   6.   Obligations of the Company. In the case of each registration
        --------------------------
effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use reasonable efforts to:

        (a) Furnish to the Holders a signed counterpart, addressed to the Underwriter of (i) an opinion of counsel to the Company, dated on the effective date of any registration statement filed pursuant to, or in accordance with, this Agreement and (ii) a "cold comfort" letter dated the effective date of such registration statement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also furnish to the Holders copies of all written comments received from the SEC with respect to such registration statement and all written responses of the Company thereto.

        (b) Keep such registration effective for a period expiring on the earliest of (i) the date on which all of the Registrable Securities may be sold to the public without registration and without restriction as to the number of Registrable Securities to be sold, whether pursuant to Rule 144 or otherwise,
(ii) until the Holder or Holders have completed the distribution described in the registration statement relating thereto or (iii) until such time as the Holders do not otherwise hold any Registrable Securities;

        (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (d) Promptly furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

        (e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light to the circumstances then existing;

        (f)   Enter into any reasonable underwriting agreement required by the proposed Underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any
           --------  -------

Page EX 4.4-7

representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holder to the Company, and if the Underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

        (g) Use reasonable efforts to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

        (h) Cause all such Registrable Securities to be listed on each U.S. securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

        (h) Otherwise use reasonable efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its shareholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

        (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

        (j) Otherwise cooperate with the Underwriter or Underwriters, the SEC and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Agreement.

   7.   Suspension. In the case of a registration for the sale of Registrable
        ----------
Securities, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any material statement made in the registration statement or related prospectus untrue or which requires the making of any material changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each Holder registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; provided, however, that the Company shall not
                                --------  -------
give a Suspension Notice until after the registration statement has been declared effective and shall not give more than one Suspension Notice to the Holders in respect to all Registrable Securities and pursuant to this Section 7 during any period of 12 consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended prospectus (the "Suspension Period") exceed 90 days. In the event that the Company shall give any Suspension Notice, the Company shall use reasonable best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

Page EX 4.4-8

   8.   Indemnification.
        ---------------

        (a) Incident to any registration statement referred to herein, the Company will indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and shareholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment of or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, or any rule or regulation thereunder in connection with such registration; provided,
                                                                    --------
however, that the Company will not be liable to the extent that such loss,
------
claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such Underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each Underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and shareholders of such partners) and directors, officers, employees and agents of any of them, and each Controlling Person of each Holder)), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 8(a) exceed the lesser of
(i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

        (b) The foregoing indemnity provisions are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

        (c) If the indemnification provided for in Section 8(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 8, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other

Page EX 4.4-9

Selling Holders and the Underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the Underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting commissions or discounts received by the Underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

   The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 8(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

        (d)   Promptly after receipt by the indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the indemnified
                                      --------  -------
party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. In the event indemnifying party assumes the defense of such action, it may take any and all necessary and proper actions, at its sole cost and expense, with respect to such losses, claims, damages, expenses and liabilities including the right, subject to the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle, compromise or dispose of such losses, claims, damages, expenses and liabilities, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

        (e) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 8 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties

Page EX 4.4-10

or any officer, director, employee, agent or controlling person of the indemnified parties.

   9.   Information by Holder. Each Holder of Registrable Securities shall
        ---------------------
furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement, including any such information as the SEC will request.

   10.   Tax-Free Status. The Company will not, and shall cause its
         ---------------
subsidiaries not to, take or cause to be taken any action that would disqualify the merger contemplated by the Merger Agreement as a tax-free reorganization under Section 368 of the Internal Revenue Code or cause the Holders to recognize gain for U.S. income tax purposes upon the exchange of shares of common stock, par value $0.001 per share, of Paralex for the Registrable Securities pursuant to such merger.

   11.   Termination. A Holder's rights and obligations under this
         -----------
Agreement shall terminate on the date on which such Holder no longer holds any Registrable Securities; provided, however, Section 8 shall survive the
                        --------  -------
termination of any Holder's rights and obligations hereunder for a period of two years after such termination and Section 10 shall survive for a period of five years after the Effective Time (as defined in the Merger Agreement) or, if later, the expiration of any applicable statute of limitations relating to taxation.

   12.   Transfer or Assignment of Registration Rights. The registration
         ----------------------------------------------
rights of the Holders of Registrable Securities under this Agreement may be transferred or assigned by any Holder to (i) any general or limited partner or other comparable affiliate of such Holder, (ii) any fund managed by or associated with such Holder and (iii) any transferee or assignee of such Holder's Registrable Securities who after such transfer or assignment will hold at least 50,000 of the Registrable Securities (as adjusted for stock splits, stock dividends and the like); provided, that the Company is given prior written
                               --------
notice of such transfer or assignment setting forth the name and address of the transferee or assignee and identifying the number of Registrable Securities so transferred or assigned; provided, further, that the transferee or assignee of
                         --------  -------
such rights assumes in writing the obligations of such Holder under this Agreement.

   13.   Market Stand-Off Agreement. In connection with any underwritten
         --------------------------
public offering by the Company, the Holders hereby agree not to sell or otherwise transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement that in no event shall exceed 180 days in connection with the Company's initial public offering in the United States. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

   14.   Allocation of Registration Opportunities. In any circumstance in
         ----------------------------------------
which all of the Registrable Securities and other Common Shares of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion; provided, however, that if any Holder or
                                   --------  -------

Page EX 4.4-11

other selling shareholder does not request inclusion of the minimum number of shares of Registrable Securities and Other Shares allocated to him, her or it pursuant to the above-described procedure, the remaining portion of his, her or its allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. Notwithstanding the foregoing, the Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include any other shares of stock issued to employees, officers, director or consultants pursuant to the Company's employee stock option plan. Notwithstanding the foregoing, in the case of a demand registration pursuant to Section 2 of this Agreement, no shares requested to be included in any such registration by a Holder shall be excluded pursuant to the provisions of this Section 14 unless and until all shares requested to be included therein by anyone other than a Holder (including the Company) have been excluded.

   15.   Rule 144 Reporting. With a view to making available the benefits
         ------------------
of certain rules and regulations of the SEC that may permit the sale of the restricted securities to the public with registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act at all times;

            (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements;

            (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or periodic report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

   16.   Superior Registration Rights. For a period of one year after the
         ----------------------------
date of this Agreement, if, without the prior written consent of Holders holding a majority of the then outstanding Registrable Securities, the Company grants registration rights to any person or entity on terms which any Holder reasonably considers preferential to the terms herein contained, then each such Holder shall be entitled to registration rights with such preferential terms. From the date hereof, the Company shall not grant any right of registration under the Securities Act to any person or entity other than the Holders unless the Holder's piggyback registration rights set forth in Section 3 hereof shall entitle the Holder to include all of its Registrable Securities on a pro rata basis prior to or contemporaneously with such other person or entity's registration.

   17.   Miscellaneous.
         -------------

            (a)   Governing Law. This Agreement shall be governed in all
                  --------------
respects by the laws of the State of Delaware.

            (b)   Successors and Assigns. Except as otherwise expressly
                  ----------------------
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Page EX 4.4-12


            (c)   Entire Agreement; Amendment; Waiver. This Agreement
                  -----------------------------------
constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at a majority of the then outstanding Registrable Securities, and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

            (d)   Notices. Any notice or demand which is required or provided
                  -------
to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two
(2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

                  if to the Company:

                  Cardiome Pharma Corp.
                  3650 Westbrook Mall
                  Vancouver, BC V6S 2LZ
                  Attn: Robert W. Rieder, President
                  Fax: (604) 222-6617

                  copy to:

                  Preston Gates & Ellis LLP
                  701 Fifth Avenue, Suite 5000
                  Seattle, WA 98104
                  Fax: (206) 623-7022
                  Attn: Gary J. Kocher

if to a Shareholder, at its mailing address as shown on Exhibit A hereto, or at
                                                        ---------
any other address designated by the Shareholders to the Company in writing.

            (e)   Delays or Omissions. No delay or omission to exercise any
                  -------------------
right, power or remedy accruing to any Holder upon any breach or default of the Company under this Agreement shall impair any such rights, power or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

            (f)   Rights; Remedies; Separability. Unless otherwise expressly
                  -------------------------------
provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the

Page EX 4.4-13

extent permitted by law). In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (g)   Titles and Subtitles. The titles of the paragraphs and
                  --------------------
subparagraphs of this Agreement are for convenience of reference only and are not be considered in construing or interpreting this Agreement.

            (h)   Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  [Remainder of page intentionally blank]

Page EX 4.4-14

               COMPANY SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                                      COMPANY:

                                    Cardiome Pharma Corp., a British Columbia corporation

                                    By:   /s/ Robert W. Rieder
                                       -----------------------------------
                                    Name: Robert W. Rieder
                                    Title: President and Chief Executive Officer

Page EX 4.4-15

           SHAREHOLDER SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                        SHAREHOLDERS:
                                        /s/ Jay Lobell,
                                        ----------------------------------------
                                        as Trustee of the Lindsay Rosenwald 2000
                                        Family Trusts
                             Address:   3 Terry Drive, Suite 202
                                        Newtown, PA USA 18940

                                        /s/ Elizabeth Rogers
                                        ----------------------------------------
                             Address:   85 Lukes Wood
                                        New Canaan, CT USA 06840

                                        /s/ Bradley Rogers
                                        ----------------------------------------
                             Address:   3445 Hickory Avenue
                                        Baltimore, MD USA 21211

                                        /s/ Merideth Rogers
                                        ----------------------------------------
                             Address:   One Columbus Place, Apt. 56E
                                        New York, NY USA 00019

                                        /s/Fred Mermelstein, Ph.D.
                                        ----------------------------------------
                             Address:   c/o Paramount Capital, Inc.
                                        787 7th Avenue, 48th Floor
                                        New York, NY USA 10019

                                        /s/ Jay Lobell
                                        ----------------------------------------

                                        as Trustee of the Lindsay A. Rosenwald
                                        2000 Irrevocable Trust

                             Address:   300 Delaware Avenue, Suite 900
                                        Wilmington, DE USA 19801-1696

                                        /s/Peter M. Kash
                                        ----------------------------------------
                             Address:   48 King Arthur's Court
                                        New City, NY USA 10956

                                        /s/Michael Weiser, M.D., Ph. D.
                                        ----------------------------------------
                             Address:   30 East 68th Street
                                        New York, NY USA 10021

                                        /s/David M. Tanen
                                        ----------------------------------------
                             Address:   c/o Paramount Capital, Inc.
                                        787 7th Avenue, 48th Floor
                                        New York, NY USA 10019

Page EX 4.4-16

                                        /s/Wayne L. Rubin
                                        ----------------------------------------
                             Address:   1250 Veeder Drive
                                        Hewlett Bay Park, NY USA 11557

                                        /s/Jillian Hoffman
                                        ----------------------------------------
                             Address:   179 West 79th Street, #10-B
                                        New York, NY USA 10020

                                        /s/Josh Kazam
                                        ----------------------------------------
                             Address:   80 Jockey Hollow Road
                                        Bernhardsville, NJ USA 07924

                                        /s/Stephen C. Rocamboli
                                        ----------------------------------------
                             Address:   421 East 76th Street, #6A
                                        New York, NY USA 10021

                                        /s/Madelin B. Mermelstein
                                        ----------------------------------------
                             Address:   64 Dryden Road
                                        Upper Monclair, NJ USA 07043

                                        /s/ Jennifer Prince
                                        ----------------------------------------
                             Address:   4318 North Oak Glen Street
                                        Calabases, CA USA 91302

                                        /s/Jean Rhee
                                        ----------------------------------------
                             Address:   525 Andora Glen Court
                                        Lafayette Hill, PA USA 19444

                                        /s/Jason Stein
                                        ----------------------------------------
                             Address:   500 East 77th Street, Apt. 1925
                                        New York, NY USA 10162

                                        /s/Michelle Carroll
                                        ----------------------------------------
                             Address:   600 West 218th Street, Apt. 4M
                                        New York, NY, USA 10034

                                        /s/Madeline A. Tanen
                                        ----------------------------------------
                             Address:   15 Summit Street
                                        Nahant, MA USA 01908

                                        /s/Michael W. Tanen
                                        ----------------------------------------

Page EX 4.4-17


                             Address:   15 Summit Street
                                        Nahant, MA USA 01908

                                        /s/Brenda Purcell
                                        ----------------------------------------
                             Address:   45 Cooper Drive, Apt. 2A
                                        New Rochelle, NY USA 10801

                                        /s/Vincent Aita
                                        ----------------------------------------
                             Address:   953 Amsterdam Avenue, #2C
                                        New York, NY USA 10025

                                        /s/Michael Mashaal
                                        ----------------------------------------
                             Address:   1 Windsor Gate
                                        Great Neck, NY USA 11020

                                        /s/Benjamin Bernstein
                                        ----------------------------------------
                             Address:   c/o Paramount Capital, Inc.
                                        787 7th Avenue, 48th Floor
                                        New York, NY USA 10019

                                        /s/Iveliz Santiago
                                        ----------------------------------------
                             Address:   260 Columbia Street
                                        Brooklyn, NY USA 11231

                                        /s/Jessica L. Tanen
                                        ----------------------------------------
                             Address:   95 Worth Street, #10A
                                        New York, NY USA 10013

                                        /s/Leila A. Dennis
                                        ----------------------------------------
                             Address:   30 Pine Hill Road
                                        Lynnfield, MA USA 01904

                                        /s/David C. Rocamboli
                                        ----------------------------------------
                             Address:   2323 East Apache Blvd., #3132
                                        Tempe, AZ USA 85281

                                        /s/Charles C. Rocamboli
                                        ----------------------------------------
                             Address:   52 State Street
                                        Brooklyn, NY USA 11201

Page EX 4.4-18

                                        /s/Dalila Best
                                        ----------------------------------------
                             Address:   P.O. Box 2322
                                        New York, NY USA 10101

                                        /s/Donna Kash and Peter Kash on behalf
                                        ----------------------------------------
                                        of Kash Family Trust

                             Address:   48 King Arthur's Court
                                        New City, NY USA 10956

                                        /s/Donna Kash forJared A. Kash
                                        ----------------------------------------
                             Address:   48 King Arthur's Court
                                        New City, NY USA 10956

                                        /s/Donna Kash for Colby S. Kash
                                        ----------------------------------------
                             Address:   48 King Arthur's Court
                                        New City, NY USA 10956

                                        /s/Donna Kash forShantall A. Kash
                                        ----------------------------------------
                             Address:   48 King Arthur's Court
                                        New City, NY USA 10956

                                        /s/Elizabeth Allen
                                        ----------------------------------------
                             Address:   330 91st Street
                                        Brooklyn, NY USA 11209

                                        /s/John Knox
                                        ----------------------------------------
                             Address:   435 East 65th Street, #10D
                                        New York, NY USA 10021

                                        /s/John Papadimitropoulos
                                        ----------------------------------------
                             Address: 14321 Willets Point Blvd., 3rd Floor Whitestone, NY USA 11357

                                        /s/Bernard Wachsman
                                        ----------------------------------------
                             Address:   165 West 91 Street
                                        New York, NY USA 10024

                                        /s/Claudia Donati Baker
                                        ----------------------------------------
                                        for Jordan Andrew Baker

                             Address:   43-06 63rd Street, Apt. 3M
                                        Woodside, NY USA 11377

Page EX 4.4-19

                                        /s/Eduardo Marban
                                        ----------------------------------------
                             Address:   1014 Westwicke Lane
                                        Luthervill, MD USA 21093

                                        /s/ William Tew/JHV
                                        ----------------------------------------
                             Address:   111 Market Place, Suite 906
                                        Baltimore, MD USA 21202

Exhibit 4.6
Page EX 4.6-1



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.


                       COMPENSATION WARRANTS TO PURCHASE UNITS
                              OF CARDIOME PHARMA CORP.
                 (Existing under the laws of the British Columbia)

                                   Void After
                                  March 8, 2004

   THIS CERTIFIES that, for value received, Paramount Capital, Inc. (the "Holder"), is the registered holder of 1,675,738 compensation warrants (the "Compensation Warrants") each of which entitle the holder, subject to the terms and conditions set forth in this Compensation Warrant Certificate, to purchase from Cardiome Pharma Corp. (the "Corporation"), one unit (a "Unit"), each Unit consisting of one common share of the Corporation (a "Common Share") and one-quarter of one share purchase warrant (a "Warrant"), at any time until 5:00 p.m. (Toronto time) on March 8, 2004 (the "Time of Expiry") on payment of $0.95 per Unit (the "Exercise Price"). Each whole Warrant is exercisable for one Share at a price of $1.66 per Share at any time until March 8, 2004. The number of Units which the Holder is entitled to acquire upon exercise of the Compensation Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

1.   Exercise of Compensation Warrants
     ---------------------------------

     (a)   Election to Purchase. The rights evidenced by this certificate may be
           --------------------
           exercised by the Holder in whole or in part and in accordance with the provisions hereof by:

           (i) surrender of this Compensation Warrant Certificate together with an Election to Exercise in substantially the form attached hereto as Schedule 1, properly completed and executed, together with payment by certified cheque or bank draft of the Aggregate Purchase Price (as defined in Schedule

Page EX 4.6-2

                   "1") for the number of Units specified in the Election to Exercise at the office of the Corporation at 3650 Westbrook Mall, Vancouver, British Columbia V6S 2L2, or such other address in Canada as may be notified in writing by the Corporation (the "Corporation Office"); or

           (ii) the surrender of this Compensation Warrant Certificate together with a form in substantially the form attached hereto as Schedule 2 properly completed and executed (the "Cashless Exercise Form") at the address set forth in clause
                   (i) above. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Purchase Price (as defined in Schedule "1"), or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Compensation Warrant Certificate for that number of Units subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Exercise Price, and the denominator of which shall be the then Current Market Price. For the purposes of any computation under this Section 1(a)(ii) the then "Current Market Price" shall be the closing price of the Common Shares on The Toronto Stock Exchange on the last trading day immediately prior to the date of the duly executed Cashless Exercise Form.

                   In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Units issuable on the exercise of the Compensation Warrants so exercised, issue to the Holder a Compensation Warrant Certificate on identical terms in respect of that number of Units in respect of which the Holder has not exercised the rights evidenced by this certificate.

     (b)   Exercise. The Corporation shall, within three business days after
           ---------
           receiving a duly executed Election to Exercise and the Aggregate Purchase Price (as defined in Schedule "1") or Cashless Exercise Form, as the case may be, for the number of Units specified therein (the "Exercise Date"), issue that number of Units specified in the Election to Exercise or that number of Units determined under Section 1(a)(ii) and specified in the Cashless Exercise Form.

     (c)   Certificates.
           -------------

           (i) As promptly as practicable after the Exercise Date, the Corporation shall issue and deliver to the Holder, registered in the name of the Holder, certificates for the number of Common Shares and Warrants, respectively, for the number of Units specified in the Election to Exercise or Cashless Exercise Form, as the case may be.

           (ii) To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Compensation Warrants which have been exercised as such shall cease.

     (d)   Fractional Shares. No fractional Common Shares shall be issued upon
           -----------------
           exercise of any Compensation Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Common Shares issued upon such exercise.

Page EX 4.6-3


     (e)   Corporate Changes
           -----------------

           (i) Subject to paragraph 1(e)(ii) hereof, if, after the date of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the number of Compensation Warrants evidenced by this certificate shall be adjusted so that the holder hereof shall be entitled to acquire the same number and type of securities to which the holder of that number of Units of the Corporation subject to the unexercised Compensation Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Compensation Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Compensation Warrants would have been entitled to by reason of such Event.

           (ii) If after an event referred to in paragraph 1(e)(i) hereof, the Corporation is unable to deliver securities to the Holder pursuant to the proper exercise of a Compensation Warrant, the Corporation may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of all unexercised Compensation Warrants granted hereunder and the Fair Market Value on the Exercise Date of the securities to which the Holder would be entitled to upon exercise of all unexercised Compensation Warrants. Adjustments under this subparagraph (e) or (subject to subparagraph (o)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Corporation, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Corporation's auditors, whose determination shall be binding and conclusive.

     (f)   Subdivision or Consolidation of Shares
           --------------------------------------

           (i) In the event that, after the date of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall subdivide its outstanding common shares ("Common Shares") into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Corporation shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

Page EX 4.6-4


           (ii) Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Units (calculated to the nearest tenth of a Unit) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Units which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (g)   Change or Reclassification. In the event that, after the date of
           ---------------------------
           issuance of this Certificate and prior to the Time of Expiry, the Corporation shall change or reclassify its outstanding Common Shares into a different class of securities, the rights evidenced by the Compensation Warrants shall be adjusted as follows so as to apply to the successor class of securities:

           (i) the number of the successor class of securities which the Holder shall be entitled to acquire as part of the Units shall be that number of the successor class of securities which a holder of that number of Units subject to the unexercised Compensation Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

           (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Units subject to the unexercised Compensation Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of successor securities determined in paragraph 1(g)(i) hereof.
     (h)   Offering to Shareholders. If and whenever at any time after the date
           ------------------------
           of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders or the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Common Shares owned by or

Page EX 4.6-5


           held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

     (i)   Carry Over of Adjustments. No adjustment of the Exercise Price shall
           -------------------------
           be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

     (j)   Notice of Adjustment. Upon any adjustment of the number of Units and
           ---------------------
           upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Units or other securities subject to the unexercised Compensation Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

     (k)   Other Notices. In case at any time after the date of issuance of this
           --------------
           Certificate and prior to the Time of Expiry:

           (i) the Corporation shall declare any dividend upon its Common Shares payable in kind;

           (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

           (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

           then, in any one or more of such cases, (other than the consolidation disclosed in the Corporation's prospectus dated February 28, 2002) the Corporation shall give to the Holder (A) at least 10 days' prior

Page EX 4.6-6

           written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation (other than the consolidation disclosed in the Corporation's prospectus dated February 28, 2002), merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
           (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

     (l)   Shares to be Reserved. The Corporation will at all times keep
           ----------------------
           available, and reserve if necessary under Canadian law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Compensation Warrants and the Warrants issuable upon the exercise of the Compensation Warrants, such number of Common Shares as shall then be issuable upon the due exercise of the Compensation Warrants and the due exercise of the Warrants issuable upon the due exercise of the Compensation Warrants. The Corporation covenants and agrees that all Common Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such actions are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

     (m)   Issue Tax. The issuance of certificates for Common Shares upon the
           ----------
           due exercise of Compensation Warrants or Warrants issuable upon the due exercise of the Compensation Warrants, as the case may be, shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     (n)   Listing. The Corporation will, at its expense and as expeditiously as
           --------
           possible, use its reasonable commercial efforts to cause all Common Shares issuable upon the due exercise of the Compensation Warrants or Warrants issuable upon the due exercise of the Compensation Warrants, as the case may be, to be duly listed on The Toronto Stock Exchange prior to the issuance of such Common Shares.

     (o)   Fair Market Value. For the purposes of any computation hereunder, the
           -----------------
           "Fair Market Value" at any date shall be the weighted average sale price per share for the Common Shares of the Corporation for the 20 consecutive trading days immediately before such date on The Toronto Stock Exchange or such other stock exchange on which the Common Shares may then be listed, or, if the shares or any other security in

Page EX 4.6-7

           respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

2.   Replacement
     -----------

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Compensation Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Compensation Warrant Certificate).

3.   Expiry Date
     -----------

     The Compensation Warrants shall expire and all rights to purchase Units hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on March 8, 2004.

4.   Covenant
     --------

     So long as any Compensation Warrants remain outstanding the Corporation covenants that it shall do or cause to be done all things necessary to maintain its status as a reporting issuer not in default in each of the Reporting Jurisdictions.

5.   U.S. Securities Laws
     --------------------

     The holder:

     (a) acknowledges that the Common Shares and Warrants issuable upon the exercise of this Compensation Warrant have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state of the United States and may be offered and sold only outside the United States pursuant to Regulation S under the 1933 Act ("Regulation S") or in the United States in transactions exempt from such registration;

     (b) agrees that to the extent required by the 1933 Act or state securities laws: (i) such Common Shares and Warrants may be subject to a "distribution compliance period" imposed by Regulation S or a holding period imposed upon "restricted securities" under the 1933 Act or by applicable state law; and (ii) stop transfer orders may be placed on such Common Shares and Warrants and the certificates therefor may bear legends restricting their transfer.

6.   Defined Terms
     -------------

     All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the agency agreement dated as of February 28, 2002 between the Corporation and Sprott Securities Inc. and Raymond James Ltd.

Page EX 4.6-8


7.   Governing Law
     -------------

     The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern the Compensation Warrants.

   8.   Assignment, Successors
        ----------------------

     Unless otherwise consented to in writing by the Corporation, such consent not to be unreasonably withheld, this Compensation Warrant Certificate may not be assigned. This Compensation Warrant Certificate shall enure to the benefit of the Holder and its successors and shall be binding on the Corporation and its successors.

     IN WITNESS WHEREOF the Corporation has caused this Compensation Warrant Certificate to be signed by a duly authorized officer.

     DATED as of the 8th day of March, 2002.

                                            CARDIOME PHARMA CORP.


                                            Per: /s/ Bob Rieder (signed)
                                                ------------------------------

Page EX 4.6-9

                                    Schedule "1"
                                    ------------

                                Election to Exercise

   The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Cardiome Pharma Corp. set out below for the number of Units (or other property or securities subject thereto) as set forth below:

(a) Number of Compensation Warrants to be Exercised: ________________________

(b) Number of Units to be Acquired:   _______________________________________

(c) Exercise Price per Unit:   $_____________________________________________

(d) Aggregate Purchase Price [(b) multiplied by (c)] $_______________________

and hereby tenders a certified cheque, bank draft or cash for such Aggregate Purchase Price, and directs such Units to be registered and certificates therefor to be issued as directed below.

The undersigned represents that:

                                [Please check one box]

   * It is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended), is acquiring the Units for its own account and not for the account or benefit of a U.S. person and has executed and delivered this Election outside the United States.

   * Accompanying this Election is a Representation Letter in the form attached as Exhibit 1 to the Compensation Warrant Certificate.

This Election has been executed and delivered in Canada.

       DATED this ______ day of ____________, 200__ .

                                           [NAME OF HOLDER]

                                           Per:________________________________

                                               ________________________________
                                               Name of Registered Holder:

                                               ________________________________

                                               Address of Registered Holder:

                                               ________________________________

                                               ________________________________

Page EX 4.6-10


                                       Schedule "2"
                                       ------------

                                  Cashless Exercise Form

   The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Cardiome Pharma Corp. set out below for the number of Units (or other property or securities subject thereto) as set forth below:

(a) Number of Compensation Warrants to be Exercised: ________________________

(b) Exercise Price per Unit:   ______________________________________________

(c) Current Market Price:      $_____________________________________________

(d) Number of Units to be Acquired:   $______________________________________
    [(a) x ((c) - (b))/(c)]

and directs such Units to be registered and certificates therefore to be issued as directed below.

The undersigned represents that:

                                  [Please check one box]

   * It is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended), is acquiring the Units for its own account and not for the account or benefit of a U.S. person and has executed and delivered this Election outside the United States.

   * Accompanying this Election is a Representation Letter in the form attached as Exhibit 1 to the Compensation Warrant Certificate.

This Election has been executed and delivered in Canada.

       DATED this ______ day of ____________, 200__ .

                                           [NAME OF HOLDER]

                                           Per:________________________________

                                               ________________________________
                                               Name of Registered Holder:

                                               ________________________________

                                               Address of Registered Holder:

                                               ________________________________

                                               ________________________________

Page EX 4.6-11

                                     Exhibit 1
                               Representation Letter


                                                              ____________, 2002


Cardiome Pharma Corp.
3650 Wesbrook Mall
Vancouver, B.C. V6S 2L2
CANADA

Ladies and Gentlemen:

   In connection with the purchase by the undersigned on this date of common shares and warrants (the "Securities") of Cardiome Pharma Corp. (the "Company"), the undersigned hereby confirms to you that:

1.   The undersigned:

     (a) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act") because it is a broker-dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; and

     (b) is purchasing the Securities for its own account and not with a view to resale, distribution or other disposition in a manner that would violate the registration requirements of the Securities Act.

2. It acknowledges that neither the Securities nor any interest therein has been or will be registered under the Securities Act or the securities laws of any State or other political subdivision of the United States.

3. It further acknowledges and agrees that, because the Securities have not been registered under the Securities Act and are being offered and sold in a private offering under the exemption afforded by Section 4(2) of the Securities Act, the Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and cannot be reoffered or resold unless they are subsequently registered under the Securities Act or an exemption from registration thereunder is available, and that it will continue to bear the economic risk of its investment in the Shares for an indefinite period of time.

4. It agrees that it will not re-offer, resell, pledge, hypothecate or otherwise transfer or dispose of the Securities (or securities that may be received in replacement thereof or in exchange therefore) except:

    (a)   pursuant to an effective registration statement under the Securities
          Act;

    (b) in a transaction outside the United States meeting the requirements of Rule 904 of Regulation S under the Securities Act; or

Page EX 4.6-12

    (c) in a transaction exempt from registration under the Securities Act and, in each case in compliance with any applicable state securities ("blue sky") laws.

     It agrees that in connection with any transaction pursuant to the foregoing clause (c), it will furnish to the Company a written opinion of counsel acceptable to the Company to the effect that such offer, sale, pledge, hypothecation, transfer or disposition is in compliance with the registration requirements of all applicable United States federal and state securities laws. It acknowledges and agrees that each certificate for the Securities (and any certificate issued in replacement therefore) shall bear a restrictive legend in substantially the following form and that an appropriate stop transfer order implementing the same shall be lodged with the transfer agent:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FORM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

5. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. It acknowledges that it has had access to such information concerning the Company as it has deemed necessary to make an informed decision to purchase Securities, and has been afforded the opportunity to ask questions and receive satisfactory answers from representatives of the Company regarding the Company and the terms and conditions relating to investment in the Company, and all such questions have been answered to its full satisfaction.

                                             Very truly yours,

Exhibit 10.1
Page EX 10.1-1











                              NORTRAN PHARMACEUTICALS INC.


                            2001 INCENTIVE STOCK OPTION PLAN

Page EX 10.1-2

                              SECTION 1 - GENERAL PROVISIONS

1.1   Interpretation

      (a) For the purpose of this Plan, the following terms shall have the following meanings:

            "Administrator" means, initially, the secretary of the Corporation and thereafter shall mean such director, officer or employee of the Corporation as may be designated from time to time, as Administrator by the Board or an authorized committee of the Board;

           "Associate" has the meaning ascribed to that term under section 1 of the Securities Act (Ontario);

           "Board" means the board of directors of the Corporation;

           "Certificate" means a certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option;

           "Common Shares" means the common shares without par value of the Corporation as currently constituted;

           "Corporation" means Nortran Pharmaceuticals Inc.;

           "Consultant" means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or any of its Subsidiary Companies has a contract for services who is approved for participation in the Plan by the Board and for whom there exists an exemption from applicable prospectus requirements permitting the granting of an Option;

           "Dependent Contractor" means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation has a contract for services, under which contract the Corporation maintains the same control and direction over the details and methods of work as it would for an employee of the Corporation, but for which individual income tax deductions are not made at source;

           "Effective Date" means January 30, 2001;

           "Eligible Person" means, subject to all applicable laws, any director, officer, employee (whether part-time or full-time), Dependent Contractor or Consultant of the Corporation or any of its Subsidiary Companies;

           "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

           "Insider" means:

           (i) an insider as defined under section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation, and

           (ii) an Associate of any person who is an insider by virtue of (i) above:

Page EX 10.1-3


           "Option" means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

           "Outstanding Issue" is determined on the basis of the number of Common Shares that are outstanding (on a non-diluted basis) immediately prior to the share issuance or grant of Option in question, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one year period;

           "Participant" means Eligible Persons to whom Options have been granted;

           "Personal Representative" means:

           (i) in the case of a deceased Participant, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

           (ii) in the case of a Participant who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Participant;

           "Plan" means this Stock Option Plan of the Corporation;

           "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

           "Subsidiary Companies" has the meaning ascribed to it under section 1 of the Securities Act (Ontario); and

           "Termination Date" means the date on which a Participant ceases to be an Eligible Person.

     (b) Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

     (c) This Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of British Columbia.

1.2   Purpose

The purpose of the Plan is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation, (iv) encouraging the Eligible Person to remain with the Corporation or its Subsidiary Companies, and
(v) attracting new Eligible Persons.

1.3   Administration

     (a) This Plan shall be administered by the Board or a committee of the Board duly authorized for this purpose by the Board and consisting of not less than three directors. If a committee is authorized for this purpose, all references to the Board will be deemed to be references to the committee.

Page EX 10.1-4

     (b) Subject to the limitations of the Plan, the Board shall have the authority:

           (i)     to grant options to purchase Common Shares to Eligible
                   Persons;

           (ii) to determine the terms, limitations, restrictions and conditions respecting such grants;

           (iii) to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

           (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with section 1.7 hereof, as it may deem necessary or advisable.

     (c) The interpretation by the Board or an authorized committee of the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Participant. No member of the Board or any person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

1.4   Shares Reserved

     (a) The maximum number of Common Shares which may be reserved for issuance for all purposes under the Plan shall be 6,000,000 Common Shares, inclusive of the 3,731,250 Common Shares presently reserved for issuance pursuant to previously granted stock options. The maximum number of Common Shares which may be reserved for issuance under Options to any one person at any time under the Plan shall be 5% of the Outstanding Issue.

     (b) Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grant under the Plan. No fractional shares shall be issued. Reference should be made to section 1.9(d) for the manner in which fractional share value shall be treated.

     (c) If there is a change in the outstanding Common Shares by reason of any stock dividend or any recapitalization, amalgamation, subdivision, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in:

           (i) the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

           (ii) the number and kind of shares subject to unexercised Options theretofore granted and in the option exercise price of such

Page EX 10.1-5

                   shares, provided, however, that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares. If the Corporation is reorganized, amalgamated with another corporation or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5   Limits with respect to Insiders

     (a) The maximum number of Common Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Outstanding Issue.

     (b) The maximum number of Common Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Outstanding Issue.

     (c) The maximum number of Common Shares which may be issued to any one Insider under the Plan within a one year period shall be 5% of the Outstanding Issue.

1.6   Amendment and Termination

     (a) The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required stock exchange or shareholder approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

     (b) With the consent of the affected Participants, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to the prior approval of the relevant stock exchanges.

1.7   Compliance with Legislation

The Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulation of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading. Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws and, if deemed necessary or expedient by the Board, the certificates representing the Common Shares issued upon the exercise of Options shall have a legend pertaining to such restriction.

Page EX 10.1-6


1.8   Effective Date

This Plan will supersede and replace all previous stock option plans on the Effective Date. This Plan is subject to the approval of:

     (a)   The Toronto Stock Exchange; and

     (b) the shareholders of the Corporation, given by the affirmative vote of a majority of the votes attached to the Common Shares of the Corporation entitled to vote and represented and voted at an annual or special meeting of the holders of such Common Shares held, among other things, to consider and approve the Plan, and until such approvals are obtained Options granted pursuant to the Plan shall not be exercisable.

1.9   Miscellaneous

     (a) Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

     (b) Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

     (c) The Plan does not give any Eligible Person the right or obligation to or to continue to serve as a director, officer, Consultant, Dependent Contractor or employee, as the case may be, of the Corporation or any of its Subsidiary Companies. The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Corporation or any of its subsidiaries other than as specifically provided for in the Plan.

     (d) No fractional Common Shares shall be issued upon the exercise of Options and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

     (e) The grant of an Option shall be conditional upon the Eligible Person to whom the Option is granted completing, signing and delivering to the Corporation all documents as may be required by the regulatory authorities having jurisdiction.


                                    SECTION 2 - OPTIONS

2.1   Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitation, restrictions and conditions, if any, in addition to or in variation of those set forth in section 2.3 hereof, applicable to the

Page EX 10.1-7

exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the exercise of the Option or the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited, with the discretion in the Board to modify or rescind such restrictions in the event of certain corporate developments including but not limited to a take over bid, reorganization, merger, change in capital or amalgamation. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2   Option Price

The Board shall establish the option exercise price at the time each Option is granted, which shall in all cases be not less than the closing price of the Common Shares on The Toronto Stock Exchange immediately preceding the date of grant.

2.3   Exercise of Options

     (a) Options granted must be exercised no later than 10 years after the date of grant or such lesser period as may be determined by the Board.

     (b) Options granted to an officer, employee, Consultant or Dependent Contractor will vest annually, at the end of each 12 month period commencing from the date of grant of the Option, as to 20,000 Common Shares or 20% of the number of Common Shares which may be purchased under such Eligible Person's Option, whichever is greater.

     (c) Options granted to a director who is not an officer, employee, Consultant or Dependent Contractor will vest immediately upon grant as to 20% of the number of Common Shares which may be purchased under such director's Option and thereafter as to 20% on each anniversary of the date of grant.

     (d) An Option may be exercised only by the Participant or the Personal Representative of any Participant. An Option may be exercised, in whole or in part (subject to any applicable exercise restrictions), at any time or from time to time up to 4:00 p.m. (Vancouver time) on its expiry date by delivering to the Administrator an Exercise Notice, the applicable Certificate and a cheque or bank draft payable to the Corporation in an amount equal to the aggregate exercise price of the Shares to be purchased pursuant to the exercise of the Option.

     (e) As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Participant a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Certificate surrendered, the Administrator shall forward a new Certificate to the Participant concurrently with delivery of the aforesaid share certificate for the balance of the Shares available under the Option.

     (f) Subject to section 2.3(f)(ii), Options shall not be transferable or assignable, in whole or in part.

     (g)   Subject to section 2.3(a) and except as otherwise determined by the
           Board:

           (i) if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant will cease to be exercisable 30 days after the

Page EX 10.1-8

                   Termination Date. If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or as entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

           (ii) if a Participant dies while an Eligible Person, the legal representative of the Participant may exercise the Participant's Options within twelve months after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death.

2.4   Incorporation of Terms of Stock Option Plan

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Option granted under this Stock Option Plan.

2.5   Merger of Amended 1998 Incentive Stock Option Plan

Upon receipt of shareholder and regulatory approval to this Plan, the Amended 1998 Incentive Stock Option Plan of the Corporation shall be deemed to be merged herein, such that all options outstanding under the Amended 1998 Incentive Stock Option Plan of the Corporation shall be deemed to be outstanding under the Plan to the same extent as if they were originally granted hereunder, and shall be governed hereby and entitled to all of the benefits and obligations herein.

Page EX 10.1-9

                                     SCHEDULE "A"

                            NORTRAN PHARMACEUTICALS INC.
                               2001 STOCK OPTION PLAN
                                 OPTION CERTIFICATE
                                 ------------------

This Certificate is issued pursuant to the provisions of the Nortran Pharmaceutical Inc. (the "Corporation") 2001 Stock Option Plan (the "Plan") and evidences that __________________ is the holder of an option (the "Option") to purchase up to __________ common shares (the "Shares") in the capital stock of the Corporation at a purchase price of $_________ per Share. Subject to the provisions of the Plan, the expiry date of this Option is __________________ (the "Expiry Date").

Other Restrictions
------------------

The Option will vest as follows:

__________________ immediately upon grant, allowing the holder of the Option to purchase up to __________ Shares at the specified purchase price;

_____% on the first anniversary of the date of grant, allowing the holder of the
-----
Option to purchase __________ Shares at the specified purchase price;

_____% on the second anniversary of the date of grant, allowing the holder of
-----
the Option to purchase __________ Shares at the specified purchase price;

_____% on the third anniversary of the date of grant, allowing the holder of the
-----
Option to purchase __________ Shares at the specified purchase price; and

_____% on the fourth anniversary of the date of grant, allowing the holder of
-----
the Option to purchase __________ Shares at the specified purchase price.

Other than as disclosed above, this Option may be exercised at any time up to 4:00 p.m. (Vancouver time) on the Expiry Date, by delivering to the Administrator of the plan an Exercise Notice, in the form provided in the plan, together with this Certificate and a cheque or bank draft payable to Nortran Pharmaceuticals Inc. in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

DATED:
      ------------------------------

NORTRAN PHARMACEUTICALS INC.

Per:
     -------------------------------
     (authorized signatory)

Page EX 10.1-10

                                  SCHEDULE "B"

                                EXERCISE NOTICE
                                ---------------

To:   The Administrator, Stock Option Plan
      Nortran Pharmaceuticals Inc.
      3650 Wesbrook Mall
      Vancouver, B.C. V6S 2L2

The undersigned hereby irrevocably gives notice, pursuant to the Nortran Pharmaceuticals Inc. (the "Corporation") 2001 Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out applicable item):

(a)   all of the Shares; or

(b)           of the Shares which may be purchased under the Option.
      --------

Calculation of total Exercise Price:

   (i)     number of Shares to be acquired on exercise:          Shares
                                                        --------

   (ii)    times the exercise price per Share:$
                                               --------------------

   TOTAL EXERCISE PRICE, enclosed herewith:$
                                            -----------------------


The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $_________ payable to Nortran Pharmaceuticals Inc. in an amount equal to the total exercise price for the Shares being purchased, as calculated above, and directs the Corporation to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:


                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


DATED the _____ day of _________________, ______.


----------------------------------           ----------------------------------
Signature of Witness                         Signature of Participant



Name of Witness (please print)               Name of Participant (please print)

Exhibit 21.1
Page EX 21.1-1

                              SUBSIDIARIES OF THE REGISTRANT

   Name                         Jurisdiction
   ----                         ------------

Paralex, Inc.                   United States

Exhibit 23.1
Page EX 23.1-1


         CONSENT OF ERNST & YOUNG LLP INDEPENDENT CHARTERED ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form F-3 No. 333-     ) and related Prospectus of
                                         -----
Cardiome Pharma Corp. for the registration of 9,838,828 common shares and to the incorporation by reference therein of our reports (a) dated February 8, 2002 (except as to note 19[a] which is as of February 15, 2002 and note 19[c] which is as of February 28, 2002) and our Comments of Auditor for US Readers on Canada-US Reporting Differences (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated February 8, 2002, with respect to the consolidated financial statements of Cardiome Pharma Corp. for the year ended November 30, 2001 and (b) dated December 21, 2001 with respect to the financial statements of Paralex, Inc. for the period from January 26, 2001 (date of incorporation) to November 30, 2001 included in the Report on Form 6-K filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
Vancouver, Canada                                          Chartered Accountants
April 8, 2002